UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

◻	Definitive Additional Materials

◻	Soliciting Material Pursuant to § 240.14a-12

SouthState Bank Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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1101 First Street South

Winter Haven, Florida 33880

March 3, 2026

To Our Shareholders:

I am pleased to invite you to participate in the 2026 Annual Shareholders’ Meeting of SouthState Bank Corporation, to be held virtually via live webcast on April 15, 2026, at 9:30 a.m., Eastern daylight time.

We have enclosed a Notice of Annual Meeting of Shareholders and Proxy Statement that cover the details of matters to be presented at the meeting. We have also enclosed a copy of our 2025 Annual Report on Form 10-K which reviews SouthState’s performance and discusses our strategy and outlook. The Board of Directors recommends that you vote “FOR” each of the matters presented by the Company at the Annual Meeting.

As always, your vote is important, and whether or not you plan to participate in the Annual Meeting, we strongly encourage you to follow the telephone or internet voting instructions or complete the enclosed proxy card or voting instruction form and return it in the enclosed business reply envelope.

John C. Corbett
Chief Executive Officer

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

Date and Time April 15, 2026 9:30 a.m., Eastern daylight time	Virtual Meeting Website www.virtualshareholdermeeting.com/SSB2026

Matters to be Voted on:
● Electing the 14 directors named in the proxy statement
● Approving our executive compensation (an advisory, non-binding “Say on Pay” resolution)
● Ratifying the appointment of our independent registered public accounting firm for 2026
● Any other business that may properly come before our annual meeting

Record date:

We have set the close of business on February 13, 2026, as the record date for our annual meeting. SouthState shareholders as of the close of business on February 13, 2026, will be entitled to vote at our annual meeting and any adjournments or postponements of the meeting.

Your vote is very important:

Please submit your proxy as soon as possible by mobile device, Internet, telephone, or mail. Submitting your proxy by one of these methods will ensure your representation at the annual meeting regardless of whether you attend the meeting.

Please refer to pages 70 through 72 of this Proxy Statement for additional information on how to vote your shares and attend our annual meeting.

By order of the Board of Directors,

Beth S. DeSimone
General Counsel and Corporate Secretary

March 3, 2026

Important notice regarding the availability of proxy materials for the annual meeting of shareholders to be held on April 15, 2026:

We commenced providing and making available this 2026 Proxy Statement on March 3, 2026. We are continuing to use the Securities and Exchange Commission’s (“SEC”) Notice and Access rule, allowing us to furnish our proxy materials to shareholders over the Internet. As a result, most of our shareholders will receive only a notice containing instructions on how to access the proxy materials over the Internet and vote online, which offers a convenient way for shareholders to review the materials. The notice is not a proxy card and cannot be used to vote.

Our 2026 Proxy Statement and 2026 Annual Report to shareholders are available at www.proxyvote.com.

Proxy Statement Summary

PROXY STATEMENT SUMMARY

How to vote your shares

You may vote if you were a shareholder as of the close of business on February 13, 2026.

Mobile Device

Using your mobile device (tablet or smartphone), scan the Quick Response Code that appears on your proxy card or Notice of Internet Availability of Proxy Materials (may require free software download).

Internet Visit www.proxyvote.com and enter your 16-digit control number that appears on your proxy card, email notification, or Notice of Internet Availability of Proxy Materials.
Telephone Call the phone number located on the top of your proxy card and vote using your 16-digit control number.
Mail Complete, sign, date, and return your proxy card in the envelope provided.
During the Annual Meeting Webcast Attend the live webcast of our shareholder and vote electronically using your 16-digit control number

Your vote is important.

Proposals for your vote		Board voting recommendation	Page
1	Electing Directors	✓ FOR each nominee	2
2	Approving Our Executive Compensation (an Advisory, Non-binding “Say on Pay” Resolution)	✓ FOR	33
3	Ratifying the Appointment of Our Independent Registered Public Accounting Firm for 2026	✓ FOR	66

Annual meeting admission and voting

Annual meeting admission is limited to our registered holders and beneficial owners as of the record date and persons holding valid proxies from these shareholders. Registered and beneficial shareholders as of the Record Date are entitled to attend, vote, and ask questions at this year’s virtual annual meeting by logging in using the 16-digit control number appearing on the Notice of Internet Availability of Proxy Materials, email notification, voting instruction form, or paper proxy card. If you hold a valid proxy from a registered holder or are a beneficial owner of shares registered in the name of a broker, bank, or other nominee and you want to attend the live webcast, you will need to obtain your control number from the registered holder or your broker, bank or other nominee’s voting instruction card. The use of recording devices is prohibited. Additional information and rules of conduct will be provided on the Virtual Shareholder Meeting website at the time of the meeting.

We recommend that attendees log into the meeting beginning ten minutes prior to the meeting time to address any technical issues. The Virtual Shareholder Meeting website will provide technical assistance to attendees experiencing issues accessing the meeting. The technical support contact information will appear on the meeting website prior to the start of our meeting. We may adjourn or postpone the meeting, and if we elect to do so, the Company will provide details on how to participate in the readjourned meeting. In such a scenario, we may reopen voting using the same voting instructions, proxy card, and 16-digit control number to vote and access the readjourned virtual meeting.

2026 PROXY STATEMENT i

Proxy Statement Summary

To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail. If you vote by mobile device, telephone or via the Internet, you need not return a proxy card. You may revoke your proxy at any time before the vote is taken by notifying the Corporate Secretary in writing or by validly submitting another proxy by telephone, Internet, or mail. All properly executed written proxies and all properly completed proxies submitted by telephone or the Internet that are delivered pursuant to this solicitation will be voted at the 2026 Annual Meeting of Shareholders in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting. If you attend the meeting, you may vote your shares at that time, which will supersede your proxy.

See “Voting and Other Information” beginning on page 70 for more information on voting your shares.

To review our 2026 Proxy Statement, 2025 Annual Report, and other information relating to our 2026 Annual Meeting online, go to www.proxyvote.com.

ii SOUTHSTATE

Proxy Statement Summary

2025 Accomplishments

Closed the acquisition of Independent Bank Group, Inc. on January 1, 2025, marking SouthState's entry into the attractive Texas and Colorado markets, and completed a successful conversion of Independent to SouthState systems in May

Diluted Earnings Per Share (“EPS”) of $7.87, up 13% from 2024 levels, and adjusted EPS of $9.50 up 32% from the prior year; PPNR per share of $12.55, up 30% from 2024 (1)

Produced strong returns on capital, with a 16.7% return on average tangible common equity (“ROATCE”) and a 19.9% adjusted ROATCE; return on average assets (“ROAA”) of 1.22% and adjusted ROAA of 1.48% (1)

Book value per share ended at $91.38, up 18% from year end 2024; grew tangible book value per share by 10% over year-end 2024, after closing a sizable acquisition, increasing the quarterly dividend 11% in July, and repurchasing 2.4% of the Company (1)

Achieved record loan production of $12.7 billion
Recognized strong results from our investment in company culture and leadership development, with employee engagement scores in the top 10% of financial institutions
Recognized as an industry leader in terms of client experience, ranking in the 95th percentile for award recognition among over 500 banks tracked in the 2025 Greenwich Coalition Awards (2)
Recognized as a 2025 top quartile performer in J.D. Power’s annual US Retail Banking Satisfaction Study which uses net promoter score and other retail customer satisfaction metrics
(1)	Adjusted EPS, PPNR per share, adjusted ROATCE, and adjusted ROAA are Non-GAAP measures that exclude the impact of merger, branch consolidation, severance-related, and other expense, gains or losses on AFS securities and other one-time adjustments such as FDIC special assessment, gain on sale leaseback, net of transaction costs, initial provision for credit losses on non-PCD loans and unfunded commitments, all net of tax, and deferred tax asset remeasurement. PPNR per share also excludes income taxes and provision for credit losses. ROATCE and adjusted ROATCE further exclude after-tax amortization of intangibles. Tangible measures are non-GAAP measures and exclude the effects of goodwill and other intangible assets. See reconciliation of GAAP to Non-GAAP measures in Appendix A.
(2)	2025 Coalition Greenwich Awards, https://www.greenwich.com/document-type/greenwich-awards.

Strategic Objectives

Our business strategy is to grow our business organically within our footprint and adjoining market areas faster than the related economic growth in those markets through our existing relationship managers and through targeted hiring of talented officers or teams. Our business growth, profitability and market share may be enhanced by engaging in strategic mergers and acquisitions or branch expansion efforts withier within or contiguous to our existing footprint. We implement this strategy through local market leadership under the guiding principles of soundness, profitability, and growth, while expecting our teams to lead with integrity and accountability. At SouthState, our goal is to take advantage of opportunities to provide a best-in-class customer experience that is balanced by our responsibility to do the right thing. We want to provide freedom within a framework: being nimble with accountability. To do this, we have adopted certain cultural cornerstones to guide our actions.

2026 PROXY STATEMENT iii

Proxy Statement Summary

Cultural Cornerstones

The Why: To invest in the entrepreneurial spirit, pursue excellence and inspire a greater purpose.

We believe that SouthState is a platform to make our communities better. Our Core Values express to our employees, customers, shareholders, and the communities we serve how we will implement our guiding principles in our daily business.

The SouthState Way

CORE VALUES

LOCAL MARKET LEADERSHIP
Our business model supports the unique character of the communities we serve and encourages decision making by the banker that is closest to the customer.

LONG-TERM HORIZON
We think and act like owners and measure success over entire economic cycles. We prioritize soundness before short-term profitability and growth.

REMARKABLE EXPERIENCES
We will make our customers' lives better by anticipating their needs and responding with a sense of urgency. Each of us has the freedom, authority and responsibility to do the right thing for our customers.

MEANINGFUL AND LASTING RELATIONSHIPS
We communicate with candor and transparency. The relationship is more valuable than the transaction.

GREATER PURPOSE
We enable our team members to pursue their ultimate purpose in life—their personal faith, their family, their service to community.

GUIDING PRINCIPLES

PROFITABILITY
SOUNDNESS
GROWTH

SouthState

Compensation Highlights

2025 was another exciting year for SouthState. We improved our capital position of the Company through three strategic transactions: (i) closing the acquisition and completing the conversion of Independent’s operations, resulting in expansion in Texas, entering the Colorado market, and increasing our asset size to over $65 billion; (ii) increasing the Company’s dividend by 11%; and (iii) repurchasing 2.4% of the Company’s outstanding common stock. In addition, as of December 31, 2025, we reported best in peer financial performance, including, among other performance metrics, a 13% increase in diluted earnings per share and a 32% increase in Adjusted Diluted Earnings per share, an increase of 30% of pre-provision net revenue, and a 10.1% increase in the Company’s total tangible book value per share, in each case, as compared to December 31, 2024. (1)

(1)	Adjusted EPS, PPNR per share, adjusted ROATCE, and adjusted ROAA are Non-GAAP measures that exclude the impact of merger, branch consolidation, severance-related, and other expense, gains or losses on AFS securities and other one-time adjustments such as FDIC special assessment, gain on sale leaseback, net of transaction costs, initial provision for credit losses on non-PCD loans and unfunded commitments, all net of tax, and deferred tax asset remeasurement. PPNR per share also excludes income taxes and provision for credit losses. ROATCE and adjusted ROATCE further exclude after-tax amortization of intangibles. Tangible measures are non-GAAP measures and exclude the effects of goodwill and other intangible assets. See reconciliation of GAAP to Non-GAAP measures in Appendix A.

iv SOUTHSTATE

Proxy Statement Summary

We continued to maintain a performance-based executive compensation program that applies to our Named Executive Officers (the “NEOs”) including our CEO. This performance-based approach continues to drive and underscore our pay for performance philosophy. As a result, our 2025 executive compensation plan included a performance-based program consisting of:

o
0% based on adjusted pre-tax pre-provision net revenue, or PPNR, less Net Charge-offs
o

●
o
0% in the form of performance share units (“PSUs”) based on the following two performance metrics:
(1)
 period
(2)
o
0% in the form of time-based restricted share units (“RSUs”), vesting ratably over three years

●
Annual cash-based incentive compensation based on the following metrics:
o
80% based on adjusted pre-tax pre-provision net revenue, or PPNR, less Net Charge-Offs
o
20% based on our non-performance assets, or NPAs, to loans plus other real estate owned (or OREO) ratio on an absolute level and as compared to our peers

●
Long-term equity-based incentive compensation consisting of the following awards:
o
60% in the form of performance share units (“PSUs”) based on the following two equally weighted performance metrics:
(1)
compound tangible book value (“TBV”) growth per share plus cumulative dividends over a three-year performance period
(2)
adjusted return on average tangible common equity, compared to peers, over the three-year performance period
o
40% in the form of time-based restricted share units (“RSUs”), vesting ratably over three years

We believe this performance-based compensation program aligns our executive compensation with shareholder return based on our overall profitability on both a short-term and long-term basis, while including metrics that will discourage our NEOs from pursuing strategies that would expose the Company to excessive risk.

For the full discussion of the executive compensation program, please see the Company’s “Compensation Discussion and Analysis” which begins on page 34.

Corporate Governance

We and our Board focus on corporate governance and how we can improve it. We believe a diverse and independent Board is an essential component of strong corporate performance that allows us to serve our customers and enhance shareholder value.

Key statistics about our director nominees

4.0 years average tenure of independent directors, below the 7.8-year S&P 500 average (1)	12 of 14 or 86% are independent	3 of 14 or 21% are women	2 of 14 or 14% are ethnically diverse	8 of 14 or 57% have CEO-level experience	4 of 14 or 29% have senior executive experience at financial institutions
(1)	Our independent director nominees’ average tenure is calculated by full years of completed service based on date of initial election as of our annual meeting date; source for S&P 500 average: 2025 Spencer Stuart Board Index.

Our key corporate governance policies include:

An annually elected Board, with directors serving one-year terms
A majority independent Board, with entirely independent Audit, Compensation, Governance and Nominating, and Risk Committees
Executive sessions of independent directors at regularly scheduled Board and Board Committee meetings
Board review and oversight of current and potential risks facing the Company and its business
Annual Board self-assessment coordinated by the Independent Board Chair and the Governance and Nominating Committee and annual Board committee performance evaluations coordinated by each committee
At least six (6) hours of required director education annually
Stock ownership requirements for directors and executive officers and insider trading guidelines

Insider Trading Policy designed to promote compliance with insider trading laws, rules and regulations and NYSE rules, with prohibitions on directors, officer and employees from engaging in hedging or pledging transactions; publicly available under the “Investor Relations” tab at the Bank’s website, www.southstatebank.com

Compensation Recoupment Policies, one compliant with SEC and NYSE Rules on recouping certain executive compensation paid to executive officers in the event of certain accounting restatements and one covering employees and triggering events beyond those required by SEC and NYSE rules

2026 PROXY STATEMENT v

Proxy Statement Summary

No poison pill
Shareholders owning 10% or more of the Company’s common stock can call a special meeting of shareholders
Mandatory director retirement age of 72 years
Code of Ethics applicable to all directors, officers, and employees
Whistleblower Hotline available on our public facing website as a confidential mechanism to report concerns regarding accounting and audit matters, internal controls and fraud

Additional Corporate Governance Information

More information about our corporate governance practices, documents and policies can be found on our website at https://www.southstatebank.com/ under the Corporate Governance tab of the Corporate Overview section under “Investor Relations,” including our: (i) Corporate Governance Guidelines; (ii) Code of Ethics; (iii) the charters of each of our Board committees and (iv) Insider Trading Policy. The Bylaws of the Company were filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 19, 2025, as amended by the First Amendment to Bylaws filed with the SEC on February 20, 2026, as Exhibit 3.3 to the Company’s Annual Report on Form 10-K. We will disclose any future amendments to these documents, as well as any waivers to our Code of Ethics, on our website as promptly as practicable, as and to the extent required under the NYSE listing standards and applicable SEC rules.

This information is also available in print, free of charge, upon written request addressed to our Corporate Secretary at 1101 First Street South, Winter Haven, Florida 33880. Neither our website nor any of the documents noted above or available therein are incorporated by reference to this proxy statement.

Internet Availability of Proxy Materials

We mailed or emailed to most of our shareholders a Notice of Internet Availability of our proxy materials with instructions on how to access our proxy materials online and how to vote. If you are a registered holder and would like to change the method of delivery of your proxy materials, please contact our transfer agent, Computershare, P.O. Box 505000, Louisville, Kentucky 40233-5000; Toll free: (800) 568-3476; Foreign (781) 575-2879; or at www.computershare.com/investor. You may do the same as a beneficial owner by contacting the bank, broker, or other nominee where your shares are held.

Proxy Statement Availability

We are providing or making available this proxy statement to solicit your proxy to vote on the matters presented at our annual meeting. We commenced providing and making available this proxy statement on March 3, 2026. Our Board requests that you submit your proxy by Internet, telephone, or mail so that your shares will be represented and voted at our annual meeting.

We will pay the cost of solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone or other means by directors, officers, and regular employees of the Company without receiving additional compensation. We may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of our common stock held of record by such persons, and we will reimburse the reasonable forwarding expenses.

vi SOUTHSTATE

4

2026 PROXY STATEMENT 1

proposal 1: electing directors

PROPOSAL 1: ELECTING DIRECTORS

Our Board is presenting fourteen (14) nominees for election as directors at our annual meeting. All nominees currently serve as directors on our Board. Each director elected at the meeting will serve until the 2027 annual meeting of shareholders or until a successor is duly elected and qualified. Each director nominee has consented to being named in this proxy statement and to serving as a director if elected. If any nominee is unable to stand for election for any reason, the shares represented at our annual meeting may be voted for another candidate proposed by our Board, or our Board may choose to reduce its size.

Nominee	Age (1)	Principal occupation	Director since	Independent	Other Current Listed Company Boards	Committee Membership 2025 (C = Chair) (2)
David R. Brooks	67	Former Chairman and Chief Executive Officer, Independent	2025
Ronald M. Cofield, Sr.	67	Retired, Audit Partner, PricewaterhouseCoopers L.L.P.	2022	✓		Audit – C Risk (3)
Shantella E. Cooper	58	Founder and Chief Executive Officer, Journey Forward Strategies, LLC	2022	✓	Intercontinental Exchange, Inc.; Southern Company	Audit (4) Compensation – C (4) Governance and Nominating (3) Risk (3)
John C. Corbett	57	Chief Executive Officer, SouthState and President and Chief Executive Officer of the Bank, Winter Haven, FL	2020
Martin B. Davis	63	Retired, Executive Vice President, Southern Company Services, and Chief Information Officer, Southern Company, Atlanta, GA	2016	✓		Audit (3) Risk – C
Janet P. Froetscher	66	Board Chair and Senior Advisor, J.B and M.K. Pritzker Family Foundation	2025	✓	Cboe Global Markets, Inc.	Audit (4) Compensation (4)
Merriann Metz	51	Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary, Publix Super Markets, Inc.	2024	✓		Governance & Nominating (4) Risk (4)
G. Ruffner Page, Jr.	66	Chief Executive Officer, O’Neal Industries, Inc.	2020	✓		Audit (3) Compensation (4) Governance & Nominating (4)
William Knox Pou, Jr.	69	Retired, Executive Vice President and Chairman, W.S. Badcock Corporation (dba Badcock Home Furniture & More), Mulberry, FL	2020	✓		Governance & Nominating – C (5) Risk
James W. Roquemore	71	Retired, Chief Executive Officer and Chairman, Patten Seed Company, Super Sod	2022	✓		Audit Risk
David G. Salyers	67	Retired, Executive responsible for Growth and Hospitality, Chick-Fil-A, Inc., Atlanta, GA	2020	✓		Audit (4) Compensation (4) Risk (3)
Benjamin J. Sasse (6)	54	President Emeritus and Professor, Hamilton School, University of Florida; Former U.S. Senator for the State of Nebraska	2025	✓		(7)
G. Stacy Smith	58	Partner, Trinity Investment Group; Managing Partner, Stillwater Mountain Ranch LLC	2025	✓	Whitehorse Finance, Inc.	Audit (4) Risk (4)
Joshua A. Snively	61	President, ADM Global Citrus Platform and President, Florida Chemical Company, LLC, Winter Haven, FL	2020	✓		Audit Compensation – C (8)
(1)	Age as of the annual meeting.
(2)	The composition of each Board committee can be found on our website at https://www.southstatebank.com/ under the Committee Charting tab of the Corporate Overview section under “Investor Relations.” Following the closing of the merger with Independent (the “Independent Merger”) and the appointment of three (3) directors in connection therewith and the retirement of Ms. Jean Davis in April 2025, the Governance and Nominating Committee recommended, and the Board approved, changes to the composition of each Board committee effective April 23, 2025. In addition, Mr. Sasse was appointed to the Board effective October 21, 2025. The composition of the Board committees for 2026 may be further modified in connection with his appointment.
(3)	Committee member from January 1, 2025, to April 23, 2025.
(4)	Committee member from April 23, 2025, through December 31, 2025.
(5)	Committee Chair from January 1, 2025, to April 23, 2025, and member from January 1, 2025, through December 31, 2025.
(6)	Appointed to the Board on October 21, 2025.
(7)	Expected to be appointed to one or more Board Committees in April 2026.
(8)	Committee Chair from January 1, 2025, to April 23, 2025, and member from January 1, 2025, through December 31, 2025.

2 SOUTHSTATE

proposal 1: electing directors

Our Directors

Our directors represent a diverse range of qualifications and skills:

✓	Strategic Vision. They are seasoned leaders who have held an array of diverse leadership positions and have practical insight into the skills needed to advance the Company’s corporate strategy.
✓	Leadership. They have served as chief executives and in senior positions in the areas of risk, operations, finance, technology, and human resources.
✓	Risk Management. Through their experience in complex regulatory, technology, operational, and risk environments (including banks and other financial services organizations), they understand the skillful oversight needed to identify, evaluate, and prioritize risk.
✓	Human Capital Management. With directors experienced in leading corporate culture and Human Resources initiatives and departments, they understand the need for ongoing, consistent talent development and the Company’s commitment to making SouthState a great place to work.
✓	Cybersecurity. A cybersecurity expert chairs our Risk Committee and provides technology-related insight and guidance to the Company.
✓	Customer Experience. They are customer-centric, with expertise in enhancing and transforming customer service experiences.
✓	Diverse Attributes. They represent diverse backgrounds, in terms of gender, race, ethnicity, and experience, thereby contributing to diverse viewpoints.
✓	Perspectives. They strengthen our Board’s oversight capabilities by having varied lengths of tenure that provide historical and new perspectives about our Company.

Our Board recommends a vote “for” each of the 14 nominees listed below for election as a director (Proposal 1).

Set forth below are each nominee’s name, age as of our annual meeting date, principal occupation, business experience, and U.S.-listed public company directorships held during the past five years. We also discuss the qualifications, attributes, and skills that led our Board to nominate each for election as a SouthState director.

David R. Brooks	Age: 67	Director since: 2025
Former Chairman and Chief Executive Officer, Independent

Mr. Brooks was appointed to our Board of Directors on January 1, 2025, in connection with the Independent Merger. Prior to the Independent Merger, Mr. Brooks served as Chairman and CEO of Independent Financial, originally Independent Bank, since 1988. Prior to founding Independent, he served as President/CEO of Texas Commerce Bank-Brookhollow, now part of JP Morgan Chase, in the mid-1980s. He began his banking career in the early 1980s with a large regional bank in Dallas, Texas that later merged into what is now Bank of America. Mr. Brooks currently serves as Chairman of the Board at Capital Southwest Corporation and is on the Board of Regents for Baylor University. Mr. Brooks has been extensively involved in community and industry leadership over the years, having served as President of the Board of Trustees of the McKinney Independent School District and as a member of the McKinney City Council. He has also served on the boards of McKinney Economic Development Corporation, the McKinney Chamber of Commerce, and the Independent Bankers Association. Mr. Brooks served as Chief Financial Officer at Baylor University (2000 to 2004) and later served on the Board of Trustees at Houston Baptist University (2006 to 2012), including two years as Board Chairman. His vast knowledge of banking in Texas and Colorado, coupled with his involvement with numerous civic and educational organizations, will serve our Board well as we continue to grow and expand into new markets.

Other Listed Company Boards: Independent (2002 to 2024).

2026 PROXY STATEMENT 3

proposal 1: electing directors

Ronald M. Cofield, Sr.	Age: 67	Director since: 2022
Retired, Audit Partner, Pricewaterhouse-Coopers L.L.P.

Mr. Cofield is a retired audit partner from PricewaterhouseCoopers L.L.P. (“PwC”). During his 38-year career with PwC, he served as managing partner of its Orlando and Birmingham offices, Carolinas practice (Charlotte, Raleigh, Greensboro, and Spartanburg offices) and Atlanta Assurance practice (Atlanta, Nashville, and Birmingham offices), all key markets of the Bank. Mr. Cofield served as audit partner for multiple public companies, including other financial institutions. Mr. Cofield has served as Director or Executive Committee Member to numerous charitable and civic organizations in Orlando, Birmingham, Charlotte, and Atlanta, including the Atlanta Symphony Orchestra, Charlotte Arts and Science Council, and Operation New Birmingham. He currently works with the Tech Transformation Academy at City of Refuge, a not-for-profit organization located in one of Atlanta’s most economically challenged neighborhoods, where his responsibilities include professional life skills training, corporate outreach, and placement. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Cofield’s accounting knowledge, experience serving as audit partner for large financial institutions, and leadership experience in certain of our markets provides our Board with useful accounting-related insight.

Shantella E. Cooper	Age: 58	Director since: 2022
Chief Executive Officer, Journey Forward Strategies, LLC

Ms. Cooper is the founder and Chief Executive Officer of Journey Forward Strategies, LLC, consulting with Fortune 500 companies and not-for-profit organizations in the areas of executive coaching, leadership and culture development, and business transformation. Ms. Cooper served as the former Executive Director for the Atlanta Committee for Progress, a coalition of leading CEOs focused on critical development and inclusion for the city of Atlanta (October 2018 to February 2022). Prior to joining Atlanta Committee for Progress, Ms. Cooper served as Chief Transformation Officer for WestRock Company, a corrugated package company (2016 to 2018), and Vice President and General Manager of Lockheed Martin Aeronautics Company (2011 to 2016). During her time at Lockheed Martin, Ms. Cooper also served as Vice President of Human Resources for Corporate, Information Systems and Global Solutions, and Aeronautics Divisions, as well as Vice President of Ethics for the Aeronautics Division. Ms. Cooper is active in her community, serving on various for-profit and not-for-profit boards, including Emory University where she serves as Vice Chair of the Audit Committee, Georgia Tech Research Institute, Grady Healthcare System, and Georgia Historical Society. Ms. Cooper’s in-depth knowledge of business operations and strategy, together with her leadership in economic growth, risk management, change management, and community affairs, will enhance the Board’s ability to position the Company for future growth and success.

Other Listed Company Boards: Atlantic Capital (2019 to 2022); Intercontinental Exchange, Inc. (2020 to present); Verativ Corporation (2020 to 2023). Southern Company (2023 to present).

4 SOUTHSTATE

proposal 1: electing directors

John C. Corbett	Age: 57	Director since: 2020
Chief Executive Officer, SouthState; Chief Executive Officer and President of the Bank

Mr. Corbett was appointed as the Chief Executive Officer of the Company, the President and Chief Executive Officer of the Bank, and to our Board of Directors on June 7, 2020, in connection with the merger (the “CenterState Merger”) of the Company and CenterState Bank Corporation (“CenterState”). Before that, he served as the President and Chief Executive Officer of CenterState since July 2015 and was its Executive Vice President from 2007 to 2015. He also served as the Chief Executive Officer and as a director of CenterState Bank, N.A. (“CenterState Bank” and now known as the Bank) (2003 to June 2020) and was CenterState Bank’s Executive Vice President and Chief Credit Officer from 2000 to 2003. Prior to joining CenterState Bank in 1999, he was Vice President of Commercial Banking at First Union National Bank in Florida (1990 to 1999). Mr. Corbett is the brother-in-law of Mr. Young, our Chief Strategy Officer. Mr. Corbett, as our Chief Executive Officer and a founding leader of the Bank, brings to our Board a strong historical perspective and forward strategic vision for the Company, which we believe will continue to provide considerable value as part of our strategic deliberations and decision-making process.

Other Listed Company Boards: CenterState (2011 to 2020).

Martin B. Davis	Age: 63	Director since: 2016
Retired, Executive Vice President, Southern Company Services, and Chief Information Officer, Southern Company

Mr. Davis spent over 35 years leading complex technology organizations in highly regulated environments. From 2015 to 2025, Mr. Davis served as Executive Vice President of Southern Company Services and Chief Information Officer of Southern Company where he led a team of over 2,000 experts in information technology strategy development, operations, and delivery supporting nine subsidiaries across the Southeast. Prior to joining Southern Company Services and Southern Company, Mr. Davis held several technology-related roles with Wells Fargo and its predecessor organizations, including serving as the head of Enterprise Technology Services, Chief Technology Officer, and Executive Vice President (2012-2014), where he provided executive leadership for key enterprise technology functions including information security. He has been recognized as one of the “50 Most Important African Americans in Technology” by U.S. Black Engineers & Information Technology magazine and one of the “75 Most Powerful African Americans in Corporate America” by Black Enterprise. Mr. Davis was also named one of the “Most Influential Blacks in Corporate America” by Savoy magazine in 2019 and 2020. Most recently, he was named the 2021 TechBridge Ed Steinike CIO of the Year. Mr. Davis serves on the Board of Directors of the American Heart Association’s Southeast Region (2015 to present) and Piedmont Healthcare (2020 to present), and he previously served on the Board of Trustees of Winston-Salem State University (2006 to 2013). Mr. Davis’s technology-related experience provides our Board with useful insight into this area of increasing strategic importance to bank marketing and operations.

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Janet P. Froetscher	Age: 66	Director since: 2025
Board Chair and Senior Advisor, J.B and M.K. Pritzker Family Foundation

Ms. Froetscher was appointed to our Board of Directors on January 1, 2025, in connection with the Independent Merger. She currently serves as Chair of the Board and Senior Advisor of the J.B and M.K. Pritzker Family Foundation, a private foundation. She was formerly President of the Foundation, a position she held since 2016. Previously, Ms. Froetscher was the Chief Executive Officer of Special Olympics (2013 to 2016), where she led a global team with operations and affiliates in more than 170 countries. Prior her role with the Special Olympics, Ms. Froetscher served as President and Chief Executive Officer of the National Safety Council (2008-2013), and Chief Executive Officer of the United Way of Metropolitan Chicago (2003 to 2008). In addition, she previously served as Chief Operating Officer of the Aspen Institute and as Executive Director of the non-profit consulting arm of the Commercial Club of Chicago. Her corporate experience includes account management, credit and syndications roles at Bankers Trust Company and First National Bank of Chicago. She is a Board member of the Cboe Global Markets, Inc. Ms. Froetscher's widespread business capabilities, board experience, and background in banking and finance at the corporate level make her a valuable asset to our Board of Directors.

Other Listed Company Boards: Independent (2023 to 2024); Cboe Global Markets, Inc. (2010 to present).

Merriann Metz	Age: 51	Director since: 2024
Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary for Publix Super Markets, Inc.

Since January 2022, Ms. Metz has served as Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary for Publix Super Markets, Inc. (“Publix”). In this role, Ms. Metz is responsible for the legal, risk management, compliance, and environmental and sustainability functions for Publix. Prior to January 2022, Ms. Metz acted as Vice President, General Counsel, Chief Compliance Officer, and Secretary (2019 to 2022), Assistant General Counsel and Assistant Secretary (2016 to 2019) and Senior Attorney (2006 to 2016). Publix operates over 1,300 supermarkets across an eight-state footprint of Florida, Georgia, Alabama, the Carolinas, Tennessee, Virginia, and Kentucky. Before joining Publix, Ms. Metz practiced law at Lowndes, Drosdick, Doster, Kantor and Reed, P.A., a law firm based in Orlando, Florida, where she practiced in the areas of commercial real estate transactions and real estate litigation. Ms. Metz actively supports her community through service to various non-profit organizations and has served as Director and Board Chair of Easter Seals Florida, Inc. Ms. Metz’s extensive legal, compliance and risk management background provides the Board with a valuable perspective and assists in positioning the Company for future success as a sound and profitable organization.

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proposal 1: electing directors

G. Ruffner Page, Jr.	Age: 66	Director since: 2020
Chief Executive Officer, O’Neal Industries

Mr. Page was appointed to our Board of Directors on June 7, 2020, in connection with the CenterState Merger. He currently serves as the Chief Executive Officer of O’Neal Industries, after serving as its President and Chief Operating Officer from 2023 to January 2026. O’Neal Industries’ companies provide products and services across the metals industry, ranging from carbon and stainless steel, aluminum, and specialty alloy products to complex manufactured components and tubing. Mr. Page has served on the Board for O’Neal Industries since 2016. He retired in January 2022 from McWane, Inc. a global manufacturing business where he had served as President since 1999. He also previously served as Executive Vice President of National Bank of Commerce, a subsidiary of Alabama National Bancorporation, from 1989 until 1994, and served as a director for Alabama National BanCorporation from 1995 to 2008. Mr. Page’s experience as the President of one of the largest privately-owned metals service centers in the U.S. and understanding of banking as a former financial institution executive provides our Board with valuable strategic insights as we continue to evolve into a leading Southern regional bank.

Other Listed Company Boards: CenterState (2019 to 2020); National Commerce Corporation (“NCOM”) (Lead Independent Director) (2010-2019); and Alabama National Bancorporation (1995 to 2008).

William K. Pou, Jr.	Age: 69	Director since: 2020
Retired, Executive Vice President and Chairman, W.S. Badcock Corporation

Mr. Pou was appointed to our Board of Directors on June 7, 2020, in connection with the CenterState Merger. Until the 2021 sale of W.S. Badcock Corporation, Mr. Pou served as the Chairman of the Board, Executive Vice President and Chairman of the Compliance Committee of W.S. Badcock Corporation (dba Badcock Home Furniture & More), where he was responsible for the retail operations of over 373 stores in eight states throughout the Southeastern United States. From the 2021 sale through 2022, he served as an Executive Advisor to the company’s new management team. Mr. Pou spent his entire adult life with this organization and participated in all aspects of its operations, including the consumer credit division as well as personally owning and operating several stores between 1979 and 1998 as an independent dealer. He was also a founding director of the First National Bank of Polk County in 1992, one of the initial three banks which were merged to form CenterState Bank. Mr. Pou is active in the community, currently serving on the Boards of Trustee for Florida Southern College Board (Lakeland, Florida), Lakeland Regional Health, and Mercer University (Macon, Georgia). Mr. Pou brings to our Board more than 30 years of experience and insight in consumer credit and collections, as well as experience and knowledge in operating multi-unit, multi-state operations.

Other Listed Company Boards: CenterState (2012 to 2020)

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James W. Roquemore	Age: 71	Director since: 2022
Retired, Chief Executive Officer and Chairman, Patten Seed Company, Super Sod

Mr. Roquemore is the retired chief Executive Officer and Chairman of the Board of Directors of Patten Seed Company, Super Sod, where he served as Chief Executive Officer from 1995 until his retirement in September 2020. Currently, Mr. Roquemore serves as the President and Chairman of the Board of YC Holdings, Inc., a land holding and investment company that leases approximately 14,000 acres to Super Sod to produce turf grass and holds approximately 1,000 acres in developmental real estate. Active in his community, Mr. Roquemore currently serves as the Chairman of the Board of Directors of Orbis Health Solutions, a company dedicated to developing immunotherapy medicines to combat disease. Mr. Roquemore brings to the SouthState Board over 50 years of management, marketing, human resources, financial, operations and customer service experience. His business and personal experience in the communities in which SouthState is located provide him with an appreciation of markets that SouthState serves, and the relationships he has developed within those communities and as a result of serving on the Board of the Company from 1994 to 2020 enhance his leadership and consensus-building ability.

David G. Salyers	Age: 67	Director since: 2020
Retired, Executive responsible for Growth and Hospitality, Chick-fil-A, Inc.

Mr. Salyers was appointed to our Board of Directors on June 7, 2020, in connection with the CenterState Merger. He is retired as the executive responsible for growth and hospitality for Chick-fil-A, Inc., the Atlanta based fast food restaurant chain, where he spent his entire 37-year career. From 2019 to 2020, Mr. Salyers served on the Board of Directors of Live Oak Banking Company. He also is active in community activities and has been involved in venture capital partnerships and technology ventures, as well as serving as a director for several start up organizations. Mr. Salyers serves as the Inaugural Start Up Mentor-In-Residence at the University of Georgia and is the author of the book, “Remarkable!” on company culture. Mr. Salyers’ experience in operating a national service-oriented business and leadership development is considered an asset to our Board as we continue to evolve into a leading Southeast regional community bank with a focus on our customers and employees and developing a distinctive and welcoming culture.

Other Listed Company Boards: CenterState (2017 to 2020) and Live Oak Bankshares Inc. (2019 to 2020).

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proposal 1: electing directors

Benjamin J. Sasse	Age: 54	Director since: 2025
President Emeritus and Professor, Hamilton School, University of Florida

Since August 2024, Mr. Sasse has served as president emeritus and professor in the Hamilton School at the University of Florida, Gainesville, Florida. Prior to that, Mr. Sasse served as the 13th President of the University of Florida (2023 to 2024). Prior to his appointment as University of Florida's President, Mr. Sasse served as United States Senator from the State of Nebraska, serving on the Finance, Intelligence, Judiciary, Banking, and Budget Committees (2015 to 2023) and the 15th President of Midland University, Fremont, Nebraska (2010 to 2014). Mr. Sasse was an assistant professor at the University of Texas at Austin (2004 to 2009), served as an assistant secretary in the U.S. Department of Health and Human Services (2007 to 2009), held posts in other U.S. government agencies (2003 to 2005), and served intermittently for over a decade as strategic advisor to various corporate and non-profit organizations through roles with the Boston Consulting Group, McKinsey & Company, and independently (1994 to 2010).  Mr. Sasse has advised many non-profit organizations in the past, but his community activity currently centers around Faith Presbyterian Church, Gainesville, Florida, and Grace Presbyterian Church, Fremont, Nebraska. Since April 2024, he has served on the board of directors of Strategic Education Incorporated (SEI), Herndon, Virginia. Mr. Sasse’s background in government, including cybersecurity and geopolitical strategy, strategic planning and thinking, finance, and managing diverse organizations will provide the Board with a valuable perspective and insight as it continues to grow into a larger regional organization and help position the Company for future success.

G. Stacy Smith	Age: 58	Director since: 2025
Partner, Trinity Investment Group; Managing Partner, Stillwater Mountain Ranch LLC

Mr. Smith was appointed to our Board of Directors on January 1, 2025, in connection with the Independent Merger. He is the Managing Partner and co-founder of Stillwater Mountain Ranch LLC, a private development in Whitefish, Montana. Mr. Smith is also co-founder and an active partner in Trinity Investment Group, which invests in private equity, public equity, and hard assets. In addition, he serves as an advisor of EAW Energy Partners, an oil and gas minerals acquisition firm. In 1997, Mr. Smith co-founded Walker Smith Capital, a long/short equity hedge fund based in Dallas, Texas, and he served as portfolio manager of that firm for sixteen years. He started his investment career as an energy analyst at Wasserstein Perella & Co., an international investment bank. Mr. Smith serves as a director of Whitehorse Finance, Inc., a closed-end management investment company. He is a member of the Salesmanship Club of Dallas, an association of business professionals that supports local charitable organizations. Mr. Smith’s extensive experience in overseeing the management of investment firms and knowledge of the Texas banking market will afford him the opportunity to make significant contributions to the Board in providing investor perspective and local market experience.

Other Listed Company Boards: Independent (2013 to 2024); Whitehorse Finance, Inc. (2015 to present)

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proposal 1: electing directors

Joshua A. Snively	Age: 61	Director since: 2020
President, ADM Global Citrus Platform; President, Florida Chemical Company, LLC

Mr. Snively was appointed to our Board of Directors on June 7, 2020, in connection with the CenterState Merger. He is President of ADM Global Citrus Platform and President of Florida Chemical Company, LLC. ADM acquired Florida Chemical from Flotek Industries, Inc. (Flotek) in March 2019. ADM (NYSE: ADM) is a global leader in human and animal nutrition and the world’s premier agricultural origination and processing company. Prior to the acquisition, Mr. Snively was Executive Vice President of Operations for Flotek and President of its wholly owned subsidiary, Florida Chemical Company, Inc. Mr. Snively has been with Florida Chemical since 1995 and was instrumental in transforming the company from a family-owned and operated business to a professionally managed operation with an independent Board of Directors. Prior to joining Florida Chemical, Mr. Snively was Vice President of Commercial Agriculture Finance at SunTrust Bank and was a commercial lender for Farm Credit of Central Florida. He graduated with a B.S. in Finance and Citrus Management from Florida Southern College. Mr. Snively’s commercial finance experience and his understanding of family-owned businesses as well as his experience with global sales and procurement strategies provide unique insight into global economic activity, risk management, and best-in-class business strategies.

Other Listed Company Boards: CenterState (2012 to 2020).

10 SOUTHSTATE

proposal 1: electing directors

Identifying and Evaluating Director Candidates

We have a formal director succession process pursuant to which we identify candidates for potential Board membership, with a specific focus on identifying and interviewing diverse candidates that (i) represent the customers and markets we serve, (ii) have the requisite skillset and experience necessary to meet our identified needs, and (iii) reflect experience earned from working with companies that have larger market capitalization than the Company, including other public companies, both within and outside the financial services industry. In addition, if appointed, our formalized process anticipates, to the extent possible, outgoing and incoming directors to have a period of service overlap to provide onboarding, training, and information sharing opportunities.

From July 2024 through January 1, 2026, we successfully applied our succession process to address Board members approaching retirement and the desire to refresh the Board by adding directors with diverse experiences, skills, and talents. This exercise resulted in Mr. Hertz’s retirement effective as of the 2026 Annual Meeting as discussed under “Board Leadership Structure” beginning on page 14 below, the appointment of Ms. Metz to the Board in July 2024, the appointment of Ms. Froetscher and Messrs. Books and Smith to the Board in January 2025 in connection with the Independent Merger, and the appointment of Mr. Sasse to the Board in October 2025. We believe these Board members enhance the insight, experience, and skills of our more tenured directors and that the current Board size is appropriate to address the Company’s current strategic needs. Accordingly, we are not recommending the appointment of new directors at this time.

While the Governance and Nominating Committee has not established any specific, minimum qualifications that must be met for a person to be nominated to serve as a director, it does consider many factors, including the following:

✓	Personal characteristics such as having an owner mentality, being committed and engaged, of high integrity and an independent thinker;
✓	Successful experience and expertise in relevant areas, including CEO or other c-suite experience at large publicly- and privately - owned companies, financial expertise, legal and risk management experience, audit/accounting expertise, HR/compensation expertise, entrepreneurial, and/or IT/FinTech experience; and
✓	Commitment to our success, reflected in the willingness and ability to commit the time necessary to perform the responsibilities of Board membership.

The Board believes the current directors nominated for election in this Proxy Statement meet these qualifications. Potential new candidates for the Board, including those identified through the process summarized above, will be reviewed by the Governance and Nominating Committee and selected based on a number of criteria, including a proposed nominee’s independence, age, skills, occupation, experience and any other factors beneficial to the Company in the context of the needs of the Board. When evaluating candidates recommended by others (including shareholders of the Company), the Governance and Nominating Committee may also consider whether the candidate would represent the interests of all shareholders and not serve for the purpose of favoring or advancing the interests of any particular shareholder group or other constituency. See the discussion on page 69 captioned “Shareholder Proposals and Nominations for our 2027 Annual Meeting” for additional information regarding nominating candidates for the Board of Directors.

Further, while our Board seeks representation across a range of attributes, including qualified candidates of different gender, race, ethnicity, and professional experience, the Governance and Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. The Governance and Nominating Committee members generally take an expansive, holistic approach and consider a range of characteristics, including, without limitation, concepts such as race, gender, age, national origin, differences of viewpoints, education, work experiences, professional skills and other qualities or attributes that contribute to Board heterogeneity when identifying and recommending director nominees. The Governance and Nominating Committee, which oversees current and emerging environmental, corporate stewardship, and governance matters, believes that a holistic view of numerous factors in selecting director nominees is consistent with the goal of creating a Board of Directors that best serves our needs and the interest of our shareholders.

The Governance and Nominating Committee will consider director nominees identified by its members, other directors, our officers and employees and other persons, including our shareholders. Any shareholder who wishes to recommend a director candidate for consideration by our Governance and Nominating Committee must submit a written recommendation to our Corporate Secretary at 1101 First Street South, Winter Haven, Florida 33880. For our 2027 annual meeting of shareholders, the Committee will consider recommendations received no earlier than December 16, 2026, and no later than January 15, 2027.

To be considered by the Governance and Nominating Committees, any recommendation by a shareholder of a candidate for director must contain the information called for by the Corporate Governance Guidelines, the Governance and Nominating Committee Charter, and the Bylaws of the Company, which includes all of the following information about the recommended candidate:

●	With respect to each such nominee, his or her name and age, all positions held with the Company, any other business experience, other directorships held, material legal proceedings within the past 10 years, the number of Company shares beneficially owned, and any transactions between the Company and such person;

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●	a description of all relationships between the recommended candidate and the recommending shareholder or group and any agreements or understandings between the candidate and the recommending shareholder or group regarding the nomination;
●	a description of all known relationships between the recommended candidate and any of the Company’s competitors, customers, business partners, or other persons who have a business relationship with the Company;
●	a statement of the recommended candidate’s qualifications for Board membership; and
●	a statement that the recommended candidate meets the independence requirements of the NYSE listing standards for Company directors and the independence requirements for the members of the Audit, Compensation, and Governance and Nominating Committees of the Board (or a description of each factor that could prevent the recommended candidate from meeting any such independence requirements).

The Governance and Nominating Committee may require that any recommended candidate complete one or more questionnaires or otherwise provide additional information. See page v for information on how to obtain copies of our Corporate Governance Guidelines, the Governance and Nominating Committee Charter, and the Bylaws of the Company.

Communicating with our Board

Shareholders and other interested parties may communicate with our Board (including our Independent Board Chair). Communications should be addressed to our Corporate Secretary or by contacting our Independent Board Chair at 1101 First Street South, Winter Haven, Florida 33880. The Board has instructed the Corporate Secretary to promptly forward all such communications to the addresses indicated in such communications. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as: business solicitations; junk mail, mass mailings, and spam; resumes and other employment inquiries; and surveys.

12 SOUTHSTATE

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

The Board of Directors directs the management of the business and affairs of SouthState. Through discussions with the independent Board Chair, the Chief Executive Officer and other executive officers, the review of materials provided to them, and participation in meetings of the Board and its committees, the Board reviews and oversees the business and affairs of the Company.

We believe that sound and effective corporate governance is the bedrock on which to build our corporate culture and communicate our commitment to the core values of the Company. In doing so, the Company continues to enhance the value it creates for its shareholders, employees, customers, and communities it serves. As a result, the Board has developed and adopted corporate governance policies and practices which the Board and senior management feel promote this philosophy. By way of example, the Company has implemented a number of corporate governance actions to reflect best governance practices, including those listed below and as further detailed in this Proxy Statement:

An annually elected Board, with directors serving one-year terms
A majority independent Board, with entirely independent Audit, Compensation, Governance and Nominating, and Risk Committees
Executive sessions of independent directors at regularly scheduled Board and Board Committee meetings
Board review and oversight of current and potential risks facing the Company and its business
Annual Board self-assessment coordinated by Independent Board Chair and the Governance and Nominating Committee, and annual Board committee performance evaluations coordinated by each committee
At least six (6) hours of required director education annually
Stock ownership requirements for directors and executive officers and insider trading guidelines

Insider Trading Policy designed to promote compliance with insider trading laws, rules and regulations and NYSE rules, with prohibitions on directors, officer and employees from engaging in hedging or pledging transactions; publicly available under the “Investor Relations” tab at the Bank’s website, www.southstatebank.com

Compensation Recoupment Policies, one compliant with SEC and NYSE Rules on recouping certain executive compensation paid to executive officers in the event of certain accounting restatements and one covering employees and triggering events beyond those required by SEC and NYSE rules

No poison pill
Shareholders owning 10% or more of the Company’s common stock can call a special meeting of shareholders
Mandatory director retirement age of 72 years
Code of Ethics applicable to all directors, officers, and employees
Whistleblower Hotline available on our public facing website as a confidential mechanism to report concerns regarding accounting and audit matters, internal controls, and fraud

Our Board of Directors

Our Board and its committees oversee:

●	Management’s development and implementation of a three-year strategic business plan and annual budget and our progress meeting these plans
●	Management’s identification, measurement, monitoring, and control of our Company’s risk appetite around its material risks, including credit, market, operational (including integration, payments, conduct, model, climate, and cyber risks), price, liquidity, compliance (including consumer compliance and BSA/AML/OFAC risk), strategic, and reputational risks
●	Our Company’s establishment, maintenance, and administration of appropriately designed compensation programs and plans, including approving annual goals for executives, evaluating performance of executives, and setting compensation for executives
●	Our Company’s maintenance of high ethical standards and effective policies and practices to protect our reputation, assets, and business
●	Our Company’s corporate stewardship objectives and initiatives

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CORPORATE GOVERNANCE

●	Our corporate audit function, our independent registered public accounting firm, and the integrity of our consolidated financial statements
●	Formal evaluation process of our Board and its committees which includes a peer-to-peer evaluation
●	Director succession process that includes identification of director candidates, evaluation of such candidates, and nomination of qualified individuals for election to serve on our Board under a formal Governance and Nominating Committee process
●	Executive succession process, including CEO succession and other executive officer development

Director Independence

The NYSE listing standards require (a) a majority of our directors and (b) each member of our Audit Committee, Compensation Committee, and Governance and Nominating Committee to be independent. The Federal Reserve Board’s Enhanced Prudential Standards require the chair of our Risk Committee to be independent. In addition, our Corporate Governance Guidelines require a majority of our directors to be independent. Our Board considers directors or director nominees “independent” if they meet the criteria for independence in the NYSE listing standards (the “Listing Standards”).

On a quarterly basis, the Governance and Nominating Committee reviews the relevant relationships between each director/director nominee (and his or her immediate family members and affiliates) and the Company. The Governance and Nominating Committee also annually evaluates and affirms to the Board those directors that are considered independent under the Listing Standards. As a part of this evaluation process, the Governance and Nominating Committee considers, in addition to such other factors as it may deem appropriate, each director’s occupation, personal and affiliate transactions with the Company and its subsidiaries, and other relevant direct and indirect relationships with the Company that may affect independence.

Pursuant to the annual certification process, on February 19, 2026, the Board affirmatively determined that the following directors/director nominees were independent under the Listing Standards:

Ronald M. Cofield, Sr.	William K. Pou, Jr.
Shantella E. Cooper	James Roquemore
Martin B. Davis	David G. Salyers
Janet P. Froetscher	Benjamin J. Sasse
Douglas J. Hertz	G. Stacy Smith
Merriann Metz	Joshua A. Snively
G. Ruffner Page, Jr.

In addition, the Board determined that each member of the Audit, Compensation, Governance and Nominating, and Risk Committees who served during 2025 was independent in accordance with the Listing Standards, the Federal Reserve Board’s Enhanced Prudential Standards, the Company’s Corporate Governance Guidelines, and/or applicable law, as applicable. Mr. Corbett is not considered independent due to his employment by our Company, and Mr. Brooks is not considered independent due to his role as Chief Executive Officer of Independent prior to the Independent Merger.

In making its independence determinations, our Board considered the following ordinary course, non-preferential relationships that existed during the preceding three years and those transactions reported under “Related Person and Certain Other Transactions” on page 27 and determined that none of the relationships constituted a material relationship between the director/director nominee and our Company. We note that the Bank provided ordinary course financial products and services to our directors/director nominees, some of their immediate family members, and entities affiliated with some of them or their immediate family members. In each case, the fees we received for these products and services were below the thresholds of the applicable Listing Standards.

Board Leadership Structure

Governance and independent Board oversight play critical roles at the Company. The Board assumes an active role in providing oversight of, and guidance to, our executive management team and in maintaining a strong system of checks and balances. As part of this system, the Board is responsible for determining the proper Board leadership structure to ensure independent and effective Company oversight.

Based on the requirements of the NYSE listing standards, our Corporate Governance Guidelines, corporate governance trends and expectations, and an assessment of current needs, the Board believes that an appropriate leadership structure includes a substantial majority of independent Directors with diverse characteristics, backgrounds, and experiences, experienced and knowledgeable independent standing committee chairs, and strong independent leadership provided by either an independent Chair or a Lead Independent Director.

14 SOUTHSTATE

CORPORATE GOVERNANCE

We have not adopted a policy mandating the separation of the Chair and Chief Executive Officer positions. Rather, the Board believes it is important to retain flexibility to determine its optimal leadership structure in light of a variety of factors at any given time. With any leadership structure, it is critically important to have a strong relationship between the independent Directors and management. In considering the appropriate leadership structure, the Board takes a comprehensive approach and considers, among other factors, corporate governance principles that promote independent Board oversight, corporate governance leadership trends among its peer companies, the composition of the Board and its committees and committee leadership, the responsibilities of the Chair and the Lead Independent Director, as appropriate, the needs of and opportunities for the Company, and shareholder engagement and input. The Board carefully considers its leadership structure and composition each year in consultation with the Governance and Nominating Committee as part of its ongoing succession planning process.

Further, the Board believes its approach to risk oversight, as more fully discussed in the Risk Management Oversight section, including (among other attributes) a standing Risk Committee of the Board and the authority of the Chief Risk Officer to present reports to the Board directly as appropriate, ensures that the Board is able to effectively perform its risk oversight responsibilities under various leadership structures.

From June 2020, coinciding with the closing of the CenterState Merger, through the date of the 2026 Annual Meeting, the Company has had an Independent Chair of the Board. When the Board approved this leadership structure following the transformative CenterState Merger, the Board believed that a structure with an independent Chair of the Board who was not an executive officer best served the Company by reinforcing the independence of the Board from management, creating an environment that encouraged objective oversight of management performance, simplifying the governance culture, and enhancing the effectiveness of our Board as a whole.

As disclosed in this Proxy Statement, our Independent Chair of the Board, Mr. Douglas J. Hertz, has reached the mandatory retirement age and will retire from the Board as of the 2026 Annual Meeting. In preparation for Mr. Hertz’s retirement, over the past year, the Board has closely considered the future leadership of the Board, including determining how best to honor the Board’s commitment to maintaining robust independent leadership, given the present needs of the Company. After undertaking such an evaluation this year, the Board believes that the Company’s interests would be best served at this time by appointing Mr. John Corbett, its Chief Executive Officer, as Chair of the Board and Mr. G. Ruffner Page as Lead Independent Director, effective as of Mr. Hertz’s retirement, in each case, if their respective nominations are approved by the shareholders.

This leadership transition is the result of robust succession planning and thoughtful deliberation by the full Board. Combining the roles of Chair and CEO is a beneficial and effective option for the Company at this time. In appointing Mr. Corbett as Chair, the Board considered: his deep knowledge of the Company’s operations, risks, and strategy; his extensive experience as a member of our Board since 2020; his commitment to our stakeholders, including our employees, customers, and shareholders; his demonstrated track record of successfully navigating through multiple complex issues, including mergers and acquisitions; and the Board’s confidence in his ability to guide SouthState through the next stage of growth. Further, his appointment provides both a critical link between the Board’s oversight and the daily operations of the Company and the continuity needed to allow management and the Board to function efficiently and to collaborate in fulfilling the Company’s goals and strategies. The Board believes that combining the roles will not create ambiguity about reporting relationships or inhibit the flow of information and interactions among the Board, management, and other Company personnel.

The Board recognizes that with a combined Chair and Chief Executive Officer structure, it is imperative to have a strong Lead Independent Director with a clearly defined set of responsibilities. Mr. Page currently serves as the President and Chief Operating Officer one of the largest privately-owned metals service providers in the U.S. Prior to his current role, for 23 years, Mr. Page served as President of a global manufacturing company. Mr. Page is also an experienced banker, serving as an executive officer of a national bank before transitioning to the manufacturing industry. He is the Company’s largest independent individual shareholder, thereby providing him with the insight necessary to consider, alongside those of the Company’s other stakeholders, the interests of our shareholders as he serves on the Company’s Board. The Company will benefit from Mr. Page’s extensive experience leading complex organizations and serving on the boards of other financial institutions and manufacturing companies, and his comprehensive knowledge of our business makes him well-positioned to guide the Board in its oversight of the Company and to foster open dialogue among our independent Directors and management.

To reflect this new leadership structure, the Company’s Corporate Governance Guidelines assign robust duties and responsibilities to the Lead Independent Director, which facilitate independent oversight of management and clear accountability to the Company’s shareholders, customers, and associates. Mr. Page’s responsibilities as the Lead Independent Director include the following:

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CORPORATE GOVERNANCE

Lead Independent Director Responsibilities
●
Collaborating with the Chair/CEO regarding the agenda and schedule for Board meetings
●
Presiding at executive sessions of the Board’s independent Directors
●
Approving information sent to and meeting agendas for the Board, in consultation with the Chair/CEO
●
Requesting input from other Directors on Board agenda items and facilitating discussion on key issues
●
Providing feedback to the Chairman/CEO on the presentations made to and discussions with the Board
●
Providing feedback to the Chairman/CEO after executive sessions of the independent Directors
●
Acting as the principal liaison and facilitates communication between the Chair/CEO and the independent Directors
●
Acting as a sounding board and advisor to, and regularly communicating with, the Chair/CEO on a variety of issues
●
Maintaining close contact with the chair of each standing committee of the Board
●
Providing leadership to the Board in a time of emergency or crisis
●
Being available for consultation and direct communication with shareholders as reasonably necessary or advisable from time to time
●
In addition to ongoing discussions throughout the year, conducting formal one-on-one discussions as part of the annual Director self-evaluation process

The Board believes that Mr. Corbett’s status as a seasoned and tenured leader at the Company with extensive experience on its Board, combined with Mr. Page’s extensive leadership experience, commitment to independent Board leadership, and effective challenge of management, will provide a strong and effective Board. The Board will continue to monitor Board leadership in light of the foregoing, as well as the evolution of the Board and the Company’s business over time, determining the Board’s leadership structure that it believes is in the best interests of our Company and its shareholders.

Board Meetings, Committee Membership, and Attendance

Directors are expected to attend our annual meetings of shareholders and our Board and committee meetings. Our directors attended 96.75% of meetings of the Board and the committees on which they served during 2025.

The Board held five (5) Board meetings during 2025. Our independent directors have the opportunity to meet privately in executive session without our Chief Executive Officer or other members of management present at each of its regularly scheduled Board meetings and held five (5) such executive sessions in 2025. Our Independent Board Chair led these Board executive sessions in 2025. Our Board committees also held executive sessions during their scheduled, individual committee meetings. In addition to the number of formal meetings reflected from time to time, the Board and/or its committees also held educational and/or informational sessions and an annual strategic planning retreat.

Each Board committee holds meetings on a quarterly basis and schedules additional meetings as needed. In addition to scheduled separate meetings, the Board Risk and Audit Committees regularly hold joint meetings the week prior to the quarterly Board meeting to discuss matters important to both committees, including the economic and market environment, ALCO and credit risk trends, and regulatory and litigation updates.

The membership of our committees during 2025 is detailed below.

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Composition of Board Committees (1)	Audit Committee	Compensation Committee	Governance and Nominating Committee	Risk Committee
	Number of 2025 Meetings: 11 (2) (3)	Number of 2025 Meetings: 5	Number of 2025 Meetings: 5	Number of 2025 Meetings: 8 (3)
January 1, 2025, to April 23, 2025	Chair: Ronald M. Cofield (4)	Chair: Joshua A. Snively	Chair: William K. Pou, Jr.	Chair: Martin B. Davis
	Members: Martin B. Davis G. Ruffner Page, Jr. James W. Roquemore Joshua A. Snively	Members: Jean E. Davis Douglas J. Hertz	Members: Shantella E. Cooper Jean E. Davis	Members: Ronald M. Cofield, Sr. Shantella E. Cooper William K. Pou, Jr. James W. Roquemore David G. Salyers
April 23, 2025, through December 31, 2025	Chair: Ronald M. Cofield	Chair: Shantella E. Cooper	Chair: Douglas J. Hertz	Chair: Martin B. Davis
	Members: Shantella E. Cooper Janet P. Froetscher James W. Roquemore David G. Salyers G. Stacy Smith Joshua A. Snively	Members: Janet Froetscher Douglas J. Hertz G. Ruffner Page David G. Salyers Joshua A. Snively	Members: Merriann Metz G. Ruffner Page William K. Pou, Jr.	Members: Merriann Metz William K. Pou, Jr. James W. Roquemore G. Stacy Smith
(1)	The composition of each Board committee can be found on our website at https://www.southstatebank.com/ under the Committee Charting tab of the Corporate Overview section under “Investor Relations.” Following the closing of the Independent Merger and the appointment of three (3) directors in connection therewith and the retirement of Ms. Jean Davis in April 2025, the Governance and Nominating Committee recommended, and the Board approved, changes to the composition of each Board committee effective April 23, 2025. In addition, Mr. Sasse was appointed to the Board effective October 21, 2025. The composition of the Board committees for 2026 may be further modified in connection with his appointment.
(2)	Includes three meetings to review Quarterly Reports on Form 10-Q and one meeting to review the Annual Report on Form 10-K.
(3)	Includes four joint meetings that combined the members of the Board Risk and Board Audit Committees.
(4)	The Board has determined that Mr. Cofield is an “audit committee financial expert” for purposes of the rules and regulations of the SEC adopted pursuant to the Sarbanes-Oxley Act of 2002.

Charters describing the responsibilities of each of the Board committees can be found on our website under the Investor Relations link at https://www.southstatebank.com. Each member of the Audit, Compensation, Governance and Nominating, and Risk Committees is independent. The Board has the authority to establish additional committees as needed.

At each Board meeting, each Board committee chair reports on its committee’s activities and make recommendations to the entire Board. Each committee may obtain advice from internal or external financial, legal, accounting, or other advisors at their discretion. Our Board, considering the recommendations of our Governance and Nominating Committee, reviews our committee charters and committee membership at least annually. The duties of our committees are summarized below.

Audit Committee Key Responsibilities
Oversees the Company’s accounting and financial reporting processes and audits of the Company’s financial statements
Oversees the Company’s systems of internal controls regarding finance and accounting
Establishes and oversees the internal audit function and Chief Audit Executive
Supervises the appointment, compensation, retention, and work of the Company’s independent auditors

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CORPORATE GOVERNANCE

Reviews significant findings in internal audit reports and management responses, including any significant instance where employees have not adhered to laws or the Company’s policies, procedures, or internal controls

Meets with management, internal audit personnel, and the Company’s independent auditors each quarter to review the earnings press release and Quarterly Reports on Form 10-Q and, annually, the Annual Report on Form 10-K

Has the opportunity to meet with the independent auditors privately without management present each quarter
Function as the Company’s Fiduciary Audit Committee and direct the Company’s Internal Audit Department to conduct and report on the annual audit of fiduciary activities
Oversees the Whistleblower hotline program and the Company’s Ethics program

Risk Committee Key Responsibilities
Exercises oversight for monitoring the quarterly risk profile of Company against the Board approved risk appetite statement
Oversees the Company’s risk management function and Chief Risk Officer

Oversees the Company’s policies and infrastructure for monitoring compliance risk, credit risk, operational risk, interest rate risk, liquidity risk, market risk, reputation risk, strategic risk, and risks associated with the Bank’s correspondent, mortgage, wealth, and factoring lines of business

Oversees the risk management policies, strategies and programs established by management to identify, measure, mitigate, monitor, and report major risks, including emerging risks, as well as stress testing and capital planning and management

Oversees all insurance programs, including D&O, liability, cyber insurance, and property and casualty insurance programs
Oversees the Company’s cyber security and data security programs
Oversees the BSA/AML/OFAC, anti-fraud, compliance, fair lending, and credit risk review functions
Oversees the customer complaint function, including trends, root causes, and remediations
Oversees the General Loan Committee of the Company, including oversight and monitoring of the identification, assessment and management of credit risk, and review/approval of loans

Oversee the management asset-liability committee for the Company, including oversight and monitoring of the Company’s capital planning, interest rate risk management, liquidity risk management, and balance sheet management

Oversee the management correspondent banking committee of the Company, including oversight and monitoring of the Company’s Correspondent Banking Division operations and strategy
Oversee the management trust committee of the Company, including oversight and monitoring of the Company’s Wealth and Trust Division
Oversee the mortgage steering committee of the Company, including oversight and monitoring of the Bank’s mortgage division operations and strategy

Governance and Nominating Committee Key Responsibilities
Oversees the identification and assessment of individuals qualified to become Board members
Oversees the Board’s succession planning process
Annually recommends approval of the directors to be nominated to the Board

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Oversees and monitors the independence of the Company’s directors
Oversees the Company’s corporate governance policies and practices
Facilitates the Board’s periodic review of performance by it, its committees, and the members of the Board

Oversees current and emerging governance matters, including the Company’s program to comply with applicable social responsibility standards, primarily climate disclosures, by assessing the Company‘s program compared to the existing and proposed applicable standards and working to enhance the Company’s program, including continuing to analyze transition and climate risk within our loan portfolio and determining our Scope 1 and Scope 2 emissions

Oversees director training and education

Compensation Committee Key Responsibilities
Oversees the duties of the Board related to executive compensation through establishing goals, evaluating performance, and setting compensation

Oversees the Company’s compensation (cash and equity) plans, policies and programs and assesses the risk of such programs on an annual basis to determine whether our compensation policy and incentive plans and practices create risks that are likely to have a material adverse effect or would cause plan participants to take excessive risks

Oversees the Company’s compensation principles and practices

Engages the services of an independent compensation consultant, which provides advice on the Company’s compensation programs and the amount and form of executive and director compensation, and the risks associated with such program

●
Meets with the compensation consultant, with management present and without management present
●
Reviews reports prepared by the compensation consultant and Chief Risk Officer relating to compensation-related risk
●
Assesses whether the Company’s compensation incentive programs encourage excessive or unnecessary risks that are reasonably likely to result in a material adverse effect on the Company or could threaten the value of the institution

Reviews and reports to the Board on CEO succession planning, including with respect to job description, responsibilities, competencies, and attributes
Oversees the administration of Company policies regarding the recoupment, repayment, or forfeiture of compensation
See the discussion beginning on page 39 captioned “Role of Compensation Consultant” regarding the services provided by the Compensation Committee’s independent compensation consultant in 2025.

Formal Board Self-Evaluation

On an annual basis, the Board and each of its committees evaluates its performance and identifies opportunities for improvement. The Board’s self-assessment process is managed by our Governance and Nominating Committee and the Board Chair, and each committee conducts its performance evaluation, using a Governance and Nominating Committee approved template, in such manner as it deems appropriate and reports the evaluation results to the Board. To facilitate the Board’s evaluation process, directors respond with a written questionnaire requesting feedback from each director about his or her individual service and the effectiveness of the Board and each committee on which the director serves. The feedback collected from the questionnaires is discussed by the Governance and Nominating Committee and the full Board and the other committees, as applicable, in executive session. As part of the self-evaluation process, directors review the overall Board and committee structure, quality of meeting materials and presentations (both from management and outside advisors and experts), agenda topics, and other meeting processes. The 2025 evaluation process reflected overall satisfaction overall with Board performance in progressing to effective oversight of the Company and the Bank.

The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance and Board and committee effectiveness. Through this process, directors provide feedback and assess Board, committee, and director performance, including areas where the Board believes it is functioning effectively and areas where the Board believes it can improve. The Board or the committees may engage outside third parties to help with this process.

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CORPORATE GOVERNANCE

To assess our corporate governance practices against best practices, including Board and committee evaluations, in 2022, the Governance and Nominating Committee engaged an outside consulting firm to review our charters, processes and evaluations and determine if changes should be made. As part of that process, the consultant interviewed each director and conducted a confidential one-on-one evaluation that it shared with each director. The consultant met with the Board in April 2023 to discuss its findings, which included, among other points, increased efficiency and effectiveness of the Board’s “right-sizing” exercise following the retirement of several board members in May 2022, improvement in the cohesiveness and culture of the Board, and potential opportunities for additional governance enhancements going forward. They also assisted in streamlining the Committee structure from six to four independent committees and provided a formal process for Board succession planning. The Company has adopted a formal board succession plan that the Board feels is functioning successfully and effectively as intended. Please see the discussion below captioned “Succession Planning – Board Leadership.”

Director Education

The Company is committed to providing educational opportunities for the Board through presentations by various speakers at regularly scheduled Board meetings, conferences, regulator-sponsored roundtables, online and virtual training and educational video series. Pursuant to the Company’s Corporate Governance Guidelines, the Company requires directors to complete a minimum of 6 hours of continuing education each year. The 2025 continuing education offerings included outside-sponsored, regulator-sponsored, and Company - sponsored training related to artificial intelligence, stablecoins and other payments developments, political and regulatory and compliance developments, including BSA/AML and sanctions developments and the Trump Administration’s executive order relating to debanking, risk management, and market and economic developments. Each director exceeded the Company’s minimum annual training requirement in 2025.

Succession Planning

Board Leadership

The Governance and Nominating Committee is responsible for identifying and recommending director candidates to our Board for nomination using a director selection process after assessing the Company’s needs, evaluating the Board’s then-current composition, and recommending suggested enhancements.

Pursuant to our Corporate Governance Guidelines and Bylaws, except for any directors as to whom such age requirement has been waived, directors must not be over seventy-two (72) years of age at the time of the shareholders’ meeting at which the shareholders elect them. In the event that a director attains age seventy-two (72) during his or her term of office, he or she will serve until the end of his or her then-current term of office after his or her seventy-second (72nd) birthday.

Understanding that the Board and our directors are a strategic asset that necessitates a thoughtful approach to both identifying qualified candidates with the requisite character, integrity, and experience, and building a pipeline for leadership, the Company has implemented a formal Board succession process, under which we identify and interview candidates that (i) are representative of the customers and markets we serve, (ii) have the requisite skillset and experience necessary to meet our identified needs, and (iii) reflect experience earned from working at a C-Suite level at companies with market capitalizations larger than SouthState, including other public companies, both within and outside the financial services industry. In addition, our formalized process anticipates, to the extent possible, outgoing and incoming directors having a period of service overlap to provide onboarding, training, and information sharing opportunities.

Mr. Hertz, our Independent Board Chair, attained 72 years of age prior to the date of 2025 annual meeting. The Board waived the retirement age for Mr. Hertz for a one-year period to enable Mr. Hertz to successfully lead the Board through the Independent Merger, the largest transaction in the Company’s history, as well as the successful integration and conversion of Independent in 2025. Mr. Hertz will retire from the Board and his role as Independent Board Chair effective April 15, 2026. In anticipation of Mr. Hertz’s retirement, the Board thoughtfully considered and followed our Board succession process, resulting the appointment of Ms. Metz to the Board in July 2024, the appointment of Ms. Froetscher and Messrs. Books and Smith to the Board in January 2025 in connection with the Independent Merger, and the appointment of Mr. Sasse to the Board in October 2025. For a discussion of the Board leadership structure following Mr. Hertz’s retirement, please see “Board Leadership Structure” beginning on page 14.

CEO and Senior Management

Our Board, with the support of the Compensation Committee, oversees CEO and senior management succession planning. At the 2023 annual Board retreat, the Board approved enhanced CEO and executive leadership succession plans which identified the appropriate skill sets and experience to address the succession needs of the Company. The succession plan is designed to provide the Company with continuity in management to preserve its safe and sound operation and minimize potential disruption or loss of continuity to its business and operations in the event of loss of the CEO or other key management roles. During 2025, the Board incorporated the approved succession plans into its oversight of the CEO and executive leadership team, including with respect to the Independent Merger-related leadership decisions.

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Board Oversight of Risk

Our Board and its committees play a key role in oversight of our culture, setting the “tone at the top” and holding management accountable for the maintenance of high ethical standards and effective policies and practices to protect our reputation, assets, and business. Our Board and its committees do this in a number of ways, including by focusing on the character, integrity, and qualifications of their respective members, and their respective leadership structures and composition; and overseeing management’s identification, measurement, monitoring, and control of our material risks. The Board also oversees risk through annual approval and oversight of the Risk Appetite Statement, and Enterprise Risk Management Framework and Program, Strategic Plan, and budget and through its independent standing committees, principally the Audit Committee, the Risk Committee and the Compensation Committee as described below.

Risk Governance Structure

Our Board provides objective, independent oversight of risk and:

●
receives quarterly updates from our Audit, Risk, Governance and Nominating, and Compensation Committees, providing our Board with a thorough understanding of how the Company manages risk;
●
receives quarterly risk reporting from management, including a report that addresses and provides updates on the Company’s compliance with its risk appetite, key and emerging risks, and risk management strategies to mitigate identified risks and issues;
●
oversees senior management's development and execution of the Enterprise Risk Management Framework and Program, Risk Appetite Statement, our capital, and strategic and financial operating plans, and our cyber security, Bank Secrecy, AML and OFAC and anti-fraud, compliance, customer complaint, and fair lending programs;
●
oversees directly and through committees our financial performance and the adequacy of internal controls as monitored by management; and
●
approves our Enterprise Risk Management Framework and Program and Risk Appetite Statement annually.

Audit Committee Provides primary oversight of financial and accounting reporting; additional risk management oversight by evaluating the effectiveness of the Company's internal controls

Risk Committee

Bears primary committee responsibility for overseeing the Enterprise Risk Management Framework and material risks facing the Company; receives regular updates from the Management Risk and Compliance Committees and their respective subcommittees on key and emerging risks

Compensation Committee

Oversees the development of the Company's compensation plans and practices with a goal of rewarding performance without encouraging employees to engage in excessive, risky practices

The full Board focuses on the risks that it believes to be the most significant facing the Company and our general risk management strategy. The full Board also seeks to ensure that risks undertaken by the Company are consistent with the Board’s approved risk appetite and risk management strategies. Through the oversight of the Company’s results compared to the Board-approved Strategic Plan and budget, the Board assesses whether management is implementing the Company’s strategy constituent with its core principles of soundness, profitability and growth and its other strategic priorities. While the Board oversees our risk management, management is responsible for the day-to-day risk management processes (first line), monitored by the independent risk management function (second line) and tested by internal audit (third line). We believe this division of responsibility is the most effective approach for addressing the risks facing our Company and that the Board’s leadership structure supports this approach.

Risk Governance Structure

Risk is inherent in all our business activities. As a result, we have developed a comprehensive approach to risk management by adopting a Risk Appetite Statement and an Enterprise Risk Management Framework supporting the Risk Appetite Statement.

The Risk Appetite Statement defines the aggregate levels and types of risk our Board and management believe appropriate to achieve our Company’s strategic objectives and business plan and has been set by our Board at an overall “Moderate” level.

The Enterprise Risk Management Framework sets forth clear roles, responsibilities, and accountability for the management of risk and describes how our Board oversees the monitoring of our risk appetite through the assessment of key risk indicators and performance factors. It outlines the eight types of risk that our Company faces: compliance risk, credit risk, operational risk (specifically including BSA/AML/OFAC and fraud risk, payments risk, cybersecurity risk and model risk), interest rate risk, liquidity risk, price risk, market risk,

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reputation risk, strategic risk and risks associated with the Bank’s correspondent, mortgage, factoring, and wealth lines of business. The Enterprise Risk Management Framework describes components of our risk management approach, including the adoption of the three lines governance model and the implementation of a culture of managing risk through our risk management processes, with a focus on the role of all employees in managing risk. It also outlines our risk management governance structure, including the roles of our Board, management, lines of business (including first line risk functions), independent risk management as the second line, and internal audit as the third line within the governance structure.

On a quarterly basis, we evaluate the existing risk profiles facing the Company by risk categories, against the Risk Appetite Statement to ensure that actual operations of the Company align within the Company’s risk appetite, both overall and on an individual risk category basis. The Risk Appetite Statement and Enterprise Risk Management Framework are reviewed and approved by the Board at least annually. Independent Board oversight of the Risk Appetite Statement and Enterprise Risk Management Framework and independent assessment by the Board of our risk profile against our Risk Appetite and Framework on a quarterly basis enable us to better serve our customers, deliver long-term value for our shareholders, and achieve our strategic objectives.

Our Chief Risk Officer, the Company’s senior-most risk manager, has a dual reporting structure, reporting both to the Chief Executive Officer of the Company and to the Board Risk Committee. The Chief Audit Executive reports to the Audit Committee and for administrative purposes, the Chief Executive Officer. This governance structure is designed to complement our Board’s commitment to maintaining an objective, independent Board and committee leadership structure over risk and controls.

Board Oversight of Cybersecurity Risk

Our Board recognizes the importance of protecting the data provided by the Company’s customers, clients, and employees and devotes significant time and attention to overseeing the strategies the Company employs to protect our data and systems and to mitigate against cybersecurity risk.

We have a cross-departmental approach to identifying, assessing, and managing cybersecurity risk, including input from employees and our Board of Directors (the "Board"). The Board and its Risk and Audit Committees (respectively, the “Risk Committee” and the “Audit Committee”), as well as senior management in, among other areas, the information security, information technology, operations, and risk management (including enterprise and operational risk) areas, devote significant resources to cybersecurity and risk management processes to adapt to the changing cybersecurity landscape and to identify and respond to cybersecurity threats and incidents in a timely and effective manner. Our cybersecurity risk management program leverages the National Institute of Standards and Technology (NIST) framework, which organizes cybersecurity risks into five categories: identify, protect, detect, respond, and recover. We regularly assess the threat landscape and take a holistic view of cybersecurity risks, with a layered cybersecurity strategy based on prevention, identification, and remediation. Our information technology and information security areas review enterprise risk management-level cybersecurity risks continually, and key cybersecurity risks are incorporated into the Company’s Enterprise Risk Management Framework that supports its Risk Appetite Statement. In addition, we have a set of Company-wide policies and procedures concerning cybersecurity matters, such as policies related to encryption standards, antivirus protection, remote access, multifactor authentication, confidential information, and the use of the internet, social media, email, and wireless devices. These policies go through an internal review process and are approved by appropriate members of management. On an annual basis, the Board approves the Company’s Information Security Policy and Program which provides a layered approach to cybersecurity, and includes administrative, technical, and physical safeguards designed to protect the security, confidentiality, and integrity of customer information in accordance with applicable law, and all material cybersecurity and information technology assets and applications.

The Company’s Chief Information Security Officer (“CISO”) is responsible for developing and implementing our information security program and reporting on cybersecurity matters to the Company’s Chief Risk Officer (“CRO”), who oversees and supervises the risk function, including the information security, compliance, legal, operational (which includes business continuity, model risk, and third-party risk functions) and enterprise risk areas. Our CISO has over 20 years of experience in information technology leadership, eight years of which is experience in leading information security oversight, and others on our information security team have various information security degrees and certifications within applicable disciplines. Our CISO receives reports from our information security team on a regular basis and monitors the prevention, detection, mitigation, and remediation of cybersecurity incidents. The Chief Information Officer is responsible for implementing layered cybersecurity safeguards on the Company’s IT assets and applications.

The Board includes two (2) cybersecurity experts, one of whom chairs the Risk Committee, and they provide technology-related insight and guidance to the Company. As part of the Risk Committee’s responsibility for monitoring key business and regulatory risks, the Risk Committee receives from our CISO and Chief Information Officer quarterly reports and materials which include a review of the Company’s cyber maturity program, which has been a strategic initiative of the Company for the past three years, as well as cybersecurity and information technology key risk indicators, test results and related remediation, and any recent cybersecurity threats or incidents and how the Company is managing those threats or incidents. The Risk Committee also periodically reviews reports on the threat environment, vulnerability assessments, results of penetration testing, and potential cybersecurity and data privacy incidents, as well as information on ongoing employee training relating to data privacy and cybersecurity and how to protect data against cyber threats. Further, on a quarterly basis, our CRO presents to the Risk Committee updates from our Director of Enterprise and Operational Management on the Company’s business continuity program, which covers, among other things, outages and incidences and disaster recovery and business continuity testing. The Risk Committee also approves the annual risk assessment required by the Gramm-Leach-Bliley Act. Moreover, the CISO follows a risk-based escalation process to notify the Risk Committee outside of the cycle of regular

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updates when management has identified an emerging risk or material issue related to cybersecurity. The Risk Committee also reports material cybersecurity risks to the full Board, based on our CISO’s assessment of risk. In addition, the Audit Committee reviews reports of the Company’s internal audit department’s periodic audits of our information security area and various components thereof.

Board Oversight of Corporate Stewardship Matters

The Governance and Nominating Committee has been given responsibility for overseeing current and emerging environmental, corporate stewardship, and governance matters that are relevant to the business, operations, or public image of the Company or that are otherwise pertinent to the Company and its shareholders, employees, customers, and parties with whom it does business.

Recognizing the particular importance of attracting and retaining a talented workforce, the Company maintains a robust talent management program, offering training and career paths to all of its employees, as well as a Culture Council that oversees the Company’s cultural and human capital management initiatives, community service activities, and talent attraction, motivation, and retention. The Company’s Director of Corporate Stewardship leads our environmental, corporate stewardship, and community development efforts and provides regular reports to the management executive committee. As a result of our efforts to make the Bank a place where employees can grow and learn, in 2025, the Bank was recognized in the following rankings:

●	Money.com named the Bank one of the Best Banks of 2025-26, recognizing the institution for its outstanding financial products, customer service, and overall banking experience;
●	US News and World Report named SouthState an award winner in the 2025-2026 Best Companies to Work Ratings, which recognizes private and non-profit organizations that are setting the standard for a great workplace. The Bank received “Best Companies to Work For” in the Finance and Insurance category, as well as “Best Companies to Work For” in the South;
●	Financial Technology Report ranked the Bank fifth on its Top 25 Digital Banking Companies of 2025 list;
●	American Banker named SouthState to its 2025 “Best Banks to Work For” list. This annual ranking recognizes banks that excel at creating positive and supportive workplace cultures; and
●	Crisil Coalition Greenwich named the Bank a top three bank in the nation for Small Business and Middle Market Banking, earning 23 total awards from Crisil Coalition Greenwich. In addition, the Bank earned the most Best Bank Awards (tied) in the U.S. for Small Business Banking.
●	J.D. Power and Associate’s 2025 U.S. Retail Banking Satisfaction Study recognized the Bank as a 2025 top quartile performer based on net promoter scores and other retail customer satisfaction metrics.

In addition, according to our annual employee engagement survey, 86% of our employees indicated that they are engaged, as compared to 73% of employees in the financial services industry generally in the United States.

Our company remains committed to promoting a workforce and culture that creates a sense of belonging. Our efforts are enhanced through the work of the Cultural Council and the Corporate Stewardship Council and Working Group that started over 5 years ago. Our Director of Corporate Stewardship bears primary responsibility for overseeing and directing strategic initiatives related to corporate stewardship, community development, management development, recruiting a diverse talent pool, and the Employee Sunshine Fund, which is funded voluntarily by Company employees to provide emergency monetary grants to Company employees facing financial difficulties.

Through intentional collaboration and relationship building with local leaders, the Corporate Stewardship Council and Working Group has made meaningful progress with removing barriers that impacted recruitment and retention of diverse candidates and developing talent throughout the enterprise. We will continue to use various metrics to monitor the results, track outcomes, and work together to maintain a workforce with multifaceted leaders and teams.

The results from the adoption of our 2021 corporate stewardship strategic plan led to the creation of SouthState Connects Team Member Network Groups in 2024, starting with the Women’s Network Group. The engagement and camaraderie around this group allowed additional points of connection, and in 2025, we launched the Rising Leaders Network Group. SouthState Connects Team Member Network Groups promote mentoring, education, and a networking community. Through educational webinars, cultural awareness, fireside chats with leaders, and book clubs team members can connect, network, and collaborate more together. In 2025, team members supported various organizations that brought awareness to financial literacy, empowerment of girls and women, and support for military and veteran organizations.

The Board Governance and Nominating Committee’s oversight also includes climate risk, and it receives reports on the progress of that implementation. In 2022, the Bank formed a climate steering committee composed of key finance, risk, credit, and governance internal stakeholders, the purpose of which is to develop an integrated approach to identifying, analyzing, and monitoring climate risk and other governance factors relevant to the Bank and its operation, performance, and safety and soundness. During 2025, the climate steering committee undertook a climate risk assessment, with the assistance of an outside consulting firm, and continued to work toward

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CORPORATE GOVERNANCE

developing the necessary structure to understand the Bank’s direct and indirect greenhouse gas scopes and emissions across the Company.

In addition, the Bank has an active Business Continuity/Disaster Recovery Program designed to validate the Bank’s capability to provide services for customers and to maintain viability before, during and after a business disruption. During 2025, the Business Continuity team monitored 13 named storms, and none of them impacted our Bank. Disaster recovery testing is conducted annually and tabletop exercises simulating cyber or other disruptive events are conducted each year with schedules varying by division.

Annually, the Company publishes a Corporate Social Responsibility Report setting forth its initiatives during the previous year. A copy of the report is available for viewing on the Bank’s website, www.southstatebank.com.

Board Oversight of Risks Related to Financial Crimes and Fraud

Our Board recognizes the importance of complying with laws and regulations, including those applicable to financial crimes and fraud. As a regulated and publicly traded institution, the Company has adopted policies, procedures and internal controls as required by law and regulation, including the requirements imposed by the Sarbanes Oxley Act, the Bank Secrecy Act (“BSA”), and others. The Bank’s Financial Intelligence Unit monitors its compliance with BSA and Anti-Money Laundering (“AML”) laws and regulations, as well as the requirements of the Office of Foreign Assets Control (“OFAC”) relating to, among others, sanctions compliance, and oversees our anti - fraud programs, including investigations, reporting, trend and root cause analyses and mitigation efforts. Our training program requires directors, officers, and employees to receive annual training on BSA, AML and OFAC policies and procedures in place to comply with these laws and regulations. As part of the Risk Committee’s responsibility for monitoring key business and regulatory risks, the Risk Committee reviews presentations and reports at each meeting on the Company’s BSA, AML and OFAC exposure, and its mitigation efforts. The Risk Committee also annually approves the Company’s BSA, AML, and OFAC Programs and the Company’s BSA/AML and OFAC Risk Assessment, setting forth the Company’s assessment of the risk of its operations, products, services, and footprint for BSA, AML and OFAC compliance.

Compensation Governance and Risk Management

Compensation Governance

The Compensation Committee oversees the Company’s compensation plans and practices. The fundamental philosophy underpinning the Compensation Committee’s governance process is to reward NEOs and other executives for their performance in meeting the Company’s guiding principles of soundness, profitability, and growth by pursuing strategies that are expected to maximize shareholder value over time without exposure to excessive risk. The Compensation Committee’s primary responsibilities include establishing goals, evaluating performance in light of the articulated goals and objectives, and setting compensation.

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Compensation Risk Management Policies and Practices

Our compensation governance structure allocates responsibility so that our Board, Compensation Committee, and the appropriate management-level governing body makes compensation decisions with documented input from the Risk Management, Legal and Compliance Departments. The Compensation Committee has adopted and annually reviews our Incentive Compensation Policy, which defines the framework for oversight of an enterprise-wide incentive program design and implementation.

Our Incentive Compensation Policy is designed to reward appropriately our employees in the business lines through responsible sales practices without encouraging excessive risks and recognizes that the effective management of incentive compensation is an essential component of safe and sound banking practices. Our Incentive Compensation Policy establishes frameworks for: the oversight and governance of incentive plans; internal controls put in place around the design, implementation, and maintenance of plans; the balance between competitive compensation and risk; the scheduled assessment of risk associated with incentive plans; the ongoing monitoring incentive plans; and annual ethical sales training.

The Incentive Compensation Committee oversees the review and approval of all incentive plans and associated risk assessments and any material changes to existing incentive plans. This Incentive Compensation Committee is assisted in its responsibilities by an Incentive Working Group, represented by the Risk, Compliance and Legal Departments, which collaborates with the business lines in incentive plan design and risk assessment completion. On an annual basis, the Compensation Committee is presented with the incentive plan risk assessment analysis and Chief Risk Officer certification to enable the Compensation Committee to determine whether our compensation policy and incentive plans and practices create risks that are likely to have a material adverse effect or would cause plan participants to take excessive risks.

In 2023, the Company adopted a Compensation Recoupment Policy which is compliant with the requirements of Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 303A.14 of the NYSE Listed Company Manual. Effective as of October 2, 2023, this policy requires us to reasonably promptly recoup incentive - based compensation received by executive officers in the event of certain restatements of the Company’s financial statements due to material noncompliance with any financial reporting requirement under federal securities laws. A copy of this policy is attached as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 20, 2026. This Compensation Recoupment Policy complements a broader clawback policy, which has been in place since 2021, covering a broader scope of employees and compensation and other triggering events besides a restatement.

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SHAREHOLDER ENGAGEMENT

SHAREHOLDER ENGAGEMENT

We regularly engage with our shareholders to provide meaningful information about our Company. Our Executive Leadership team, which consists of our CEO, Chief Strategy Officer, and Chief Financial Officer, along with our Director of Investor Relations and Balance Sheet Strategies, regularly communicates with investors, provides investor presentations, hosts quarterly earnings calls, and participates in virtual and in-person meetings and larger conferences with institutional shareholder representatives as requested.

We continue to be actively engaged in outreach to the investment community. During 2025, we participated in over 250 meetings with investors, including participation in 12 investor conferences, events, and numerous other outreach efforts. Through these discussions, we facilitate communication with and obtain shareholder insight into, among other topics, the Company’s corporate governance, executive compensation, corporate stewardship, and other practices so that the Company can make deliberate, thoughtful, and balanced decisions that reflect the interests of our shareholder base. In 2025, investors were broadly supportive of our executive compensation program as evidenced by 96% of votes cast in support of our Say on Pay proposal at our 2025 annual meeting. Notwithstanding these positive results, we will continue to actively engage with investors to ensure their feedback is considered in our decision-making.

26 SOUTHSTATE

Related Person And Certain Other Transactions

RELATED PERSON AND CERTAIN OTHER TRANSACTIONS

The Bank has loan and deposit relationships with some of the directors of the Company and the Bank and loan, deposit, and fee-for-service relationships with some of the companies with which the directors are associated, as well as with some members of the immediate families of the directors. (The terms “members of the immediate families” or “immediate family members” for purposes of this section includes each person’s spouse, parent, stepparent, children, stepchild, sibling, mother and father-in-law, sons and daughters-in-law, and brothers and sisters-in-law, and any person sharing the same household of such person.) Such loan, deposit, or fee relationships were made in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and fee pricing, as those prevailing at the time for comparable transactions with other persons not related to the lender, and did not, at the time they were made, involve more than the normal risk of collectability or present other unfavorable features.

The Company has adopted a Code of Ethics that applies to our directors, officers, and employees, including the Company’s chief executive officer, chief financial officer, and chief accounting officer. Among other provisions, it contains written requirements for reviewing transactions between us and our directors and executive officers, their immediate family members, and entities with which they have a position or relationship. These requirements are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer. The Code also requires the Bank to comply with the Federal Reserve’s Regulation O, which requires extensions of credit to executive officers, directors, certain principal shareholders, and their related interests to (i) be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (ii) not involve more than the normal risk of repayment or present other unfavorable features. Our corporate ethics officer monitors Company compliance with the Code of Ethics and sends periodic reports on such compliance to the Board’s Audit Committee and management’s Incentive Compensation Committee. All such reports during 2025 contained routine, nonmaterial, Human Resources - related matters that did not involve any director, executive officer, or members of their respective immediate families.

Since 2020, we have engaged the law firm of Burr & Forman LLPC in the ordinary course of business, among other law firms, as tax counsel and expect to continue engaging the firm during the current fiscal year. Two brothers-in-law of William E. Matthews V, the Company’s Chief Financial Officer, are partners in Burr & Forman in practice areas outside of tax. The Company paid Burr & Forman LLP approximately $321,349 for its representation in 2025. This amount did not exceed five percent (5%) of the law firm’s gross revenue.

Mr. Corbett, our Chief Executive Officer, is the brother-in-law of Mr. Young, our Chief Strategy Officer. For compensation paid to each such NEO during 2025, see the Summary Compensation Table set forth on page 51.

2026 PROXY STATEMENT 27

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND CERTAIN BENEFICIAL OWNERS

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of our common stock beneficially owned as of February 13, 2026, by: (i) each director; (ii) each named executive officer; (iii) all directors and executive officers as a group; and (iv) beneficial owners of more than 5% of any class of our voting securities (as determined under SEC rules). As of that date, none of our directors and executive officers owned any shares of our common stock, other than as reported in the table below. Unless otherwise noted; all shares beneficially owned are held individually and not pledged as security; all shares of our common stock are subject to the sole voting and investment power of the directors and executive officers; and the address of each beneficial owner listed in the following table is c/o SouthState, 1101 First Street South, Suite 202, Winter Haven, Florida 33880.

	Common stock beneficially owned (1)	Other stock units		Total	Percent of Class
		Deferred director Stock Awards	Outstanding PSUs/RSUs (2)

Name
Directors
David R. Brooks (3)	429,429	—	—	429,429	*
Ronald M. Cofield, Sr. (4)	5,246	—	—	5,246	*
Shantella E. Cooper (5)	10,113	—	—	10,113	*
John C. Corbett (6)	147,129	—	89,458	236,587	*
Martin Bernard Davis (7)	9,639	—	—	9,639	*
Janet P. Froetscher (8)	9,453	—	—	9,453	*
Douglas J. Hertz (9)	30,949	—	—	30,949	*
Merriann Metz (10)	2,086	—	—	2,086	*
G. Ruffner Page Jr. (11)	219,776	—	—	219,776	*
William Know Pou Jr. (12)	35,398	—	—	35,398	*
James W. Roquemore (13)	52,934	—	—	52,934	*
David G. Salyers (14)	15,255	—	—	15,255	*
Benjamin J. Sasse (15)	—	—	628	628	*
G. Stacy Smith (16)	40,682	—	—	40,682	*
Joshua A. Snively (17)	12,935	—	—	12,935	*
Named Executive Officers
William Matthews V (18)	48,248	—	24,444	72,692	*
Richard Murray IV (19)	69,073	—	21,493	90,566	*
Renee R. Brooks (20)	46,769	—	19,224	65,993	*
Stephen D. Young (21)	57,057	—	31,956	89,013	*
Other executive officers as a group (10 persons)	149,866	—	78,009	227,875	*
All directors and executive officers as a group (29 persons)	1,392,037	—	265,212	1,657,249	1.7
* Indicates less than 1%

7
Name	Common Stock Beneficially Owned (22)	Percent of Class (22)
Beneficial Owners Holding More than 5%
BlackRock, Inc. (23) 50 Hudson Yards New York, NY 10001	8,953,084	8.8
The Vanguard Group (24) 100 Vanguard Boulevard Malvern, PA 19355	8,448,323	11.07
(1)	As reported to the Company by the directors, nominees, named executive officers, and other executive officers as a group. Includes the number of shares of which the named individual has the right to acquire ownership within 60 days of the date of this table pursuant to the below, including stock options that are or will become exercisable and restricted stock units that have or will become fully vested but not yet settled:

Name	Options	RSUs	Total
John C. Corbett	—	32,454	32,454
William E. Matthews V	—	7,806	7,806
Richard Murray IV	—	5,945	5,945
Renee R. Brooks	4,999	5,945	10,944
Stephen D. Young	—	10,433	10,433
Other executive officers as a group	—	17,859	17,859
All directors and executive officers as a group (16 persons)	4,999	80,442	85,441

(2)	Reflects outstanding and unvested RSUs and PSUs not considered beneficially owned assuming target performance for LTI plan years 2024, 2025 and 2026.

28 SOUTHSTATE

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND CERTAIN BENEFICIAL OWNERS

(3)	Includes 7,943 shares Mr. Brooks owns individually, 359,686 shares held by a limited liability partnership, 13,800 shares owned by his family foundation, and 48,000 shares owned by his family’s trusts.
(4)	Includes 5,246 shares Mr. Cofield owns individually.
(5)	Includes 10,113 shares Ms. Cooper owns individually.
(6)	Mr. Corbett is a Named Executive Officer for purposes of this proxy due to his role as Chief Executive Officer. Includes 1,347 shares owned by Mr. Corbett’s IRA account, and 145,782 shares owned individually.
(7)	Includes 9,639 shares Mr. Davis owns individually.
(8)	Includes 9,453 shares Ms. Froetscher owns individually.
(9)	Includes 18,502 shares Mr. Hertz owns individually, and 12,447 shares held by his family trust.
(10)	Includes 2,086 shares Ms. Metz owns individually.
(11)	Includes 81,625 shares Mr. Page owns individually, 64,056 shares held by his children’s trusts, and 74,095 shares held by a limited liability company of which Mr. Page is the managing member.
(12)	Includes 4,220 shares Mr. Pou owns individually, 19,863 shares owned jointly with his spouse, and 11,315 shares owned by a revocable trust he controls.
(13)	Includes 36,967 shares Mr. Roquemore owns individually, and 15,967 shares owned by his spouse.
(14)	Includes 7,554 shares Mr. Salyers owns individually, and 7,701 shares owned jointly with his spouse.
(15)	As of February 13, 2026, Mr. Sasse did not beneficially own any share of the Company’s common stock other than the 628 shares of unvested RSUs.
(16)	Includes 40,682 shares Mr. Smith owns individually.
(17)	Includes 5,566 shares Mr. Snively owns individually, and 7,369 shares owned jointly with his spouse.
(18)	Includes 18,176 shares Mr. Matthews owns jointly with his spouse, and 30,072 shares Mr. Matthews owns individually.
(19)	Includes 23,532 shares Mr. Murray owns individually, 35,385 shares Mr. Murray owns jointly with his spouse, and 10,156 shares held within his IRA.
(20)	Includes 41,770 shares Ms. Brooks owns individually and 4,999 shares subject to exercisable stock options outstanding.
(21)	Includes 57,057 shares Mr. Young owns individually.
(22)	Figures as of December 31, 2025.
(23)	Beneficial ownership of BlackRock, Inc. is based on its Schedule 13G/A filed with the SEC with respect to the Company on July 17, 2025, in which it reported sole power to vote or to direct the vote of 8,666,901 shares of our common stock and sole power to dispose or direct the disposition of 8,953,084 shares of our common stock.
(24)	Beneficial ownership of The Vanguard Group is based on its Schedule 13G/A filed with the SEC with respect to the Company on February 13, 2024, in which it reported shared power to vote or direct the vote of 47,984 shares of our common stock, sole power to dispose or direct the disposition of 8,319,873 shares of our common stock, and shared power to dispose or direct the disposition of 128,450 shares of our common stock.

Delinquent Section 16(a) Reports

As required by Section 16(a) of the Exchange Act, our directors and executive officers are required to report periodically their ownership of our stock and any changes in ownership to the SEC. Based solely on a review of reports filed with the SEC and on written representations made by these affiliates to the Company, the Company believes that all such reports for these persons were filed timely in 2025.

2026 PROXY STATEMENT 29

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

2025 Director Pay

The table below sets forth the annual compensation of our non-employee directors for fiscal year 2025. In July 2024, the Compensation Committee reviewed and performed an analysis of director compensation paid to our peers, as discussed on pages 47 and 48, and determined to adjust our director compensation to bring it in line with director compensation paid by such peers effective January 1, 2025, following the consummation of the Independent Merger. In July 2025, the Compensation Committee again analyzed director compensation, and following such analysis, retained the director compensation initially approved in July for the balance of 2025.

Cash Retainer (1)	Position
$80,000	Board Members
$80,000	Additional Fee to Independent Chair of the Board
$15,000	Chairs of the Risk, Governance and Nominating, and Compensation Committees
$20,000	Chair of Audit Committee
$15,000	Committee Members of the Audit Committee
$10,000	Committee Members of the Risk, Governance and Nominating, and Compensation Committees

Director Equity Retainer
● $100,000 issued May 1, 2025, in the form of RSUs that vest six months following the grant date.

●  If Board service is terminated due to death, all unvested RSUs will fully vest as of the date of death. If Board service is terminated for any reason other than death, any unvested RSUs outstanding as of the date of termination would be forfeited.

● Upon a change of control, all unvested RSUs will become fully vested and settled in shares of SouthState common stock.
(1)	Directors may elect to receive equity in lieu of cash retainer payments.

For 2026, the Compensation Committee reviewed and performed an analysis of director compensation paid to our peers and determined not to adjust Board compensation for 2026, other than approving a cash retainer of $45,000 to be paid to the Lead Independent Director (to be appointed in the event the Chief Executive Officer serves as the Chair of the Board).

Mr. Corbett, who is both an employee and a director, is not eligible to receive any equity, retainer, or fees for his service on the Board, including as Chair of the Board.

2025 Director Compensation Review

The Compensation Committee is responsible for reviewing, on an annual basis, the compensation paid to our directors and making recommendations to the Board on any adjustments to it. Working with its independent compensation consultant, the Compensation Committee annually assesses SouthState’s director compensation program relative to our peers. In making this assessment, the Compensation Committee reviews (i) the individual pay components of our program relative to the pay components for directors at our peers, (ii) the average total compensation of our Board members relative to directors at our peers, and (iii) our aggregate Board compensation as compared to our peer group. As noted above, the Compensation Committee approved adjustments to director compensation in 2025 to bring director compensation levels in line with market practice among our peers.

2025 Director Appointments

In connection with the Independent Merger, the Board approved the appointments of David R. Brooks, Janet P. Froetscher, and G. Stacy Smith to the Board (as well as the board of directors of the Bank), effective as of January 1, 2025. In connection with his appointment, Mr. Brooks entered into a transition agreement with the Company, which, among other things, provides for his service as a member of

30 SOUTHSTATE

DIRECTOR COMPENSATION

the Board until the 2027 annual shareholder meeting (subject to his election to the Board by our shareholders at the 2025 and 2026 annual shareholder meetings). On January 1, 2025, Mr. Brooks received a cash payment of $12,800,000, representing his contractual entitlement to certain cash payments under his change in control severance agreement with Independent, and in December 2024, he received a cash transaction bonus of $5,000,000. Mr. Brooks is otherwise eligible to receive the same compensation and benefits as other non-employee directors. Mr. Brooks is subject to restrictions on non-competition and non-solicitation for a period of two years and one year, respectively, following January 1, 2025, as well as on confidentiality and non-disparagement.

In addition, the Board approved the appointment of Benjamin J. Sasse to the Board, effective as of October 21, 2025.

Director Deferral Plan

Non-employee directors are permitted to make elections to defer (i) up to 100% of their cash retainer into a deferred income plan account and (ii) the settlement date with respect to either 50% or 100% of their annual RSU grant. Deferrals are not credited under the deferred income plan in respect of deferred RSUs until such RSUs have vested, at which time the director’s account is credited with a deemed investment in the SouthState Bank Corporation Stock Fund under the deferred income plan equal to the number of shares of Company common stock with respect to which the deferral election was made (net of any shares withheld in respect of applicable tax withholding obligations, if any, related to vesting).

Deferrals credited under the deferred income plan are fully vested at all times and are payable (a) with respect to cash retainers, in cash in annual installments for a period of up to 10 years and/or (b) with respect to amounts deemed to be invested in Company common stock (including through the SouthState Bank Corporation Stock Fund and any RSU accounts), in the form of common stock, following the first to occur of the participant’s separation from service or a change in control, subject to the director’s deferral elections.

Stock Retention Requirements, 10b5-1 Plans, and Hedging and Pledging Prohibitions

Stock Ownership Requirements. Directors are required to beneficially own a minimum of five times the director’s annual base cash retainer in market value of the Company’s common stock by the end of the fifth anniversary of being elected to the Board. Restricted stock and stock underlying or issuable pursuant to RSUs or the deferred income plan are counted toward these thresholds. After the threshold is attained, future changes in market value do not require the director to purchase additional stock. As of the end of 2025, all our directors have met or exceeded, or are in line to meet or exceed, their required ownership levels before their fifth anniversary of service commencement. Beneficially owned shares for these purposes include shares held by a director outright as well as unvested shares of restricted stock as to which a director has full voting privileges.

Insider Trading Policy and 10b5-1 Rules. The Company has adopted policies and procedures reasonably designed to promote compliance with relevant insider trading laws, rules and regulations, and NYSE listing standards. Our Insider Trading Policy currently contains guidelines for director and officer trading in Company stock, including prohibiting trades if the director or officer possesses material inside information. Our Insider Trading Policy also provides guidance on the adoption of 10b5-1 plans for directors and officers. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K filed with the SEC on February 20, 2026. It is also available on our website at https://www.southstatebank.com/ under the Corporate Governance tab of the Corporate Overview under “Investor Relations.”

Anti-Hedging and Anti-Pledging Policies. Under our Insider Trading Policy, directors, officers and employees are prohibited from: (1) engaging in hedging, monetizing or similar transactions that are designed to offset a decrease in the market value of any securities of the Company and (2) holding securities of the Company in a margin account or otherwise pledging securities of the Company as collateral for a loan.

2026 PROXY STATEMENT 31

DIRECTOR COMPENSATION

2025 Director Compensation

The following table shows the compensation paid to our 2025 non-management directors for their services in 2025:

	Fees earned or		All other
	paid in cash	Stock awards	compensation	Total
Director (1)	($) (2)	($) (3)	($)	($)
David R. Brooks	60,000	100,706.40	12,800,000 (8)	12,960,706.40
Ronald M. Cofield, Sr.	119,853	100,706.40 (4)	—	220,289.40
Shantella E. Cooper	107,083 (5)	100,706.40 (4)	—	207,789.40
Jean E. Davis	57,083	—	—	57,083
Martin B. Davis	112,500	100,706.40	—	213,206.40
Janet P. Froetscher	70,417	100,706.40	—	171,123.40
Douglas J. Hertz	185,000 (6)	100,706.40	—	285,706.40
Merriann Metz	92,917	100,706.40	—	180,706.40
G. Ruffner Page Jr.	101,667 (7)	100,706.40 (4)	—	202,373.40
William Knox Pou, Jr.	107,500	100,706.40	—	208,206.40
James W. Roquemore	103,750	100,706.40	—	204,456.40
David G. Salyers	95,000	100,706.40	—	195,706.40
Benjamin J. Sasse	—	—	—	—
G. Stacy Smith	70,417	100,706.40	—	171,123.40
Joshua A. Snively	115,000	100,706.40 (4)	—	213,206.40
(1)	Messrs. Brooks and Smith and Ms. Froetscher were appointed to the Board effective January 1, 2025. Mr. Sasse was appointed to the Board effective October 21, 2025. Ms. Davis retired from the Board immediately prior to the 2025 shareholder meeting held April 23, 2025.
(2)	Includes total compensation earned through Board fees, retainers, and committee fees, whether paid or deferred. Refer to the “Director Compensation – 2025 Director Pay” section for more information regarding committee membership and fees.
(3)	RSUs were awarded to non-employee directors on May 1, 2025, in the amount of $100,000. These awards vested on November 1, 2025. The market value of the shares is determined by the closing market price of our common stock October 31, 2025 ($88.65), the last business day prior to the November 1, 2025 vesting date, computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts for awards granted in 2025 are included in Note 17 in the “Notes to Consolidated Financial Statements” included within the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. None of our non-employee directors had any unvested stock awards outstanding as of December 31, 2025.
(4)	Reflects amounts deferred under Nonemployee Directors Deferred Income Plan. Please refer to the section captioned “Director Compensation – Director Deferral Plan” on page 31 for more information.
(5)	Reflects equity in lieu of cash of $107,083 deferred under the Nonemployee Directors Deferred Income Plan. Please refer to the section captioned “Director Compensation – Director Deferral Plan” on page 31 for more information.
(6)	Includes equity in lieu of cash of $185,000.
(7)	Reflects equity in lieu of cash of $101,667 deferred under the Nonemployee Directors Deferred Income Plan. Please refer to the section captioned “Director Compensation – Director Deferral Plan” on page 31 for more information.
(8)	Reflects a cash payment of $12,800,000, representing Mr. Brooks’ contractual entitlement to certain cash payments under his change in control severance agreement with Independent.

32 SOUTHSTATE

PROPOSAL 2: APPROVING OUR EXECUTIVE COMPENSATION (AN ADVISORY, NON-BINDING “SAY ON PAY” RESOLUTION)

PROPOSAL 2: APPROVING OUR EXECUTIVE COMPENSATION (AN ADVISORY, NON-BINDING “SAY ON PAY” RESOLUTION)

Proposal 2 asks shareholders to approve, on an advisory basis, our 2025 executive compensation program. At the 2025 annual meeting of shareholders, 96% of the votes cast on the Say on Pay proposal were cast in support of our 2025 compensation of our Named Executive Officers. We believe that offering our shareholders the opportunity to vote on NEO compensation on an annual basis reinforces our commitment to the feedback of our shareholders.

In 2020, we brought together an executive leadership team with the appropriate strategic vision and experience to guide the Company as it continues to grow into a Southeast regional institution. In March 2022, we expanded on that strategic vision by completing the merger with Atlantic Capital Bancshares, Inc. (the “Atlantic Capital Merger”) and most recently, in January 2025, by completing the Independent Merger, the largest transaction in the Company’s history. Our performance-based executive compensation program, which became effective in January 2021, is designed with that strategic vision in mind -- to reflect our guiding principles of soundness, profitability and growth and to align our executive compensation with shareholder return based on our overall profitability on both a short-term and long-term basis, while including metrics that will discourage our NEOs from pursuing strategies that would expose the Company to excessive risk.

In deciding whether to approve our pay practices for our NEOs, we ask that you consider the description of our executive compensation program provided in the “Compensation Discussion and Analysis,” the compensation tables and the accompanying narratives. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our shareholders to vote “FOR” the following resolution:

“Resolved, that the shareholders approve the compensation paid to SouthState’s NEOs, as described in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures in the Company’s 2026 Proxy Statement.”

Your vote on this proposal, which is required by Section 14A of the Exchange Act, is “advisory” and will serve as a non-binding recommendation to the Board. The Compensation Committee will seriously consider the outcome of this vote when determining future executive compensation arrangements.

Our Board unanimously recommends a vote “for” approving our executive compensation (an advisory, non-binding “Say on Pay” resolution) (Proposal 2).

2026 PROXY STATEMENT 33

Compensation DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

1.     Executive Summary

a.       Our Named Executive Officers

Our NEOs for 2025 are identified below and include the Chief Executive Officer and Chief Financial Officer of the Company and our next three most highly compensated executive officers.

Named Executive Officers	Title	Years of Service (1)
John C. Corbett	Chief Executive Officer of the Company and President and Chief Executive Officer of the Bank	26
William E. Matthews V	Chief Financial Officer of the Company and the Bank	14
Richard Murray IV	President of the Company	15
Renee R. Brooks	Chief Operating Officer of the Company and the Bank	29
Stephen D. Young	Chief Strategy Officer of the Company and the Bank	24

(1)	Reflects combined years of service at SouthState and CenterState for NEOs. With regard to Messrs. Matthews and Murray, these figures include their tenures as CFO and Chief Executive Officer, respectively, of NCOM.

The following provides a brief biographical description of each of our NEOs, other than Mr. Corbett, for whom we have provided biographical information under the Board biographical information above. All positions held by each of our NEOs, including the period each such position has been held, a brief account of their business experience during at least the past five years and certain other information is provided below. Information concerning directorships, committee assignments, minor positions, and peripheral business interests have not been included.

●	William E. Matthews V, age 61, was appointed as our Chief Financial Officer on June 7, 2020, in connection with the CenterState Merger. Before that, he served as Executive Vice President and Chief Financial Officer of CenterState and CenterState Bank (2019 to June 7, 2020); President and Chief Financial Officer of NCOM (2018 to 2019); Chief Financial Officer of NCOM and NBC (2011 to 2019); NCOM and NBC Board member (2010 to 2019, Vice Chair 2012 to 2019); Partner at New Capital Partners, Birmingham, Alabama (2009 to 2011); Chief Financial Officer of RBC Bank (USA) (2008 to 2009); Executive Vice President and Chief Financial Officer of Alabama National Bancorporation (1998 to 2008). Mr. Matthews has been actively engaged in the community, having served on the boards of several non-profit organizations, including Vulcan Park Foundation, Girls, Inc., Childcare Resources, Workshops, Inc., and Start the Adventure in Reading.
●	Richard Murray IV, age 63, was appointed the President of the Company on June 7, 2020, in connection with the CenterState Merger, and on April 1, 2023, he assumed leadership over the commercial and consumer banking divisions upon the retirement of the Chief Banking Officer. Murray previously served as Chief Executive Officer of CenterState Bank and a Director of both CenterState and CenterState Bank. Prior to joining CenterState, Murray served as the Chairman of NCOM, its Chief Executive Officer, and President (2017 to 2019). He also served as the President of National Bank of Commerce (“NBC”), NCOM's bank subsidiary (2012 to 2018). In addition, Murray served as the Chief Operating Officer of NCOM (2010 to 2018) and served as the Chief Operating Officer of NBC (2010 to 2012). He previously served as President and Chief Operating Officer of Alabama National Bancorporation starting 2000 until it was acquired in 2008, and then as Regional President (Alabama and Florida) of RBC Bank (USA) from February 2008 to July 2009. Prior to Alabama National, he began his career at SouthTrust Bank in 1984. A community leader, Murray currently serves on the Board of the Quarterbacking Children’s Health Foundation, and served as President of its fundraising arm, the Monday Morning Quarterback Club. He also currently serves on the board of the Birmingham Business Alliance, and he is a former member of the United Way of Central Alabama board, the Mountain Brook City Board of Education, the Kiwanis Club of Birmingham, and the O’Neal Library Foundation board.
●	Renee R. Brooks, age 56, has served as the Chief Operating Officer of the Company since 2018 and was appointed the Chief Operating Officer of the Bank on June 8, 2020, in connection with the CenterState Merger. Before that, she also served as: Chief Operating Officer for South State Bank, a predecessor of the Bank (2018 to 2020); Chief Administrative Officer for the Company and South State Bank (2012 to 2018); Chief Risk Officer (in addition to the title of Chief Administrative Officer) for the Company and South State Bank (2015 to 2017); Head of Retail Banking for the Company and South State Bank (2009 to 2012); and Commercial Banking Manager and Regional Leader for South State Bank (2005 to 2009); Chief Operating Officer of The Mortgage Banc, a subsidiary of the Company (2000 to 2005); and Commercial Team Lead for de novo bank NBYC, a bank subsidiary of the Company (1996 to 2000). In addition to her other responsibilities, Ms. Brooks also served as the Corporate Secretary for the Company and

34 SOUTHSTATE

Compensation DISCUSSION AND ANALYSIS

South State Bank (2007 to 2014). Before joining the Company in 1996, Ms. Brooks served a Commercial Lender (1994 to 1996) and a Consumer Lender and Assistant Branch Manager (1992 to 1994) for Wachovia Bank. Ms. Brooks is an active member of the community, having served on and supported numerous boards and civic organizations throughout her tenure with the Company.
●	Stephen D. Young, age 50, was appointed as our Chief Strategy Officer on June 7, 2020, in connection with the CenterState Merger. Prior to June 2020, Mr. Young served as Executive Vice President and Chief Operating Officer of CenterState (2016 to June 7, 2020) and CenterState Bank (May 2010 to June 8, 2020) and as Executive Vice President and Chief Financial Officer of CenterState Bank (2002 to 2010). From 1998 to 2001, Mr. Young was a senior auditor with Deloitte & Touche LLP. Mr. Young is the brother-in-law of Mr. Corbett, the Company’s Chief Executive Officer. Mr. Young has been actively engaged in the community, having served on the boards of several non-profit organizations including The Salvation Army of East Polk County, Parker Street Ministries, SeeJesus, and Geneva Classical Academy.

b.       2025 Highlights

In 2025, we continued to emphasize performance achievement and reinforce our pay for performance philosophy through our executive compensation program. Our accomplishments in 2025 have laid the foundation for long-term soundness, profitability, and growth. Our accomplishments during the year include:

Closed the acquisition of Independent Bank Group, Inc. on January 1, 2025, marking SouthState's entry into the attractive Texas and Colorado markets, and completed a successful conversion of Independent to SouthState systems in May

Diluted Earnings Per Share (“EPS”) of $7.87, up 13% from 2024 levels, and adjusted EPS of $9.50 up 32% from the prior year; PPNR per share of $12.55, up 30% from 2024 (1)

Produced strong returns on capital, with a 16.7% return on average tangible common equity (“ROATCE”) and a 19.9% adjusted ROATCE; return on average assets (“ROAA”) of 1.22% and adjusted ROAA of 1.48% (1)

Book value per share ended at $91.38, up 18% from year end 2024; grew tangible book value per share by 10% over year-end 2024, after closing a sizable acquisition, increasing the quarterly dividend 11% in July, and repurchasing 2.4% of the Company (1)

Achieved record loan production of $12.7 billion
Recognized strong results from our investment in company culture and leadership development, with employee engagement scores in the top 10% of financial institutions
Recognized as an industry leader in terms of client experience, ranking in the 95th percentile for award recognition among over 500 banks tracked in the 2025 Greenwich Coalition Awards (2)
Recognized as a top quartile performer in J.D. Power’s annual US Retail Banking Satisfaction Study which uses net promoter score and other retail customer satisfaction metrics
(1)	Adjusted EPS, PPNR per share, adjusted ROATCE, and adjusted ROAA are Non-GAAP measures that exclude the impact of merger, branch consolidation, severance-related, and other expense, gains or losses on AFS securities and other one-time adjustments such as FDIC special assessment, gain on sale leaseback, net of transaction costs, initial provision for credit losses on non-PCD loans and unfunded commitments, all net of tax, and deferred tax asset remeasurement. PPNR per share also excludes income taxes and provision for credit losses. ROATCE and adjusted ROATCE further exclude after-tax amortization of intangibles. Tangible measures are non-GAAP measures and exclude the effects of goodwill and other intangible assets. See reconciliation of GAAP to Non-GAAP measures in Appendix A.
(2)	2025 Coalition Greenwich Awards, https://www.greenwich.com/document-type/greenwich-awards

2026 PROXY STATEMENT 35

Compensation DISCUSSION AND ANALYSIS

The Compensation Committee of the Board has approved a performance-based executive compensation program applicable to each of our NEOs, including the CEO, described below. We believe this performance-based compensation program reflects our guiding principles of soundness, profitability and growth and aligns our executive compensation with shareholder return based on our overall profitability on both a short-term and long-term basis, while including metrics that will discourage our NEOs from pursuing strategies that would expose the Company to excessive risk.

Under the SouthState executive compensation program assuming target performance levels: (i) approximately 81% of our CEO’s 2025 pay was variable, while approximately 70% of the average pay of the other NEOs was variable; and (ii) approximately 60% of our CEO’s 2025 pay was performance-based, while approximately 53% of the average pay of the other NEOs was performance-based. Such compensation consists of base salaries, the AIP awards, and LTI awards granted in 2025 as reflected in the tables set forth under the section captioned “2025 Compensation Paid or Awarded to Our NEOs – Incentive Awards” beginning on page 44.

(1)	Percentages exclude the total direct compensation for Mr. Corbett.

2.     Executive Compensation Governance

a.       Pay Evaluation and Decision Process

SouthState’s executive compensation program is structured to be performance-based to align total compensation with SouthState’s guiding principles of soundness, profitability, and growth and to the achievement of financial and strategic goals. While our executive compensation program provides a variety of compensation elements designed to provide a comprehensive and competitive pay package, a meaningful portion of total compensation is typically variable and tied to metrics aligned with future shareholder return, thereby rewarding our NEOs and other executives for pursuing strategies that are expected to maximize shareholder value over time without exposure to excessive risk. Our Compensation Committee has the primary responsibility for approving our compensation strategy and philosophy, and the compensation programs applicable to our NEOs.

36 SOUTHSTATE

Compensation DISCUSSION AND ANALYSIS

The Compensation Committee annually reviews and validates its compensation philosophy with the assistance of the Compensation Committee’s independent compensation consultant. The purpose of the review is to ensure that compensation decisions made by the Compensation Committee and the Board of Directors are consistent with this philosophy. The fundamental philosophy of our compensation program is to offer competitive compensation opportunities for executive officers that:

When setting compensation, the Compensation Committee considers a range of factors that indicate successful management, including:

●	Company, line of business and individual performance (both financial and non-financial)
●	Adherence to sound risk management policies
●	Year over year performance
●	Performance as compared to competitor peer group
●	Promotion of the core values of the Company

Our CEO works closely with the Compensation Committee in establishing executive compensation and overall bonus and incentive payments (other than with respect to his own compensation). The CEO evaluates the performance of the other senior executives, and based on these performance evaluations, market compensation surveys, and other data, he makes compensation recommendations, including with respect to incentive compensation payments, to the Compensation Committee and shares with its members the basis for his recommendations. The Compensation Committee, at its discretion, may accept, approve, reject, or modify the CEO’s recommendation. With respect to the compensation of the CEO, the Compensation Committee evaluates the CEO’s performance and determines his compensation without the CEO present.

Taking these factors into consideration, the Compensation Committee exercises its discretion and authority granted by the Board to determine the appropriate compensation for the CEO and each other NEO. While the Compensation Committee Charter permits the Compensation Committee to confer with other members of the Board as to their respective views on establishing compensation, the Compensation Committee has exercised final approval over compensation for the CEO and, prior to the elimination of its role, the Executive Chairman. The Compensation Committee continues to assess our pay practices to balance risks with our commitment to link NEO pay to our performance while maintaining executive compensation programs that are market competitive and shareholder aligned.

2026 PROXY STATEMENT 37

Compensation DISCUSSION AND ANALYSIS

b.       Compensation Risk Management Features

Our Compensation Committee believes that the design and governance of our executive compensation program encourage executive performance consistent with the highest standards of risk management.

i.       Pay Practices

The Compensation Committee has implemented pay and governance practices that reinforce our principles, support sound risk management, and align with our shareholders:

✓    Pay for Performance: We apply a framework based on soundness, profitability, and growth goals to drive short-term and long-term shareholder value.

✓  Annual Say on Pay Vote: We conduct an annual Say on Pay vote in line with best governance practices.

✓    Stock Ownership Guidelines: We maintain strict stock ownership requirements for our Executive Leadership and Directors.

✓    Insider Trading Policy and Strong Pledging and Hedging Prohibitions: Executive Leadership and Directors are expected to comply with our SEC-compliant Insider Trading Policy, including with respect to Rule 10b5-1 trading plans, and prohibitions on pledging or hedging/speculative trading in shares of SouthState stock.

✓    Independent Compensation Consultant: The Compensation Committee engages an independent compensation consultant who reports directly to the Compensation Committee.

✓    Recoupment Policies: We maintain a compensation recoupment policy that requires us to recoup reasonably promptly incentive-based compensation received by executive officers in the event of certain restatements of our financial statements due to material noncompliance with any financial reporting requirement under federal securities laws, and which complements a broader clawback policy covering a broader scope of employees and other triggering events besides a restatement.

✓    Responsible Equity Grant Practices: We use the average of the closing price of our common stock for the preceding month to determine the number of PSU or RSU awards but recognize the expense of all share-based awards in our income statement over the award’s minimum required service period.

⌧   No New Excise Tax Gross-Ups: We do not provide gross-up payments for excise taxes other than under historic grandfathered arrangements.

⌧   No New Single Trigger Payments: Following the CenterState Merger, we no longer provide single trigger severance payments other than under historic grandfathered arrangements.

⌧   Severance: We provide only cash severance (in the form of base salary, cash bonuses, and COBRA coverage) pursuant to the terms of the NEOs’ employment agreements.

⌧ No Repricing: We do not allow for repricing of stock options without our shareholders’ consent.

⌧ No Excessive Perquisites: We do not provide our NEOs with excessive perquisites beyond what is reasonable and appropriate to increase the productivity of our NEOs.

ii.       Impact of Compensation Practices on Risk Management

The Company’s incentive governance process includes a framework for developing new incentive compensation policies and procedures and a robust, multi-layered risk review process designed to comply with applicable law. The Compensation Committee has ultimate authority regarding all incentive plans. The Compensation Committee reviews and approves any material changes to incentive plans. An Incentive Compensation Committee at the management-level is responsible for reviewing the annual risk review process for incentive plans and monitors business line compliance with the approved incentive plans. The Compensation Committee reviews and approves the annual incentive plan risk assessments. For additional information, please see the discussion captioned “Compensation Governance and Risk Management – Compensation Risk Management Policies and Practices” beginning on page 25.

We believe that our layered compensation governance approach, which includes offering a mix of fixed and variable compensation, performing annual incentive plan risk assessments, setting appropriate performance metrics that reward performance without encouraging excessive risk, and monitoring incentive plan awards, allows us to effectively mitigate excessive risk. The Chief Risk Officer presented the 2025 and 2026 incentive plans and risk review analyses for 2025 and 2026 plans, respectively, to the Compensation Committee, and based on its deliberations, the Compensation Committee concluded that our compensation and incentive plans and practices for 2025 and 2026 do not create risks that are likely to have a material adverse effect or would cause plan participants to take unnecessary risks.

38 SOUTHSTATE

Compensation DISCUSSION AND ANALYSIS

c.       Role of Compensation Consultant

The Compensation Committee engages an independent compensation consultant to provide market reference perspective and serve as an advisor. The independent compensation consultant serves at the request of, and reports directly to, the Compensation Committee. Further, the Compensation Committee has the sole authority to engage a compensation consultant and approve the independent compensation consultant’s fees and other terms of the engagement.

For 2025, the Compensation Committee engaged the services of FW Cook as its independent consultant. FW Cook performed a review of our director and executive compensation programs, provided peer group analyses, advised on regulatory developments, corporate governance, and best practice trends, and participated in the Compensation Committee meetings held during 2025. The Compensation Committee considered the independence of FW Cook in light of applicable SEC rules and the NYSE Listing Standards. The Compensation Committee requested and received a report from FW Cook addressing the independence of FW Cook and its senior advisors. The following factors were considered: (1) services other than compensation consulting provided to us by FW Cook; (2) fees paid by us as a percentage of FW Cook’s total revenue; (3) policies or procedures maintained by FW Cook that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors of FW Cook and a member of our Compensation Committee; (5) any stock of the Company owned by the senior advisors of FW Cook; and (6) any business or personal relationships between our executive officers and the senior advisors of FW Cook. The Compensation Committee discussed these considerations and concluded that the work performed by FW Cook, and FW Cook’s senior advisors involved in the engagements did not raise any conflict of interest.

During 2025, FW Cook provided the following services to the SouthState Compensation Committee:

●	provided data and analysis to the Compensation Committee regarding compensation related trends in the banking industry;
●	reviewed the Company’s total compensation philosophy for reasonableness and appropriateness;
●	reviewed overall compensation levels;
●	reviewed the competitiveness of the compensation elements currently offered by the Company to its top executives, including base salary, annual incentive or bonus, long-term incentives (stock options, restricted stock, RSUs and PSUs), all other compensation, and changes in retirement benefits as compared to those of the customized peer group;
●	advised the Compensation Committee regarding the compensation of outside directors, including the competitiveness of its elements as compared to the defined peer group;
●	recommended and made observations regarding the potential alignment of the Company’s executive compensation practices with the Company’s overall business strategy and culture relative to the market as defined by the peer group (including a review of the current performance-based programs with respect to the annual cash incentives and annual equity grants);
●	interacted with management to obtain compensation and benefits data, as well as other relevant information that is not available from public sources, to understand the scope of the various executive jobs to provide accurate benchmarking and confirm accurate and up-to-date factual and data analyses; and
●	provided market and peer data and recommendations on executive management compensation.

In addition, the Company engaged McLagan, an AON Company, to assist the Company with calculating the potential payments to our NEOs upon termination or change in control as disclosed in the 2025 Proxy Statement and continued that limited engagement for purposes of assisting the Company with the calculations disclosed in this Proxy Statement on page 57 below. In addition, we participated in McLagan’s annual survey of regional and community banks’ incentive compensation practices for specific lines of business, including commercial and specialty lending divisions, and executive management received a report of such results for banks with assets between $20 and $100 billion in assets.

2026 PROXY STATEMENT 39

Compensation DISCUSSION AND ANALYSIS

3.     Our 2025 Compensation Program

For 2025, the Compensation Committee of the Board approved a performance-based executive compensation program which is designed to reflect the compensation principles described above while including metrics that will discourage our NEOs from pursuing strategies that would expose the Company to excessive risk.

a.       Executive Pay Components and Variable Pay Mix

The elements of our executive compensation program for 2025 included:

Base salary	Performance Based Annual Cash Incentive Program ("AIP")	Long Term Incentive Program ("LTIP")	
Annually reviewed by the Compensation Committee; reflects scope of responsibilities based on years of experience, performance, skills and knowledge	Designed to (i) encourage, recognize and reward achievement of performance metrics, (ii) reward NEOs for shareholder value creation, and (iii) align NEO and shareholder interests	Designed to reward NEOs for shareholder value creation, to align NEO and shareholder interests, and to retain and motivate talented NEOs. Equity-based and provided under shareholder-approved plans that permit granting a variety of equity-based awards 3-year term	
Provides income stability to allow NEOs to focus on the execution of strategic goals and to attract and retain highly qualified NEOs	Provides short-term variable pay for the performance year by NEOs	**Performance Share Units ("PSUs")** Rewards achievement of corporate, team and individual performance metrics over a prescribed performance period	**Restricted Share Units ("RSUs")** Rewards sustainable long-term appreciation of the Company's stock price and aligns NEO compensation with stock price appreciation
		60% of LTIP opportunity	40% of LTIP opportunity

b.       Base Salaries

We pay base salaries to attract, reward, and retain senior executives to compete for talent. Each year, the Compensation Committee reviews the salaries of our NEOs as a percentage of total target compensation and makes appropriate adjustments to maintain competitive market levels, which are based on the experience and scope of responsibilities of each NEO. The Compensation Committee typically conducts these evaluations during the third quarter of our fiscal year. In December 2024, in anticipation of the closing of the Independent Merger on January 1, 2025, the Compensation Committee approved a modest five percent (5%) increase in base salaries for the NEOs for 2025, as further described under “2025 Compensation Paid or Awarded to our NEOs – Base Salaries” starting on page 44.

c.       Annual Cash Incentive and Long-Term Incentive Plans

The table below summarizes the components of each of the Annual Cash Incentive Plan (“AIP”) and Long-Term Incentive (“LTI”) Plan approved by the Compensation Committee for 2025, including the performance metrics that are being applied, and purpose for including such components.

The Compensation Committee annually sets the amount of each executive’s threshold, target, and maximum award that can be awarded under the AIP, determined as a percentage of the participant’s base salary. In addition, the Compensation Committee approves the form of LTI awards and the related performance conditions for each executive under the LTI plan in a manner designed to align the interests of our executives with those of our shareholders. Each January, the Compensation Committee reviews the Company’s performance for the prior fiscal year, aligns such performance with the opportunities and metrics under the AIP and LTI plan, and calculates and approves the awards to be granted. Following Board approval of such awards, the awards are granted to the NEOs in late January.

40 SOUTHSTATE

Compensation DISCUSSION AND ANALYSIS

The Compensation Committee establishes rigorous performance goals that are designed to achieve strong results without encouraging excessive risk-taking. For 2025, the metrics for receiving AIP and LTI awards were as set forth below:

Annual Cash Incentive

- **Adjusted PPNR less Net Charge Offs (1)(3) (80%):** Measures the core profitability of the Company using actual credit losses incurred in place of the provisions for credit losses. In response to the 2020 Current Expected Credit Losses ("CECL") accounting changes, the Compensation Committee sought to insulate incentive performance from volatility related to CECL credit loss provisioning for the year. As a result, net charge-offs, which better reflects actual performance, was substituted for provision in the calculation of adjusted PPNR. Investors and analysts widely use the PPNR metric to measure pre-tax profitability excluding any cost or benefit of provision expense or release and the Net Charge Offs metric to measure actual credit losses.

- **NPA/Loans + OREO (4) (20%):** Measures the level of non-performing assets. Investors and analysts widely use the measure-to-measure asset quality, which is critical to the Company's soundness.

The Committee established performance goals for Adjusted PPNR less Net Charge Offs and NPA/Loans + OREO at the beginning of 2024 and applied no adjustments to the goals or performance results when evaluating achievement at the end of the performance period.

Long Term Incentive (PSUs and RSUs)

- **PSUs (60%):** Awarded in the form of PSUs that vest ratably over 3 years on January 1 of each subsequent year.
    - **TBV Growth (5) (50%):** The Compensation Committee believes this measure correlates with growth in the per share value of the Company. Using a 3-year cumulative approach encourages strong performance over a sustained period of time. Awarded in the form of PSUs.
    - **3-Year Cumulative Relative Return on Average Tangible Common Equity ("ROATCE") 50%) (2):** The Compensation Committee believes that ROATCE is meaningful because it measures, as relative to peers, the Company's (i) capital formation rate and (ii) its ability to fund growth and capital returns to shareholders. Using a 3-year cumulative approach encourages strong performance over a sustained period of time. Awarded in the form of PSUs.

- **RSUs (40%):** Awarded in the form of RSUs at target opportunity that vest ratably over 3 years on January 1 of each subsequent year.

(1)	Adjusted PPNR is a non-GAAP financial measure that excludes the impact of merger, branch consolidation, severance-related, and other expense, gains, or losses on AFS securities and other one-time adjustments such as FDIC special assessment, gain on sale leaseback, net of transaction costs, initial provision for credit losses on non-PCD loans and unfunded commitments, all net of tax, deferred tax asset remeasurement, and applicable donations with tax credits. See reconciliation of GAAP to Non-GAAP measures in Appendix A.
(2)	Adjusted ROATCE is defined as Core ROATCE as reported by S&P Global Market Intelligence and adjusted for the impact of provision for credit losses recorded for non-purchase credit deteriorated loans acquired during the measurement period. Core ROATCE, as reported by S&P Global Market Intelligence, excludes the effects of one-time adjustments such as gain or losses on available for sale securities, merger related expenses, FDIC special assessment, branch consolidation expenses, gain on sale leaseback, net of transaction costs, and amortization of intangible assets, net of tax. See reconciliation of GAAP to Non-GAAP measures in Appendix A.
(3)	Adjusted PPNR less Net Charge-Offs equals net income before income taxes and provision for credit losses and excludes items as noted in note (1) above, less loan charge-offs, net of recoveries, on non-PCD loans recorded during the measurement period.
(4)	Non-performing assets divided by the sum of loans plus other real estate owned on an absolute basis and as compared to our peers. A ratio less than or equal to 0.75% is maximum performance. A ratio above 0.75% results in a peer group comparison.
(5)	TBV Growth is the compounded tangible book value growth per share excluding: (a) the impact of cumulative dividends per share paid to shareholders during the measurement period; (b) the impact of share repurchase activity on the Tangible Book Value per share during the measurement period; and (c) the impact of the change in accumulated other comprehensive income during the measurement period as described below.

Each year, the Compensation Committee assesses the appropriateness of the prospective metrics for AIP and LTI awards. For the 2025 AIP, the Compensation Committee approved prospective performance metrics for the NEOs which included adjusting the calculation for the Adjusted PPNR metric to exclude Net Charge-offs in order to provide a more appropriate measure of net income outside of fluctuations in the CECL reserve.

For LTI determinations for 2025, the Compensation Committee approved an LTI award mix of 60% PSUs and 40% RSUs of the overall LTI opportunity.

2026 PROXY STATEMENT 41

Compensation DISCUSSION AND ANALYSIS

The 2025 AIP and LTI target opportunities as a percentage of base salary for each of the NEOs are outlined in the table below.

Name	AIP Opportunity (Cash) (1)	LTI Opportunity 40% RSUs 60% PSUs (2)
John C. Corbett, Chief Executive Officer	150%	285%
William E. Matthews V, Chief Financial Officer	85%	150%
Richard Murray IV, President of the Company	85%	125%
Renee R. Brooks, Chief Operating Officer	85%	125%
Stephen D. Young, Chief Strategy Officer	115%	175%
(1)	Maximum payout under the AIP is 200% of the target AIP opportunity which represents an increase from 150% in 2024. This change was made for the purpose of bringing our cash-based incentive program in line with our peers following the Independent Merger.
(2)	40% in the form of time-vesting RSUs that vest ratably over a three-year vesting period on January 1 of each year following the year of grant and 60% in the form of PSUs that are eligible to vest and become earned between 0% and 150% of target levels based on the achievement of a TBV Growth performance metric and a 3-Year Relative ROATCE performance metric, equally weighted, over a three-year performance period, subject to the NEO’s continued employment with us through the vesting date.

Following the completion of the Independent Merger, the Compensation Committee reviewed our compensation consultant’s competitive analysis of incentive programs sponsored by our peers and approved certain changes for 2025 to bring our incentive programs in line with our peers. For 2025, the Compensation Committee approved (i) with regard to Mr. Corbett, an increase in target AIP opportunity from 125% to 150% of base salary and an increase in target LTI opportunity from 280% to 285% of base salary, and (ii) with respect to Ms. Brooks and Messrs. Matthews, Murray and Young, a ten percent (10%) increase in the executive’s target AIP opportunity and a twenty percent (20%) increase to the executive’s target LTI opportunity.

We believe this performance-based compensation reflects our guiding principles of soundness, profitability, and growth, and aligns our executive compensation with shareholder return based on our overall profitability on both a short-term and long-term basis, while including metrics that will discourage our NEOs from pursuing strategies that would expose the Company to excessive risk.

d.       Clawback Feature

Pursuant to the Dodd-Frank Act, incentive-based compensation paid to executive officers are subject to recoupment under the Company’s Compensation Recoupment Policy if the Company is required to prepare an accounting restatement due to the material noncompliance of the company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Key terms of the policy include:

●	Incentive-based compensation that an executive officer is granted, earned, or vested, wholly or in part, upon the attainment of a financial reporting measure is subject to recoupment under the policy. Base salary, time-based incentive awards, and discretionary bonuses are not subject to this policy.
●	Only current and former executive officers are subject to the policy, which includes our CEO and president, the principal financial officer, the principal accounting officer, any vice-president in charge of a principal business unit, division or function, and any other officer who performs a policy-making function for the Company.
●	The incentive-based compensation subject to recovery is the gross (not after-tax) amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts.
●	Incentive-based compensation is subject to a three-year lookback from the date we are required to prepare an accounting restatement.

Under the oversight and supervision of the Compensation Committee, the Director of Human Resources is responsible for the (i) daily administration of this policy and (ii) collaboration with the Finance Department in the event a financial restatement requires calculation and recoupment of incentive payments that were erroneously awarded. The Compensation Committee has the authority to update and modify the Compensation Recoupment Policy to the extent necessary and appropriate to meet with changes in applicable law from time to time.

This Compensation Recoupment Policy complements a broader clawback policy, which has been in place since 2021, covering a broader scope of employees and compensation and allowing us to recoup incentive compensation that was paid in reliance on materially inaccurate financial statements or other materially inaccurate performance metric criteria.

42 SOUTHSTATE

Compensation DISCUSSION AND ANALYSIS

e.       2025 CEO and NEO Pay Mix

The charts below depict total direct compensation at the target performance level for fiscal year 2025 for our CEO and our other NEOs. Such compensation consists of base salaries, the AIP awards, and LTI awards and assumes incentive grants awarded at the target level opportunity. Under the SouthState executive compensation plan: (i) approximately 81% of our CEO’s 2025 pay was variable, while approximately 70% of the average pay of the other NEOs was variable; and (ii) approximately 60% of our CEO’s 2025 pay was performance-based, while approximately 53% of the average pay of the other NEOs was performance-based.

(1)	Percentages exclude the total direct compensation for Mr. Corbett.

f.       Stock Ownership and Retention Requirements

The Compensation Committee believes that members of executive leadership, including the NEOs, should accumulate meaningful equity stakes in SouthState over time to further align their economic interests with the interests of shareholders, thereby promoting our objective of increasing shareholder value. For 2025, our CEO must own SouthState stock having a value equal to at least six times his base salary and all other NEOs must own SouthState stock having a value of at least two times their base salary. Our NEOs have five years from being named an executive officer to comply with the stock ownership guidelines. As of the end of 2025, all our NEOs exceeded their required ownership levels. Beneficially owned shares include shares held by a named executive officer, directly or indirectly, unvested RSUs, vested RSUs and PSUs subject to a holding period, and vested and unexercised stock options. These requirements remain in place for 2026.

4.      2025 Compensation Paid or Awarded to our NEOs

The following discusses the compensation paid or awarded to our NEOs under our 2025 compensation program. The incentive-based compensation components apply universally to our NEOs, with no additional specific, individual criteria applicable to one or more NEOs.

2026 PROXY STATEMENT 43

Compensation DISCUSSION AND ANALYSIS

a.	Base Salaries

The table below presents the base salaries for our NEOs in 2025. Following completion of the Independent Merger on January 1, 2025, the Compensation Committee analyzed market data and considered compensation paid by a peer competitor group. Following such analysis, the Compensation Committee approved a modest five percent (5%) increase in base salary for each NEO for 2025.

Name	2024 Annual Base Salary ($)	2025 Annual Base Salary ($)
John C. Corbett	1,074,547	1,128,275
William E. Matthews V	578,860	607,803
Richard Murray IV	551,050	578,603
Renee R. Brooks	551,050	578,603
Stephen D. Young	644,780	677,019

b.	Incentive Awards

2025 AIP Opportunity and Awards

Following the completion of the Independent Merger and the Compensation Committee’s review of our compensation consultant’s competitive analysis of incentive programs sponsored by our peers, the Compensation Committee approved (i) with regard to Mr. Corbett, an increase in target opportunity from 125% to 150% of base salary and an increase in target LTI opportunity from 280% to 285% of base salary, and (ii) with respect to Ms. Brooks and Messrs. Matthews, Murray and Young, a ten percent (10%) increase in the executive’s target AIP opportunity and a twenty percent (20%) increase in the executive’s target LTI opportunity.

	Total AIP Opportunity
Name	Target ($)	% Base Salary	Maximum ($)	% Base Salary
John C. Corbett, Chief Executive Officer	1,692,412	150%	3,384,825	300%
William E. Matthews V, Chief Financial Officer	516,633	85%	1,033,265	170%
Richard Murray IV, President of the Company	491,812	85%	983,624	170%
Renee R. Brooks, Chief Operating Officer	491,812	85%	983,624	170%
Stephen D. Young, Chief Strategy Officer	778,572	115%	1,557,144	230%

The table below reflects the performance metrics under the 2025 AIP, including threshold, target, and maximum performance levels, the actual level of achievement for each metric, and the payout determined for such achievement as a percentage of target:

AIP Goal (1)	Scale		Metric	Metric Result	Performance Achieved	Payout Achieved (as a % of target)
Adjusted PPNR less Net Charge-Offs (in millions, 80%)	Threshold	0%	$933.7million	$1.217 billion	Above Maximum	200%
	Target	100%	$1.0375 billion
	Max	200%	$1.141 billion
NPAs/Loans +ORE (20%) (2)	Threshold	0%	0.25%	0.64%	Above Maximum	200%
	Target	100%	0.50%
	Max	200%	0.75%
(1)	Adjusted PPNR less Net Charge-offs on non-PCD loans constitutes 80% of the AIP award determination, and NPAs/Loans + ORE constitutes 20% of the AIP award determination. Adjusted PPNR is a non-GAAP financial measure that exclude the impact of merger, branch consolidation, severance-related and other expenses, gains, or losses on AFS securities and other one-time adjustments such as FDIC special assessment, gain on sale leaseback, net of transaction costs, initial provision for credit losses on non-PCD loans and unfunded commitments, all net of tax, deferred tax asset remeasurement, and other applicable donations with tax credits. See reconciliation of GAAP to Non-GAAP measures in Appendix A.
(2)	Ratio less than or equal to 0.75% equals maximum performance. If the ratio is greater than 0.75%, then the Company compares its NPAs/Loans + OREO results to our peer group to determine quartile ranking with achievement based on the metrics above.

44 SOUTHSTATE

Compensation DISCUSSION AND ANALYSIS

The table below reflects the amounts earned under the 2025 AIP and paid to each of our NEOs based on the achievements described above:

The table below reflects the amounts earned under the 2022 AIP and paid to each of our NEOs based on the achievements described above:
Name	Target (% Base Salary)	Actual Performance Achieved	Earned AIP ($)
John C. Corbett, Chief Executive Officer	150%	200%	3,384,825
William E. Matthews V, Chief Financial Officer	85%	200%	1,033,265
Richard Murray IV, President of the Company	85%	200%	983,624
Renee R. Brooks, Chief Operating Officer	85%	200%	983,624
Stephen D. Young, Chief Strategy Officer	115%	200%	1,557,144

2026 PROXY STATEMENT 45

Compensation DISCUSSION AND ANALYSIS

2025 LTI Opportunity and Awards

As discussed above, in 2025, each of our NEOs received grants under our LTI plan that were comprised (i) 40% in the form of time-vesting RSUs that vest ratably over a three-year vesting period on January 1 of each year following the year of grant and (ii) 60% in the form of PSUs that are eligible to vest and become earned between 0% and 150% of target levels based on the achievement of a TBV Growth performance metric and a 3-Year relative ROATCE performance metric, equally weighted, over a three-year performance period, subject to the NEO’s continued employment with us through the vesting date. Effective January 1, 2025, the 2025 LTI opportunities as a percentage of base salary for each of our NEOs were as follows:

NEO	Base Salary ($)	LTI Grant at Target (% of Base Salary) ($)	RSUs 40% ($)	PSUs at Target 60% ($)
John C. Corbett, Chief Executive Officer	1,128,275	285%	1,286,233	1,929,350
		3,215,583
William E. Matthews V, Chief Financial Officer	607,803	150%	364,682	547,023
		911,705
Richard Murray IV, President of the Company	578,603	125%	289,301	433,952
		723,253
Renee R. Brooks, Chief Operating Officer	578,603	125%	289,301	433,952
		723,253
Stephen D. Young, Chief Strategy Officer	677,019	175%	473,913	710,870
		1,184,783

2025 AIP Award Earned and Target LTI Award

The table below sets forth the value of the AIP award earned and target LTI awards granted to each of our NEOs in respect of fiscal year 2025:

NEO	Base Salary ($)	AIP Earned (1) ($)	LTI Target (2) ($)	Total ($)
John C. Corbett, Chief Executive Officer	1,128,275	3,384,825	3,215,583	7,728,683
William E. Matthews V, Chief Financial Officer	607,803	1,033,265	911,705	2,552,773
Richard Murray IV, President of the Company	578,603	983,624	723,253	2,285,480
Renee R. Brooks, Chief Operating Officer	578,603	983,624	723,253	2,285,480
Stephen D. Young, Chief Strategy Officer	677,019	1,557,144	1,184,783	3,418,946
(1)	AIP earned for fiscal year 2025 was paid to NEOs in the first quarter of 2026.
(2)	Reflects the LTI award which was converted to shares as set forth in the Summary Compensation Table on page 51 and as further explained in Note (3) to the Summary Compensation Table.

2023 PSU Award Payouts

The January 2023 LTI grants to Ms. Brooks and Messrs. Corbett, Matthews, Murray, and Young were comprised (i) 20% in the form of time-vesting RSUs that vested ratably over a three-year vesting period on January 1 of each year following the year of grant, and (ii) 80% in the form of PSUs that were eligible to vest and become earned based on the achievement of two equally weighted metrics, a TBV Growth performance metric and a 3-Year ROATCE performance metric, over a three-year performance period, subject to the NEO’s continued employment with us through the vesting date. Both performance objectives were measured over the three-year performance period commencing January 1, 2023, and ending December 31, 2025. Following the end of the three-year performance period performance, the Compensation Committee reviewed our achievement against the performance goals and determined a payout of 150%, as more fully shown below:

	Performance Period: January 1, 2023, through December 31, 2025
Performance Metric	Threshold	Target	Maximum	Achievement	Payout
TBV Growth	10.0%	11.0%	12.0%	17.1%	150.0%
Adjusted ROATCE	25th percentile	50th percentile	75th percentile	75th percentile	150%
Blended result:					150%

46 SOUTHSTATE

Compensation DISCUSSION AND ANALYSIS

The table below sets forth the value of the 2023 PSUs earned by the NEOs:

NEO	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
John C. Corbett, Chief Executive Officer	32,454	3,054,246
William E. Matthews V, Chief Financial Officer	7,806	734,623
Richard Murray IV, President of the Company	5,945	559,484
Renee R. Brooks, Chief Operating Officer	5,945	559,484
Stephen D. Young, Chief Strategy Officer	10,433	981,850
(1)	The amounts presented reflect the fair value of PSUs, computed in accordance with FASB ASC Topic 718, which represents the closing stock price of the Company’s common stock on December 31, 2025, the last trading day of the year ($94.11), multiplied by the number of shares earned on the vesting date, December 31, 2025. The number of shares acquired on vesting are expected to be released on or about February 20, 2026.

5. Other compensation topics

a.    Competitor Groups

Peer Benchmarking. Each year, with assistance from its independent compensation consultant, the Compensation Committee reviews the compensation practices of our peers to assess the competitiveness of the compensation arrangements of our NEOs. See the discussion captioned “Executive Compensation Governance -- Role of Compensation Consultant” on page 39. Although benchmarking is an active tool used to measure compensation structures among peers, it is only one of the tools used by the Compensation Committee to determine total compensation. The Compensation Committee uses benchmarking primarily to ascertain competitive total compensation levels (including base salary, equity awards, cash incentives, etc.) with comparable institutions.

Working with FW Cook, our independent compensation consultant, the Compensation Committee reviewed the compensation practices of our peers in 2025 to ascertain competitive total compensation levels for our NEOs (including base salary, equity awards, cash incentives, etc.) with comparable institutions. In addition to peer pay data, the Compensation Committee also assesses other market factors, the Company’s performance, individual roles, tenure, and performance to set NEO pay levels.

Given the successful completion of the Independent Merger on January 1, 2025, and the Company’s increase in size to $65 billion in assets as a result, the Company selected a new peer group for its review of compensation practices of its peers and its assessment of the competitiveness of the compensation arrangements of our NEOs for 2025.

Using the selection criteria set forth below as guidelines, the Compensation Committee worked with FW Cook to develop this new peer group composition for compensation benchmarking and relative performance comparison for 2025. The criteria considered were as follows:

●	Peer banks that are generally within 1/3x to 3x of the Company’s key size indicators:
o	Assets ranging from $21.7 billion to $195 billion
o	Market Capitalization of $3.2 billion to $28.7 billion
o	Revenue of $883 million to $8 billion
●	Peer banks that have similar business models (including total number of employees, branches, headquarters location, with a preference for the Southeast)
●	Peer banks that are considered a peer by proxy advisor firms, other peer banks, or consider SouthState to be a peer for compensation benchmarking purposes
●	Peer banks that demonstrate comparable performance including growth and return, including (i) key financial metrics of net income, net interest margin, ROAA and ROATCE, and (ii) multi-year outlook for ROTCE, EPS and TSR over 1- and 3-year periods

2026 PROXY STATEMENT 47

Compensation DISCUSSION AND ANALYSIS

The results of such review resulted in removing one peer and adding another peer. The specific members of the peer group selected by the Compensation Committee for reference in determining 2025 compensation had median assets of $70 billion, median market capitalization of $7.6 billion and median revenue of $2.4 billion, as follows:

Company Name	Ticker	HQ
Huntington	HBAN	Columbus, OH
KeyCorp	KEY	Cleveland, OH
Regions Financial Corporation	RF	Birmingham, AL
Zions Bancorporation	ZION	Salt Lake City, UT
Comerica Incorporated	CMA	Dallas, TX
First Horizon Corporation	FHN	Memphis, TN
Webster Financial Corporation	WBS	Stamford, CT
Western Alliance Bancorp.	WAL	Phoenix, AZ
East West Bancorp. Inc.	EWBC	Pasadena, CA
Synovus Financial Corp.	SNV	Columbus, GA
Columbia Banking System, Inc.	COLB	Tacoma, WA
BOK Financial	BOKF	Tulsa, OK
Old National Bancorp	ONB	Evansville, IN
Valley National Bancorp	VLY	Morristown, NJ
Wintrust Financial Corporation	WTFC	Rosemont, IL
Cullen/Frost Bankers Inc.	CFR	San Antonio, TX
Cadence Bank	CADE	Tupelo, MS
Pinnacle Financial Partners, Inc.	PNFP	Nashville, TN
UMB Financial Corporation	UMBF	Kansas City, MO

b.	Retirement, Health and Welfare Benefits and Perquisites

During 2025, we maintained various employee benefit plans that constitute a portion of the total compensation package available to the NEOs and all eligible employees of SouthState. These plans consisted of the following:

●	Retirement Savings Plan 401(k). SouthState maintained a defined contribution plan which permitted its employees to contribute a portion of their compensation, on a tax-deferred basis, up to certain IRS compensation deferral amount limits applicable to a tax - qualified retirement plan. As of December 31, 2025, each NEO participated in the SouthState 401(k) plan. We matched 100% of the participant’s deferral up to 4% of the participant’s compensation as defined under the plan. See the table in Note 5 of the Summary Compensation Table.
●	Health and Dental Care. SouthState offered health and dental coverage to its employees. The NEOs are eligible to receive medical and dental coverage that is provided to all eligible employees in accordance with applicable enrollment.
●	Disability Insurance. The NEOs are eligible to receive disability insurance which, in the event of disability, pays an employee 60% of his or her monthly compensation, subject to a cap of $15,000 per month. In addition, the employment agreements for each of Messrs. Corbett and Young provide an additional monthly disability benefit of the lesser of $25,000 or 60% of his salary.
●	Other Welfare Benefits. The NEOs received certain other welfare benefits (such as Paid Time Off, vision coverage, etc.) available to all SouthState employees.

The applicability of these benefits is determined by the same criteria applicable to all of our employees. In general, benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability, or death, and to provide a reasonable level of retirement income based on years of service with SouthState. These benefits are part of the strong value proposition we offer our employees in furtherance of our purpose and help keep us competitive in attracting and retaining employees. We believe that our employee benefits are generally competitive with benefits provided by our peer group and are consistent with industry standards.

In addition, during 2025, we maintained additional benefit plans that were made available to select members of the senior management team, including executive officers, as follows:

●	Deferred Compensation Plan. SouthState makes available to selected members of the SouthState senior management group, including all NEOs and/or other selected employees who are highly compensated, the opportunity to elect to defer current compensation for retirement income or other future financial needs. See the discussion entitled “Executive Compensation – Nonqualified Deferred Compensation in 2025” on page 56 for additional information.

48 SOUTHSTATE

Compensation DISCUSSION AND ANALYSIS

●	CenterState Supplemental Executive Retirement Plans (“SERP”). Each of Messrs. Matthews and Murray participated in the nonqualified deferred compensation arrangements of NCOM which were designed to provide supplemental retirement income benefits to participants. CenterState assumed this SERP upon its acquisition of NCOM in April 2019 and was obligated under the agreement and applicable law to accelerate the unvested portion of all SERPs in connection with the CenterState Merger, including that of Messrs. Matthews and Murray. See the discussion entitled “Executive Compensation – Pension Benefits in 2025” on page 56 for additional information on this SERP.
●	CenterState Split Dollar Agreements and BOLI. Each of Messrs. Corbett, Matthews, Murray, and Young had a Split Dollar Agreement through CenterState, whereby CenterState purchased single premium life insurance on the executive. If the executive dies while still employed with us, each of Messrs. Corbett’s and Young’s beneficiary is entitled to a benefit equal to 50% of the Net Death Proceeds (as defined in the agreement), and each of Mr. Matthews’ and Mr. Murray’s beneficiary would be entitled to receive the lesser of $3,600,000 or the Net at Risk Value (as defined in the agreement) of the underlying policy. If death occurred as of December 31, 2025, the amount each of Mr. Corbett’s and Mr. Young’s beneficiaries would be entitled to receive is $235,373 and $220,190, respectively, and each of Mr. Matthews’ and Mr. Murray’s beneficiaries would be entitled to receive the lesser of $3,600,000 or the Net at Risk Value of the underlying policy. If death occurs after separation from service, and if, pursuant to the Split Dollar Agreement, the executive has a Vested Insurance Benefit (as defined in the applicable agreement) at the date of death, each of Messrs. Corbett’s and Young’s beneficiaries is entitled to a benefit equal to 10% of the Net Death Proceeds, and each of Mr. Matthews’ and Mr. Murray’s beneficiaries is entitled to receive the lesser of $3,600,000 or the Net at Risk value of the underlying policy. In addition to Split Dollar Agreements, CenterState also maintained certain term life insurance Bank-Owned Life Insurance (“BOLI”) arrangements between CenterState and Messrs. Corbett and Young in addition to the normal group life insurance coverage on all employees. As of December 31, 2025, the additional amounts of these term life insurance arrangements for Messrs. Corbett and Young, respectively, are $212,141 and $193,430. The form of the Split Dollar Agreement was filed as Exhibit 10.1 to CenterState’s Form 8-K dated January 11, 2006. SouthState assumed these agreements in connection with the CenterState Merger, and they remain in place.
c.	Employment Agreements

For a discussion of the employment agreements in effect for the NEOs, please see the discussion of employment and noncompetition agreements beginning on page 58.

d.	Policies on the Timing of Option Awards

Item 402(x) of Regulation S-K requires us to discuss our policies and practices on the timing of awards of options in relation to the disclosure by us of material nonpublic information. The Company does not grant stock options or similar awards and has not granted any such awards since 2018. Accordingly, we do not consider the release of material nonpublic information in relation to the grant of such awards and do not time such release for the purpose of affecting the value of executive compensation.

e.	Tax Deductibility of Compensation

The Compensation Committee takes into consideration the tax implications of our executive compensation program, including with respect to the tax deductibility of compensation paid under Section 162(m) of the Internal Revenue Code. The Company does not have a policy that requires all compensation to its named executive officers in a fiscal year to be tax deductible. While the Compensation Committee considers the net cost and value to SouthState of maintaining the deductibility of all compensation, it also desires the flexibility to reward named executive officers and other key employees in a manner that enhances SouthState’s ability to attract and retain individuals as well as to create longer term value for shareholders. The Compensation Committee reserves the right to pay non-deductible compensation if it is in the best interests of the Company and consistent with the Company’s business needs.

2026 PROXY STATEMENT 49

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that immediately precedes this report. Based on this review and discussion, our Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2025.

This report is provided by the undersigned directors, who serve on the Compensation Committee as of the date of this Proxy Statement and who served on the Compensation Committee during 2025. Our Board has determined that all Committee members are independent under the NYSE listing standards and applicable SEC rules and regulations.

Submitted by the Compensation Committee of the Board:
Shantella E. Cooper, Chair
Janet P. Froetscher
Douglas J. Hertz
G. Ruffner Page
David G. Salyers
Joshua A. Snively

50 SOUTHSTATE

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows compensation paid, accrued, or awarded by SouthState with respect to our named executive officers during the years indicated.

2025 Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2) (3)	Non-equity Incentive Plan compensation ($) (4)	All other compensation ($) (5)	Total ($)
John C. Corbett Chief Executive Officer	2025	1,128,275	3,051,216	3,384,825	64,105	7,628,421
	2024	1,074,547	3,077,836	2,014,777	53,908	6,221,068
	2023	1,043,250	2,746,330	1,325,331	51,748	5,166,659
William E. Matthews V Chief Financial Officer	2025	607,803	865,218	1,033,265	40,997	2,547,283
	2024	578,860	769,930	651,218	41,033	2,041,040
	2023	562,000	660,536	434,583	44,690	1,701,809
Richard Murray IV President of the Company	2025	578,305	686,322	983,624	36,680	2,285,229
	2024	551,050	591,983	619,931	36,694	1,799,658
	2023	535,000	973,172	413,704	46,091	1,967,967
Renee R. Brooks Chief Operating Officer	2025	578,603	686,322	983,624	14,900	2,263,448
	2024	551,050	591,983	619,931	14,676	1,777,640
	2023	535,000	503,037	413,704	14,046	1,465,787
Stephen D. Young Chief Strategy Officer	2025	677,019	1,124,329	1,557,144	49,135	3,407,627
	2024	644,780	1,022,397	1,015,529	46,727	2,729,432
	2023	626,000	882,847	691,532	45,349	2,245,728
(1)	Consists of total salary compensation paid by SouthState, including any amounts deferred at the executive’s election.
(2)	Other than as described below, the amounts presented reflect the grant date fair value of RSUs and PSUs, computed in accordance with FASB ASC Topic 718, by dividing the LTI opportunity by the 30-day average closing price through the month-end prior to the grant date and multiplying by the closing stock price on the grant date. For a discussion of assumptions used in the valuation of the stock awards see Note 17, “Share-based Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2025.
(3)	The fair value of PSUs received by each NEO as of the grant date, assuming maximum performance, is as follows: Mr. Corbett, $2,746,094; Mr. Matthews, $778,746; Mr. Murray, $617,710; Ms. Brooks, $617,710; and Mr. Young, $1,011,926. The grant date for such PSU awards was January 21, 2025, at a grant date price per share of $100.90.
(4)	Reflects the dollar value of all amounts earned during the fiscal year pursuant to the AIP. See “Compensation Discussion and Analysis – Our 2025 Executive Compensation – Incentive Awards” for a description of how the Compensation Committee determined the incentive payments awarded in 2025.
(5)	The following table provides all other compensation in 2025, including perquisites (as defined under SEC Rules), which represents a small part of our executive compensation program, and which increases the productivity of our executives and aligns our compensation program with competitive practices among our peers. The Company’s incremental costs of providing these benefits are described below. The table does not include any amounts for personal benefits provided to our NEOs for which we believe there is no aggregate incremental cost to us, including assistance with travel arrangements and the use of the corporate aircraft, ground transportation, and shared lodging by a spouse accompanying an executive traveling for a business-related purpose. Personal expenses, including those incurred due to a spouse’s travel with an executive for a business-related purpose, are reimbursed to us by the executive. We believe that the perquisites we offer to our NEOs, as described below, are reasonable and appropriate.

2026 PROXY STATEMENT 51

EXECUTIVE COMPENSATION

2025 All Other Compensation Table

Name	401(k) Matching and Other Employer Contributions ($) (a)	Life Insurance and LT Disability premium ($) (b)	Other Cash ($) (c)	Total ($)
John C. Corbett	14,000	900	49,205	64,105
William E. Matthews V	14,000	900	26,097	40,997
Richard Murray IV	14,000	900	27,780	36,680
Renee R. Brooks	14,000	900	—	14,900
Stephen D. Young	14,000	900	34,235	49,135
(a)	The Company matches all employee contributions up to 4% of qualifying compensation for substantially all its employees.
(b)	The Company has made cash payments to certain executives related to long-term disability insurance pursuant to the terms of the executive’s employment agreement.
(c)	Other Cash includes:

Name	Employers HSA Contribution ($)	Auto Allowance ($)	Personal Use of Corporate Apartment, Corporate Aircraft and Bank-owned Automobile ($)	Contract Disability Insurance Premiums ($)	Imputed Income BOLI Split-Dollar Agreements ($)	Club Membership Dues ($)	Total Other Cash ($)
John C. Corbett	1,000	9,000	11,202	17,660	343	10,000	39,232
William E. Matthews V	—	—	7,911	—	8,186	10,000	26,356
Richard Murray IV	—	—	2,220	—	9,560	10,000	22,018
Stephen D. Young	1,000	9,000	2,090	12,518	176	9,451	32,050

52 SOUTHSTATE

EXECUTIVE COMPENSATION

Grants of Plan-based Awards Table

The following table shows additional information regarding the AIP and LTI awards granted to our named executive officers in 2025.

Grants of Plan-Based Awards in 2025

Name	Award type	Grant/ Approval date	Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: number of shares of stock or units (#) (3)	Grant date fair value of stock awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John C. Corbett	—	—	—	1,692,412	3,384,825
	RSU	1/21/2025							12,096	1,220,486
	PSU	1/21/2025				—	18,144	27,216		1,830,730
William E. Matthews V	—	—	—	516,633	1,033,265
	RSU	1/21/2025							3,430	346,087
	PSU	1/21/2025				—	5,145	7,718		519,131
Richard Murray IV	—	—	—	491,812	983,624
	RSU	1/21/2025							2,721	274,549
	PSU	1/21/2025				—	4,081	6,122		411,773
Renee R. Brooks	—	—	—	491,812	983,624
	RSU	1/21/2025							2,721	274,549
	PSU	1/21/2025				—	4,081	6,122		411,773
Stephen D. Young	—	—	—	778,572	1,557,144
	RSU	1/21/2025							4,457	449,711
	PSU	1/21/2025				—	6,686	10,029		674,617
(1)	These amounts represent ranges of the possible cash payout pursuant to the AIP component of our 2025 Executive Incentive Plan as described under “Compensation Discussion and Analysis – 2025 Compensation Paid or Awarded to Our NEOs – Incentive Awards – 2025 AIP Opportunity and Payout.” Actual amounts paid under the AIP are included in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table above. See “Compensation Discussion and Analysis – Our 2025 Compensation Program – Annual Cash Incentive Plan and Long-Term Incentive Plans” above for a further description of the AIP.
(2)	These amounts represent ranges of possible payouts for PSUs, denominated in the number of shares of common stock, granted under the LTI component of our 2025 Executive Incentive Plan as described under “Compensation Discussion and Analysis –2025 Executive Compensation –2025 LTI Opportunity”.
(3)	These amounts represent the RSUs granted on January 21, 2025. RSUs granted under the LTI plan vest ratably over three (3) years on January 1 of each subsequent year.
(4)	The amounts presented reflect the grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718 by dividing the applicable LTI opportunity by the 30-day average closing price through December 31, 2023 (the month-end prior to the grant date), which was $80.05, to determine the number of shares awarded. The number of shares awarded was then multiplied by grant date price of $100.90, which was the closing stock price as of January 21, 2025. For a discussion of assumptions used in the valuation of the stock awards, see Note 17, “Share-based Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2025.

2026 PROXY STATEMENT 53

EXECUTIVE COMPENSATION

Year-end Equity Values and Equity Exercised or Vested Table

The table below shows certain information about awards granted to our NEOs that remain outstanding as of December 31, 2025. The awards were issued under the 2012, 2019 and 2020 Omnibus Plans, as amended.

Outstanding Equity Awards as of December 31, 2025

Name	Option awards (1)					Stock awards (3)
	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares/ units of stock that have not vested (#) (4)	Market value of shares/ units of stock that have not vested ($) (5)	Equity incentive plan awards: number of unearned shares/ units of stock that have not vested (#) (6)	Equity incentive plan awards: market value of unearned shares/ units of stock that have not vested ($) (5)
John C. Corbett	—	—	—	—	—	4,808	452,481	—	—
	—	—	—	—	—	10,023	943,265	—	—
	—	—	—	—	—	12,096	1,138,355	—	—
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	32,454	3,054,246
	—	—	—	—	—	—	—	22,551	2,122,275
	—	—	—	—	—	—	—	18,144	1,707,532
William E. Matthews V	—	—	—	—	—	1,156	108,791	—	—
	—	—	—	—	—	2,508	236,028	—	—
	—	—	—	—	—	3,430	322,797	—	—
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	7,806	734,623
	—	—	—	—	—	—	—	5,641	530,875
	—	—	—	—	—	—	—	5,145	484,196
Richard Murray IV	—	—	—	—	—	2,937	276,401	—	—
	—	—	—	—	—	1,928	181,444	—	—
	—	—	—	—	—	2,721	256,073	—	—
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	5,945	559,484
	—	—	—	—	—	—	—	4,337	408,155
	—	—	—	—	—	—	—	4,081	384,063
Renee R. Brooks	2,183	—	—	$91.35	1/25/2027	—	—	—	—
	2,816	—	—	$91.05	1/17/2028	—	—	—	—
	—	—	—	—	—	880	82,817	—	—
	—	—	—	—	—	1,928	181,444	—	—
	—	—	—	—	—	2,721	256,073	—	—
	—	—	—	—	—	—	—	5,945	559,484
	—	—	—	—	—	—	—	4,337	408,155
	—	—	—	—	—	—	—	4,081	384,063
Stephen D. Young	—	—	—	—	—	1,545	145,400	—	—
	—	—	—	—	—	3,330	313,386	—	—
	—	—	—	—	—	4,457	419,448	—	—
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	10,433	981,850
	—	—	—	—	—	—	—	7,491	704,978
	—	—	—	—	—	—	—	6,686	629,219
(1)	All options are fully vested and exercisable. The Company did not grant any options in 2025.
(2)	Represents the total number of shares subject to outstanding, vested, and unexercised options as of December 31, 2025. The number of options granted, and the options exercise price have been adjusted to reflect any applicable stock dividends.

54 SOUTHSTATE

EXECUTIVE COMPENSATION

(3)	The RSUs and PSUs awarded to Ms. Brooks and Messrs. Corbett, Matthews, Murray, and Young include the right to accrue dividend equivalents equal to the amount of cash shareholder dividends declared for each share of the Company’s common stock during the period between the grant date and the vesting date, and paid out in cash when, and to the extent, the underlying vested RSUs and PSUs to which they relate are settled. The table below presents the dividend equivalents accrued, but not yet settled, accumulated through December 31, 2025, for the RSUs and PSUs granted on January 24, 2023, January 23, 2024, and January 21, 2025.
Name	Grant/ Approval date	Accrued Dividend Equivalent ($)
John C. Corbett	1/24/2023	170,299
	1/23/2024	143,326
	1/21/2025	68,947
William E. Matthews V	1/24/2023	40,958
	1/23/2024	35,856
	1/21/2025	19,551
Richard Murray IV	1/24/2023	31,189
	1/23/2024	27,566
	1/21/2025	15,509
Renee R. Brooks	1/24/2023	31,189
	1/23/2024	27,566
	1/21/2025	15,509
Stephen D. Young	1/24/2023	54,740
	1/23/2024	47,612
	1/21/2025	25,406

(4)	The shares presented in the table above include RSUs granted on January 24, 2023, January 23, 2024, and January 21, 2025, to Ms. Brooks and Messrs. Corbett, Matthews, Murray, and Young. The RSUs vest ratably over three years on January 1 of each subsequent year. The amount reported above also includes RSUs granted on January 24, 2023, to Mr. Murray independent of the LTI plan, as a result of assuming leadership over the commercial and consumer banking divisions upon the retirement of the Chief Banking Officer as of December 31, 2022. These RSUs were valued at the time of grant at $76.16, the closing stock price as of January 24, 2023, the grant date, and vest ratably over three years on January 24th of each subsequent year.
(5)	Market value is based on a closing price of $94.11 as of December 31, 2025, the last trading day of the fiscal year.
(6)	Represents (a) the PSUs granted on January 24, 2023, at actual achievement to Ms. Brooks and Messrs. Corbett, Matthews, Murray, and Young, which were subject to certain performance measures and vested over a three-year performance period commencing on January 1, 2023, and ending on December 31, 2025; please see the discussion captioned “Compensation Discussion and Analysis – 2025 Compensation Paid or Awarded to Our NEOs –2023 PSU Award Payouts” beginning on page 46 for performance achievement and payouts; (b) the PSUs granted on January 23, 2024, at target, to Ms. Brooks and Messrs. Corbett, Matthews, Murray and Young, which are subject to certain performance measures and vest over a three-year performance period commencing on January 1, 2024, and ending on December 31, 2026, and (c) the PSUs granted on January 21, 2025, at target, to Ms. Brooks and Messrs. Corbett, Matthews, Murray and Young, which are subject to certain performance measures and vest over a three-year performance period commencing on January 1, 2025, and ending on December 31, 2027. See “Compensation Discussion and Analysis –2025 Compensation Paid or Awarded to our NEOs –2025 LTI Opportunity and Awards” on page 46 for a further description of the LTI plan.

The following table shows information regarding the value of stock awards that vested during 2025. No options were exercised during 2025.

Option Exercises and Stock Vested in 2025

	Option awards		Stock awards
	Number of shares	Value realized on	Number of shares	Value realized on
Name	acquired on exercise (#)	exercise ($)	acquired on vesting (#) (1)	vesting ($) (2)
John C. Corbett	—	—	66,347	6,708,836
William E. Matthews V	—	—	16,215	1,639,186
Richard Murray IV	—	—	15,512	1,571,656
Renee R. Brooks	—	—	8,877	902,983
Stephen D. Young	—	—	24,180	2,440,348
(1)	This column includes RSUs that vested or settled if subject to a holding period during 2025 and includes any amounts that were withheld for applicable taxes.
(2)	The value represents the gross number of shares or units that vested or settled after completing the required holding period, multiplied by the closing price of our common stock on the applicable vesting date, and includes any amounts that were withheld for applicable taxes

Any shares acquired either by the vesting of RSUs or the exercise of the stock options are subject to the Company’s stock ownership and retention guidelines. For more information on such guidelines, please see the discussion on page 43 captioned “Our 2025 Compensation Program – Stock Ownership and Retention Requirements.”

2026 PROXY STATEMENT 55

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation Table

Nonqualified Deferred Compensation in 2025

We have adopted a deferred compensation plan in which selected members of senior management, including the NEOs and/or other highly compensated employees, have the opportunity to elect to defer current compensation for retirement income or other future financial needs. Generally, the top five percent (5%) of highly compensated employees may participate in the plan. The plan is a nonqualified deferred compensation plan that is designed to be exempt from certain ERISA requirements as a plan that covers a select group of management and certain other highly compensated employees. Each year participants can choose to have their compensation for the upcoming year reduced by a certain whole percentage amount ranging between 5% and 80% or by a specific dollar amount (in all cases, subject to a minimum value established by us). Participants may also defer the settlement date of either 50% or 100% of RSU awards. In addition, we may make matching or partially matching contributions for participant deferrals or discretionary contributions for any or all participant(s). Both types of employer contributions would be subject to certain vesting requirements. The plan includes forfeiture provisions, which can result from unvested amounts existing at terminations or from materially incorrect earnings that are subsequently adjusted or corrected. Deferrals are recorded in a bookkeeping account which is adjusted to reflect hypothetical investment earnings and losses of investment funds selected by the plan participant among those offered pursuant to the plan. Payments made under the plan will be made from our general assets and will be subject to claims of our creditors. Amounts payable under the plan are payable at the future times (or over the periods) designated by plan participants upon their enrollment in the plan and their annual renewal of enrollment and upon certain automatic distribution events (death, disability, separation from service and change in control). Amounts deferred under the plan will generally be subject to income taxes payable by the participant in the year in which they are received (end of the deferral period), but these deferred amounts are subject to employment taxes in the year of deferral.

None of our NEOs participated in or had account balances under our deferred compensation plan in 2025.

Pension Benefits Table

The following provides information regarding CenterState’s Supplemental Executive Retirement Plans, or SERPs, in which Messrs. Matthews and Murray participate. CenterState was obligated under each SERP agreement and applicable law to accelerate the unvested portion of all SERPs in connection with the CenterState Merger, including those of Messrs. Matthews and Murray. Other than SERPs offered by CenterState, the Company did not maintain any other pension plans for its NEOs.

Pension Benefits in 2025

		Number of	Present value of	Payments
		years credited	accumulated	during last
Name	Plan name	service (#) (1)	benefit ($) (2)	fiscal year ($)
William E. Matthews V	SERP Agreements dated January 1, 2016, as amended September 12, 2018	14	2,027,258.58	0
Richard Murray IV	SERP Agreements dated January 1, 2016, as amended September 12, 2018	15	2,252,523.28	0
(1)	Years of credited service equal years of actual service.
(2)	The amount reported above for Mr. Matthews represents the present fair value of the expected future payments using a discount rate of 5.51%. For additional information regarding retirement plans, please refer to Note 16 to the Company’s Consolidated Financial Statements in the 2025 Form 10-K.

Messrs. Matthews and Murray were party to two SERP agreements with NCOM (assumed by CenterState in the NCOM merger), one dated January 1, 2016, and a second agreement dated September 12, 2018. Pursuant to the terms of the SERP agreements, if Mr. Matthews or Mr. Murray remains employed by NCOM or its successor companies through reaching age 65 (which will occur on July 19, 2029, for Mr. Matthews and July 6, 2027, for Mr. Murray), then he will be entitled to receive his “full benefit” in the form of monthly continuation payments for a period of up to 180 months commencing with the month following the month in which he reaches age 65. Each of Mr. Matthews and Mr. Murray has a full benefit amount in the amount of $120,000 under each agreement, for a total benefit of $240,000. Immediately prior to the CenterState Merger, each of  Mr. Matthews and Mr. Murray was vested 33% and 20% in the current accrual balances of the 2016 SERP and 2018 SERP respectively; however, in connection with the closing of the CenterState Merger on June 7, 2020, pursuant to the SERP agreements, each SERPs fully vested and will be paid to Mr. Matthews and Mr. Murray in accordance with the terms of the SERP agreements, which is monthly beginning the month following the month such NEO reaches age 65 or subsequent separation from service. The annual total benefit payable to each of Mr. Matthews and Mr. Murray under the SERPs is $240,000. The SERP Agreements may be located by referencing the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 20, 2026, for (a) Mr. Matthews, as Exhibits 10.9, 10.17, 10.25, and 10.26, and (b) Mr. Murray, as Exhibits 10.7, 10.15, 10.21, 10.22.

56 SOUTHSTATE

EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to our named executive officers in the event of his or her termination of employment or a change in control of the Company. The following table describes the potential payments to the NEOs upon termination for various reasons or a change in control as of December 31, 2025.

6
Compensation / Benefits	Voluntary Termination by Executive without Good Reason/Non- Retirement ($)	Qualifying Termination (not CIC related) ($) (1) (2)	Involuntary Termination by Company For Cause ($)	Termination in the event of Disability ($) (3)	Termination in the event of Death ($) (3)	Termination upon Retirement ($) (4)	Change in Control (including a Qualifying Termination following a Change in Control) ($) (5)
John C. Corbett
Payable Upon Termination
Compensation
Cash Severance	0	7,753,915	0	0	0	0	23,261,745 (5)
BOLI Split Dollar Agreement	0	0	0	0	235,373	0	0
Additional Term Life Insurance	0	0	0	0	212,141	0	0
Intrinsic Value of Performance Share Units	0	3,970,399	0	3,970,399	3,970,399	3,970,399	3,970,399
Intrinsic Value of unvested Restricted Stock/Units (6)	0	2,636,744	0	2,636,744	2,636,744	2,636,744	2,636,744
Benefits and Perquisites
Medical and Dental COBRA Insurance	0	97,467	0	0	20,158	0	97,467
Tax Gross Up	0	0	0	0	0	0	10,776,218 (5)
Total	0	14,458,525	0	6,607,143	7,074,814	6,607,143	40,742,573
William E. Matthews V
Payable Upon Termination
Compensation
Cash Severance	0	1,888,531	0	0	0	0	3,147,551
BOLI Split Dollar Agreement		0	0	0	3,600,000	0	0
Intrinsic Value of Performance Share Units	0	1,051,621	0	1,051,621	1,051,621	1,051,621	1,051,621
Intrinsic Value of unvested Restricted Stock/Units (6)	0	693,917	0	693,917	693,917	693,917	693,917
Benefits and Perquisites
Medical and Dental COBRA Insurance	0	49,722	0	0	21,487	0	49,722
Best Net of Tax Forfeiture	0	0	0	0	0	0	(196,633)
Total	0	3,683,791	0	1,745,538	5,367,025	1,745,538	4,746,179
Richard Murray IV
Payable Upon Termination
Compensation
Cash Severance	0	1,797,801	0	0	0	0	2,996,334
BOLI Split Dollar Agreement	0	0	0	0	3,600,000	0	0
Intrinsic Value of Performance Share Units	0	820,605	0	820,605	820,605	820,605	820,605
Intrinsic Value of unvested Restricted Stock/Units (6)	0	540,688	0	734,273	734,273	734,273	734,273
Benefits and Perquisites
Medical and Dental COBRA Insurance	0	33,077	0	0	21,068	0	33,077
Best Net of Tax Forfeiture	0	0	0	0	0	0	(17,142)
Total	0	3,192,171	0	1,554,878	5,175,946	1,554,878	4,567,148
Renee R. Brooks
Payable Upon Termination
Compensation
Cash Severance	0	1,070,415	0	0	0	0	2,996,334
Intrinsic Value of Performance Share Units	0	820,605	0	820,605	820,605	820,605	820,605
Intrinsic Value of unvested Restricted Stock/Units (6)	0	540,688	0	540,688	540,688	540,688	540,688
Benefits and Perquisites
Medical and Dental COBRA Insurance	0	31,515	0	0	31,515	0	31,515
Best Net of Tax Forfeiture	0	0	0	0	0	0	0
Total	0	2,463,224	0	1,361,294	1,392,809	1,361,294	4,389,144
Stephen D. Young
Payable Upon Termination
Compensation
Cash Severance	0	3,174,904	0	0	0	0	9,524,711 (5)
BOLI Split Dollar Agreement	0	0	0	0	220,190	0	0
Additional Term Life Insurance	0	0	0	0	193,430	0	0
Intrinsic Value of Performance Share Units	0	1,382,402	0	1,382,402	1,382,402	0	1,382,402
Intrinsic Value of unvested Restricted Stock/Units (6)	0	912,998	0	912,998	912,998	0	912,998
Benefits and Perquisites
Medical and Dental COBRA Insurance	0	105,813	0	0	28,442	0	105,813
Tax Gross Up	0	0	0	0		0	4,129,982 (5)
Total	0	5,576,117	0	2,295,400	2,737,463	0	16,055,906
(1)	A “Qualifying Termination” consists of an involuntary termination by the Company without cause or a voluntary termination by the employee for good reason.

2026 PROXY STATEMENT 57

EXECUTIVE COMPENSATION

(2)	PSUs will vest at 100% of the greater of target or actual performance through the end of the most recent quarter ended. All unvested units will immediately vest and be considered vested shares.
(3)	All unvested RSUs and any accrued but unpaid dividend equivalents will immediately vest and be considered vested RSUs upon the date of death or disability. Vesting of PSUs is not accelerated upon termination in the event of disability. Rather, awards vest at target performance level as scheduled after the performance period on a pro-rata basis, based on the percentage of the performance period for which the participant was employed.
(4)	If a NEO retires because of reaching the age of 65 or reaching the age of 55 plus ten years of service and agrees to sign a non-compete for a two-year period from date of retirement, then all unvested PSUs and RSUs will immediately vest and will be paid after the holding period; otherwise, such shares will vest pro-rata as of the date of retirement, to be paid after the applicable performance and holding period.
(5)	These figures represent amounts payable upon a “qualifying termination” within 12 months following a change in control, except that amounts reported as Cash Severance and Tax Gross Up for Messrs. Corbett and Young would be payable upon the occurrence of a change in control even without a qualifying termination under the terms of their historic grandfathered agreements as described below.
(6)	The value used in the table above is equal to the amount of vested and unvested RSUs and PSUs as of December 31, 2025, multiplied by $99.48 per share, the closing price of the Company’s common stock on December 31, 2025, the last trading day of the year, as reported by the NYSE.

Narrative to Potential Payments upon Termination or Change in Control Table

Amounts shown in the table above and in the discussion below assume that a change in control occurred on, or the NEO terminated employment on, December 31, 2025, and are estimates of the amounts the NEO would receive upon termination pursuant to the employment agreement applicable to each such executive as in effect on December 31, 2025). The actual amounts to be paid can be determined only at the time of a change in control or the NEO’s termination of employment. The amounts reported above do not include amounts payable on a termination of employment or change in control that would be provided to a NEO under plans and arrangements that are generally available to all salaried employees or that are otherwise reported in the Summary Compensation, Pension Benefits in 2025, and 2025 Non-qualified Deferred Compensation tables. Please see the section below captioned “Employment Agreements” for a summary of employment agreements and the related potential payments upon termination or change of control.

For purposes of the employment agreements in effect with the NEOs, the terms “good reason,” “cause,” “disability” and “change in control” are defined in the applicable NEO’s employment agreement.

Employment Agreements

The purpose of our NEO employment agreements is to attract and retain highly qualified executive officers, recognizing that termination and change in control protections are commonly provided at comparable financial institutions with which we compete for executive talent. In addition, the Compensation Committee believes change in control protections enhance the impartiality and objectivity of the NEOs in the event of a change in control transaction and better ensure that shareholder interests are protected. The Compensation Committee is committed to providing change in control protections that reflect good governance practices, do not present windfalls to the Company’s executives and are in line with market practice.

a.Employment and Non-Competition Agreements with Messrs. Corbett and Young

Each of Mr. Corbett and Mr. Young entered into an employment agreement with the Company on July 13, 2010, which had an initial term of employment of three years, and which automatically renews for one-year periods thereafter (each, a “Grandfathered Agreement”). In the event the executive’s employment is involuntarily terminated without “cause” or the executive voluntarily terminates for “good reason” without regard to a change in control, under the Grandfathered Agreement, such executive will be entitled to a lump sum cash payment equal to one times the highest annual compensation as reported on such executive’s Form W-2 over the three-year period immediately preceding the year in which executive delivers the notice of termination, subject to execution of an appropriate release.

In the event of a change of control during the term of each such Grandfathered Agreement, the executive is entitled to receive, in lieu of any other regular severance entitlement, a lump-sum cash payment equal to three times the highest annual compensation as reported on such executive’s Form W-2 over the three-year period immediately preceding the year in which the change in control occurred, and an additional payment to account for any excise tax payable under Sections 280G and 4999 of the Internal Revenue Code (including any associated taxes thereon). If the NEO’s employment is terminated within 12 months following a change in control (a) without cause or (b) by the executive for good reason (as these terms are defined in their employment agreements), then all unvested units will immediately vest and be considered vested shares.

The Company no longer provides single trigger severance payments other than under these historic grandfathered arrangements.

If such executive’s employment is terminated by reason of death, the executive’s estate shall receive any sums due to the executive as base salary and reimbursement of expenses through the end of the month in which death occurred, any bonus earned or accrued through the date of death, including any unvested amounts awarded for previous years, and for twelve months after the executive’s death, the Company shall provide without cost to the executive’s family continuing health care coverage under COBRA substantially identical to that provided for the executive before death. If the executive’s employment terminates because of disability, the executive shall receive such executive’s base salary earned through the date on which termination became effective, any unpaid bonus or incentive compensation due to the executive for the calendar year preceding the calendar year in which the termination became effective, any payments the executive is eligible to receive under any disability insurance program in which the executive participates, and such other benefits to which the executive may be entitled under the Company’s benefit plans, policies, and agreements, or the provisions of this Agreement.

58 SOUTHSTATE

EXECUTIVE COMPENSATION

In consideration for the foregoing payments and benefits, Messrs. Corbett and Young are prohibited from competing with or soliciting business relationships or soliciting Company employees for a period of one year subsequent to termination, except following a change in control.

b.	Employment and Noncompetition Agreements with Ms. Brooks

Ms. Brooks entered into an employment agreement with the Company for an initial term of three years on the effective time of June 7, 2020, which automatically renews for one-year periods beginning on the first anniversary of the agreement and each anniversary thereafter.

The employment agreement provides for the following severance payments and benefits in the event Ms. Brooks’ employment is terminated without cause or she resigns for good reason prior to or following a change in control: (a) a cash payment equal to the sum of her base salary plus target annual bonus opportunity; and (b) continued employer-paid medical and dental insurance premiums to Ms. Brooks and her dependents and beneficiaries for up to twelve months. However, if such termination occurred within twelve months following a change in control that occurs after the effective time, in lieu of the cash payment described in the immediately preceding sentence, Ms. Brooks would be entitled to a cash payment equal to the sum of two and one-half times the sum of her base salary plus the highest annual bonus earned in the three years immediately preceding the year in which the change in control occurs.

If Ms. Brooks’ employment is terminated by reason of death or disability, she would be entitled to substantially the same payments and benefits as would be payable upon a termination without cause or for good reason, excluding the cash severance payment. She would not be entitled to the employer-paid medical and dental benefits described above in the case of disability, but her family would be entitled to such benefits for twelve months following death.

In consideration for the foregoing payments and benefits payable upon a termination of employment without cause or by Ms. Brooks for good reason, she is required to execute a release of claims. In addition, the employment agreement contains restrictive covenants concerning nondisclosure of confidential information at any time following a termination of employment, mutual non-disparagement of either party at any time following a termination of employment, non-competition for a period of one year following termination of employment, and non-solicitation of customers and employees for a period of two years following termination of employment. The severance benefits described above are also contingent on Ms. Brooks’ compliance with the restrictive covenants.

c.	Employment and Non-Competition Agreements with Messrs. Matthews and Murray

Each of Messrs. Matthews and Murray entered into an employment agreement with the Company on November 23, 2018. Each such agreement had an initial employment term of three years, which automatically renews for one-year periods beginning on the first anniversary of the agreement and each anniversary thereafter, unless the Board or the executive opts not to extend the term.

Under each agreement, if the executive’s employment is terminated by the Company without “cause” or such executive resigns for “good reason” without regard to a change in control, the executive is entitled to receive a lump-sum cash payment equal to one and one-half times the sum of (i) base salary, and (ii) the target bonus earned for the year immediately preceding the year of termination; provided, that if such termination occurred within 12 months following a change in control, in lieu of the cash payment described in the immediately preceding sentence, such NEO would be entitled to a cash payment equal to two and one-half times the sum of (i) his base salary plus (ii) the highest annual bonus earned in the three years immediately preceding the year in which the change in control occurs. Each of Mr. Matthews and Murray will also be entitled to receive continued medical and dental insurance coverage at the Company’s cost for the executive and his or her dependents and beneficiaries for a period up to the end of the employment term under the employment agreement.

If such executive’s employment is terminated by reason of death, the executive’s estate shall receive any sums due to the executive as base salary and reimbursement of expenses through the date of death, any bonus earned or accrued through the date of death, including any unvested amounts awarded for previous years, and for twelve months after the executive’s death, the Company shall provide without cost to the executive’s family continuing health care coverage under COBRA substantially identical to that provided for the executive before death. If the executive’s employment terminates because of disability, the executive shall receive such executive’s base salary earned through the date on which termination became effective, any unpaid bonus or incentive compensation due to the executive for the calendar year preceding the calendar year in which the termination became effective, any payments the executive is eligible to receive under any disability insurance program in which the executive participates, and such other benefits to which the executive may be entitled under the Company’s benefit plans, policies, and agreements, or the provisions of this Agreement.

In addition, each of Mr. Matthews’ and Mr. Murray’s employment agreement includes such NEO’s covenant not to (i) solicit customers, accept the business of customers or sell customers a product or service of any other financial institution or (ii) compete with the Company in Alabama or metropolitan statistical areas of Atlanta, Jacksonville, Orlando or Tampa, for a period of 24 months following his separation of service (or 18 months in the situation of an involuntary termination without cause or a voluntary termination with good reason).

2026 PROXY STATEMENT 59

CEO PAY RATIO

CEO PAY RATIO

Below are: the (i) 2025 annual total compensation of Mr. Corbett, our CEO; (ii) the 2025 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio.

CEO Pay Ratio
CEO Annual Total Compensation	$7,628,421
Median Employee Annual Total Compensation	$74,129
CEO to Median Employee Pay Ratio	102.91 to 1

Methodology

CEO Annual Total Compensation. Mr. Corbett’s total compensation is calculated and reported in the Summary Compensation Table included in this Proxy Statement.

Median Employee. We identified our median employee as of December 31, 2025, using our entire workforce of approximately 6,318 full-time, part-time, and temporary employees. We believe that there has been no change to our employee population or employee compensation arrangements that we believe would result in a significant change to our pay ratio disclosure in this proxy statement. The median employee was determined by reviewing wages, tips, employer matching contributions under SouthState’s 401(k) plan, and other compensation on payroll records for our employee population, as reported to the IRS on Form W-2 for the period from January 1, 2025, to December 31, 2025. We then calculated the median employee’s annual total compensation in accordance with applicable SEC rules for determining the annual total compensation of our NEOs to determine the pay ratio.

THE PAY RATIO IDENTIFIED ABOVE IS A REASONABLE ESTIMATE CALCULATED IN A MANNER CONSISTENT WITH SEC RULES. PAY RATIOS THAT ARE REPORTED BY OUR PEERS OR OTHER COMPANIES MAY NOT BE DIRECTLY COMPARABLE TO OURS BECAUSE OF DIFFERENCES IN THE COMPOSITION OF EACH COMPANY’S WORKFORCE, AS WELL AS THE ASSUMPTIONS AND METHODOLOGIES USED IN CALCULATING THE PAY RATIO, AS PERMITTED BY SEC RULES.

60 SOUTHSTATE

PAY VERSUS PERFORMANCE

PAY VERSUS PERFORMANCE

The table below reflects compensation of the Company’s Principal Executive Officer (“PEO”) and average compensation of the Company’s non-PEO NEOs during 2021 through 2025, both as reported in the Summary Compensation Table and with certain adjustments to reflect the "compensation actually paid” (“CAP”), as defined under SEC rules. In addition, the table provides our cumulative Total Shareholder Return (“TSR”), the cumulative TSR of our peer group TSR (using the KBW Regional Banking index), Net Income, and Adjusted PPNR less Net Charge Offs (“NCOs”), which is the “company selected measure” chosen for purposes of this disclosure. CAP is a supplemental measure for stockholders, and is not a replacement for, or incorporated into the philosophy and strategy of setting compensation as more particularly described in the “Compensation Discussion and Analysis” beginning on page 34 of this proxy statement.

Pay Versus Performance Table

In determining the CAP for our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (the “SCT”) for the last four calendar years. The table below summarizes compensation values both previously reported in our SCT, as well as footnotes of the adjusted values for 2025.

				Avg.	Value of Initial Fixed $100			Adjusted
			Avg. SCT	Compensation	Investment Based on:		Net Income	PPNR less
	SCT Total	Compensation	Total for	Actually Paid			(Loss)	NCOs
	for CEO	Actually Paid	Non-PEO	to Non-PEO	Company	Peer Group	($ in millions)	($ in millions)
Year (1)	(2)	to CEO (3) (4)	NEOs	NEOs (3) (5)	TSR (6)	TSR (7)	(8)	(9)
2025	$7,628,421	$8,271,053	$2,625,897	$2,767,525	147	153	$799	1,217
2024	$6,221,068	$7,706,856	$2,086,942	$2,453,382	131	131	$535	722
2023	$5,166,659	$6,000,069	$2,784,360	$2,855,622	108	116	$494	758
2022	$5,374,483	$6,398,334	$2,490,730	$2,832,485	95	116	$496	742
2021	$5,311,551	$6,003,122	$3,067,288	$3,411,157	97	125	$476	515
(1)	The Pay Versus Performance table reflects required disclosures for fiscal years 2025, 2024, 2023, 2022, and 2021.
(2)	Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table (“SCT”) for the applicable year in the case of our PEO, Mr. Corbett, and (ii) the average of the total compensation reported in the SCT for the applicable year for our Non-PEO NEOs.
(3)	The Compensation Actually Paid (“CAP”) for each year was calculated beginning with the applicable Summary Compensation Table (“SCT”) total as set forth on page 51, less the amounts reported in the SCT for stock-based awards (RSUs and PSUs), plus the fair value as of the end of the covered fiscal year of all awards granted during the fiscal year that are outstanding and unvested as of the fiscal year-end, plus the amount equal to the change in fair value as of the end of the covered fiscal year, whether positive or negative, of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; and adding the dollar value of any dividends or other earnings paid on awards in the covered fiscal year prior to the vesting date that are not otherwise included in another component of total compensation for such fiscal year, plus an amount equal to the change in fair value as of the vesting date, whether positive or negative, of any award granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year.
(4)	Amounts reported in these columns represent the CAP for the applicable year in the case of our PEO, Mr. Corbett. Adjustments were made to the amounts reported in the SCT for the applicable year. A reconciliation of the adjustments made to the 2025 SCT amounts to calculate CAP for our PEO and for the average of the Non-PEO NEOs is set forth in the following table. For purposes of the table, “EOY” means End of Year, and “BOY” means Beginning of Year.

2025	SCT Reported Total	Less: SCT Reported Stock Award Value	Plus (Less): Fair Value of Equity Awards Granted During Fiscal Year Outstanding and Unvested at EOY	Plus (Less) Change from BOY to EOY in Fair Value of Awards Granted in any Prior Fiscal Year that are Outstanding and Unvested at EOY	Plus (Less) Change in Fair Value from BOY to Vesting Date of Awards Granted in Any Prior Fiscal Year that Vested During the Fiscal Year	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Compensation Actually Paid
PEO	$7,628,421	$3,051,216	$2,845,886	-$316,927	$961,379	$203,508	$8,271,053
Average Non-PEO NEOs	$2,625,897	$840,548	$783,983	-$75,848	$223,100	$50,940	$2,767,525

(5)	Each of the three fiscal years presented includes the average SCT totals of the non-PEO NEOs as applicable in each reporting year. Fiscal years 2025 and 2024 include Messrs. Matthews, Murray and Young, and Ms. Brooks. Fiscal year 2023 includes Messrs. Hill, Matthews, Murray and Young, and Ms. Brooks. Fiscal year 2022 includes Messrs. Hill, Matthews, Williams, and Young. Fiscal year 2021 includes Messrs. Hill, Matthews and Young, and Ms. Brooks.
(6)	This amount represents the cumulative TSR based on an initial fixed $100 investment in SouthState common stock for the measurement periods beginning on December 31, 2020, and ending on December 31 of each of 2025, 2024, 2023, 2022, and 2021, respectively, assuming in each case reinvestment of all dividends, calculated in accordance with Item 201(e) of the Regulation S-K. TSR is calculated by dividing the difference between the price of the Company’s common stock at the end and the beginning of the measurement period by the price of the Company’s common stock at the beginning of the measurement period.

2026 PROXY STATEMENT 61

PAY VERSUS PERFORMANCE

(7)	The peer group for purposes of this table is the KBW Nasdaq Regional Banking Index (“KRX”), which is the same peer group disclosed in the Company’s Annual Report on Form 10-K.
(8)	This amount represents the Company’s GAAP Net Income (Loss) Attributable to SouthState (in millions) as disclosed in SouthState’s Annual Reports on Form 10-K for each applicable fiscal year-end 2025, 2024, 2023, 2022, and 2021.
(9)	Adjusted PPNR less Net Charge-Offs has been selected as the Company Selected Measure because the Company believes it is the most important measure linked to compensation actually paid, has a close association with the Company’s share price and TSR, and has been and is expected to continue to be a performance metric that is important to the Company and our stockholders. Adjusted PPNR is a non-GAAP financial measure that equals net income before income tax and provision (recovery) for credit losses (including unfunded commitments) and excludes the impact of merger, branch consolidation, severance-related, and other expense, gains or losses on AFS securities and other one-time adjustments such as FDIC special assessment, gain on sale leaseback, net of transaction costs and tax, all net of tax, deferred tax asset remeasurement, and loan charge-offs, net of recoveries, recorded during the measurement period. See reconciliation of GAAP to Non-GAAP measures in Appendix A.

The following table sets forth an unranked list of the performance measures which we view as the “most important” measures for linking our NEOs’ compensation to performance:

Most Important Performance Measures (unranked)
Adjusted PPNR less NCOs
Tangible Book Value/Share
Return on Average Tangible Common Equity
SouthState's Share Price

62 SOUTHSTATE

PAY VERSUS PERFORMANCE

Relationship between CAP and Adjusted PPNR less NCOs (our Company-Selected Measure). The graph below reflects the relationship between the PEOs and average Non-PEO NEOs CAP and the Company’s Adjusted PPNR less NCOs over the applicable measurement period. For 2025, NCOs reflect only net charge-offs on non-PCD loans. For all prior years presented, net charge-offs include total net charge-offs.

2026 PROXY STATEMENT 63

PAY VERSUS PERFORMANCE

Relationship between CAP and TSR. The graph below reflects the relationship between the PEO and average Non-PEO NEO CAP and the Company’s cumulative indexed Total Shareholder Return, or TSR (assuming an initial fixed investment of $100) over the applicable measurement period.

64 SOUTHSTATE

PAY VERSUS PERFORMANCE

Relationship between CAP and GAAP Net Income. The graph below reflects the relationship between the PEOs and Average Non-PEO NEO CAP and the Company’s GAAP Net Income over the applicable measurement period.

CAP vs GAAP Net Income (2021-2025)
PEO CAP (J. Corbett)
Avg. Non-PEO NEOs CAP
GAAP Net Income
$900
$600
$300
$0
GAAP Net Income ($ millions)
$15.0
$10.0
$5.0
$0.0
Compensation Actually Paid ($ millions)
$476
$496
$494
$535
$799
$6.0
$3.4
$6.4
$2.8
$6.0
$2.9
$7.7
$2.5
$8.3
$2.8
FY2021
FY2022
FY2023
FY2024
FY2025

2026 PROXY STATEMENT 65

PROPOSAL 3: RATIFYING THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026

PROPOSAL 3: RATIFYING THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026

Our Board recommends a vote “FOR” ratifying the appointment of our independent registered public accounting firm for 2026 (Proposal 3)

Our Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm.

The Committee engages in an annual evaluation of the independent registered public accounting firm. It considers, in particular, whether the retention of the firm is in the best interests of our Company and its shareholders, taking into account the firm’s quality of service, the firm’s institutional knowledge and experience, our Company’s operations and businesses, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence, objectivity, and professional skepticism. The Committee also considers the advisability and potential impact of selecting a different independent registered public accounting firm.

Since January 1, 2023, Ernst & Young LLP (“EY”) has served as the Company’s independent registered public accounting firm. The Audit Committee has assessed the qualifications, performance, and independence of EY and believes that retaining EY is in the best interests of our Company.

The Committee has appointed EY as our independent registered public accounting firm to audit the 2026 consolidated financial statements of the Company and its subsidiaries. Although it is not required to do so, our Board is asking shareholders to ratify EY’s appointment. If our shareholders do not ratify EY’s appointment, the Committee will consider changing our independent registered public accounting firm for 2026. Whether or not shareholders ratify EY’s appointment, the Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change is appropriate.

EY has advised the Committee that it is an independent accounting firm with respect to our Company and its affiliates in accordance with the requirements of the SEC and the Public Company Accounting Oversight Board.

Representatives of EY are expected to be present at our annual meeting, will have an opportunity to make a statement if they choose, and are expected to be available to respond to appropriate shareholder questions.

Fees for Professional Services for 2025 and 2024. The aggregate fees for professional services provided by EY for 2025 and 2024, as applicable, were:

	2025	2024
Audit Fees	5,170,512	3,494,399
Audit-Related Fees	46,200	44,000
Tax Fees	295,021	263,386
All Other Fees	100,000	—
Total Fees	5,611,733	3,801,785

Audit fees. Audit fees relate to the integrated audit of our consolidated financial statements, and internal control over financial reporting, including disclosures presented in the footnotes to our Company’s financial statements. Audit fees also relate to the audit of domestic and subsidiary financial statements, the review of our quarterly reports on Form 10-Q, and SEC consents, and services provided in connection with certain agreed-upon procedures and other attestation reports. Audit fees are those billed or expected to be billed for audit services related to each fiscal year.

Audit-related fees. The 2025 and 2024 audit-related fees relate only to EY’s audit of the SouthState Bank 401(k) Retirement Savings Plan. Audit-related fees cover other audit and attest services, services provided in connection with certain agreed-upon procedures and other attestation reports, financial accounting, reporting and compliance matters, benefit plan audits, and risk and control reviews. Fees for audit-related services are those billed or expected to be billed for services rendered during each fiscal year.

Tax fees. Tax fees cover tax compliance, advisory, and planning services and are those billed or expected to be billed for services rendered during each fiscal year.

All other fees. “All Other Fees” consists primarily of amounts billed or expected to be billed for permissible and pre-approved advisory services by the Company’s independent registered public accounting firm.

66 SOUTHSTATE

PROPOSAL 3: RATIFYING THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee annually pre-approves a list of services that EY may provide without obtaining the Committee’s engagement-specific pre-approval and sets pre-approved fee levels for such services. The pre-approved list of services consists of audit services, audit-related services, tax services, and all other services. All requests or applications for EY services must be submitted to members of our corporate audit function or tax function to determine if they are included within the Committee’s pre-approved list of services. The Committee or the Committee chair must specifically approve any type of service that has not been pre-approved. The Committee or the Committee chair must also approve any proposed service that has been pre-approved but has fees that will exceed the pre-approved level. All pre-approvals by the Committee chair must be presented to the full Committee at its next meeting.

The Committee or the Committee chair pre-approved all EY’s 2026 fees and services and 2025 fees and services.

2026 PROXY STATEMENT 67

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under with the Securities Act or the Exchange Act.

Our Audit Committee is composed of seven (7) Board members. Our Board has determined that all Committee members are independent under the NYSE Listing Standards and applicable SEC rules and regulations. Our Board has also determined that the Chair of the Committee, Mr. Cofield, qualifies as an “audit committee financial expert” as defined by SEC rules. The Committee’s responsibilities are stated in a written charter adopted by our Board.

Management is responsible for preparing and the overall reporting process with respect to our Company’s consolidated financial statements, and, with the assistance of our Company’s internal corporate auditors, for establishing, maintaining, and assessing the effectiveness of our internal control over financial reporting. EY, our Company’s 2025 independent registered public accounting firm, is responsible for planning and conducting an independent audit of our Company’s 2025 consolidated financial statements in accordance with the standards of the United States Public Company Accounting Oversight Board (PCAOB) and for expressing an opinion as to the conformity of these financial statements with accounting principles generally accepted in the United States of America and as to the effectiveness of our internal controls over financial reporting. The Committee’s responsibility is to monitor and oversee these processes.

The Committee annually evaluates the qualifications, performance, and independence of its independent public accounting firm. The Committee also oversees the performance of the corporate audit function managed by our Chief Audit Executive. The Committee has reviewed and discussed with management and with EY our Company’s audited financial statements for the year ended December 31, 2025, management’s assessment of the effectiveness of our Company’s internal control over financial reporting, and EY’s evaluation of our Company’s internal control over financial reporting. In addition, the Committee has discussed with EY the matters that independent registered public accounting firms must communicate to audit committees under applicable requirements of the PCAOB and SEC.

The Committee has also discussed and confirmed with EY its independence from our Company and received the written disclosures and a letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Committee has evaluated and concluded the non-audit services provided by EY to our Company do not impair EY’s independence.

Based on the reviews and discussions referred to above, the Committee recommended to our Board that the audited financial statements for the year ended December 31, 2025, and the related footnotes be included in our Company’s annual report on Form 10-K for the year ended December 31, 2025.

This report is provided by the undersigned directors, who serve on the Audit Committee as of the date of this Proxy Statement and who served on the Audit Committee during 2025.

Submitted by the Audit Committee of the Board:

Ronald M. Cofield, Sr., Chair
Shantella E. Cooper
Martin B. Davis
Janet P. Froetscher
G. Ruffner Page
James W. Roquemore
David G. Salyers
G. Stacy Smith
Joshua A. Snively

68 SOUTHSTATE

SHAREHOLDER PROPOSALS FOR 2027 annual meeting

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR OUR 2027 Annual Meeting

The table below summarizes the requirements for shareholders who wish to submit proposals, including Director nominations, for next year’s annual meeting. Each of the following descriptions are summaries and are qualified in their entirety by reference to SEC Rule 14a-8, our Bylaws, the Governance and Nominating Committee Charter, and the Company’s Corporate Governance Guidelines. Shareholders are encouraged to consult SEC Rule 14a-8 and our governance documents noted above, including our Bylaws, to see all necessary requirements.

	Proposals for Inclusion in the Company’s 2027 Proxy Statement	Director nominees and other proposals for inclusion in the Company’s 2027 proxy statement (proxy access)
Type of Proposals	SEC rules permit shareholders to submit proposals for inclusion in our proxy statement by satisfying the requirements specified in SEC Rule 14a-8.

Article I, Section 6(a) of the Bylaws of the Company permits nominations for election to the Board and other proposals by shareholders of record entitled to vote as long as such shareholder complies with the notice and information procedures set forth in the Bylaws.

When Proposal must be received by the Company	No later than November 3, 2026	No earlier than December 16, 2026, but no later than January 15, 2027 (2)
What to Include	The information required by SEC Rule 14a-8 and our Bylaws. (1) As the rules of the SEC make clear, however, simply submitting a proposal does not guarantee its inclusion.	The information required by our Bylaws, the Governance and Nominating Committee Charter, and our Corporate Governance Guidelines.
Where to Send	SouthState Bank Corporation Attention: Corporate Secretary 1101 First Street South Winter Haven, Florida 33880
(1)	The Bylaws of the Company were filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 19, 2025. To access the Governance and Nominating Committee Charter and the Corporate Governance Guidelines, please see the “Investor Relations” link on the Bank’s website, www.southstatebank.com.
(2)	In addition to complying with the provisions of the Corporate Governance Guidelines, the Governance and Nominating Committee Charter, and the Bylaws of the Company, to nominate a director, shareholders must give timely notice that complies with the additional requirements of Rule 14a-19 under the Exchange Act, which must be received no later than February 14, 2027.

The Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not.

We encourage shareholders that are contemplating submitting a proposal for inclusion in our proxy statement to contact us beforehand at the address above to allow for a constructive discussion of their concerns and for additional information about our practices or policies.

2026 PROXY STATEMENT 69

Voting And Other Information

VOTING AND OTHER INFORMATION

Who Can Vote. Only holders of record at the close of business on February 13, 2026 (the record date) will be entitled to notice of and to vote at our annual meeting. As of February 13, 2026, the following shares were outstanding and entitled to vote:

Shares	Number of shares outstanding and entitled to vote
Common Stock	98,267,342

Each share of our common stock is entitled to one vote.

Voting Information for Registered Holders. If you are a registered holder, meaning that you hold our shares directly (not through a bank, broker, or other nominee), you may vote in person by attending the live webcast or by submitting your proxy by:

Mobile Device

Using your mobile device (tablet or smartphone), scan the Quick Response Code that appears on your proxy card or Notice of Internet Availability of Proxy Materials (may require free software download).

Internet

Visit www.proxyvote.com and follow the online instructions. You will need information, including your 16-digit control number that appears on your proxy card, email notification, or Notice of Internet Availability of Proxy Materials, as applicable, to submit your proxy.

Telephone Call the phone number located on the top of your proxy card and vote using your 16-digit control number and following the voice prompts.
Mail Complete, sign your name exactly as it appears on your proxy card, date your proxy card, and return your proxy card in the envelope provided.
During the Annual Meeting Webcast Attend the shareholder meeting at the Virtual Shareholder Meeting website and vote electronically using your 16-digit control number

To be counted, your proxy must be received before the polls close at our annual meeting. Voting before the meeting by mobile device, telephone, and the Internet ends at 11:59 p.m. Eastern time on April 14, 2026. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted according to your voting instructions. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board’s recommendations. If other matters properly come before our annual meeting, the proxies will vote on these matters.

You may revoke your proxy and change your vote at any time before the voting polls close at our annual meeting by: (1) submitting a properly executed proxy of a later date, (2) sending a written notice of revocation (of your previously executed proxy) to our Corporate Secretary at 1101 First Street South, Winter, Haven, Florida, 33880, prior to the date of the 2026 Annual Meeting; (3) casting a new vote over the Internet or by telephone, prior to 11:59 p.m. Eastern time on April 14, 2026; or (4) attending the live webcast of the 2026 Annual Meeting and voting again at the meeting (note that attending the meeting without voting will not revoke a proxy).

70 SOUTHSTATE

Voting And Other Information

Voting Information for Beneficial Owners. If you are a beneficial owner, meaning that you hold our stock in the name of a bank, broker, or other nominee (commonly referred to as holding shares in “street name”), you should have received these proxy materials from your bank, broker, or other nominee by mail or email with information on how to submit your voting instructions, including by:

Mobile Device Using your mobile device (tablet or smartphone), scan the Quick Response Code that appears on your voting instruction form (“VIF”).
Internet Visit www.proxyvote.com and follow the online instructions.
Telephone Call the phone number located on the top of your VIF and follow the voice prompts.
Mail Complete your VIF, sign your name exactly as it appears on your VIF, date your VIF, and return your VIF in the envelope provided.

During the Annual Meeting Webcast

Attend the shareholder meeting at the Virtual Shareholder Meeting website and vote electronically using the control number from your broker, bank, or other nominee’s VIF

Voting before the meeting by mobile device, telephone, and the Internet ends at 11:59 p.m. Eastern time on April 14, 2026. As a beneficial owner, if you do not provide voting instructions to your bank, broker, or other nominee, your shares will be treated as a “broker non-vote” with respect to Proposals 1 and 2 and may be voted in the discretion of your bank, broker, or other nominee solely on Proposal 3 as described under “Votes Required” below. To change any of your previously provided voting instructions, or if you have questions about voting your shares, please contact your bank, broker, or other nominee directly.

If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee and you want to attend and vote during the live webcast, you will need to obtain your control number from your broker, bank, or other nominee’s VIF.

You may revoke any voting instructions you provided by following the specific directions from your bank, broker, or other nominee to change or revoke any voting instructions you have already provided.

Employee Voting. If you participate in Company’s 401(k) Plan or the Company’s Deferred Compensation Plan (collectively, the “Plan”), and your Plan account has investments in shares of our common stock, you must provide voting instructions to the Plan trustee (the “Trustee”) (by the Internet, telephone, or proxy card) for your shares to be voted according to your instructions. Your shares cannot be voted unless you provide voting instructions to the Trustee. Your voting instructions to the Trustee will be held in strict confidence. The deadline to provide voting instructions for shares held in the Plan is April 12, 2026, at 11:59 p.m., Eastern time. If you are an employee and you hold shares in multiple accounts, you may receive one proxy card covering all the shares in your accounts. If you receive one proxy card covering all the shares in your accounts, you must provide voting instructions by April 12, 2025, at 11:59 p.m., Eastern time, to vote all your shares. After the applicable deadline, you will not be able to submit voting instructions or change prior voting instructions for any shares.

Shares Required to Hold our Annual Meeting. To hold our annual meeting, a quorum representing holders of a majority of the shares entitled to vote must be present in person or represented by proxy. We intend to include as present: shares present in person but not voting; shares for which we have received proxies but for which holders have abstained from voting; and shares represented by proxies returned by a bank, broker, or other nominee holding the shares.

2026 PROXY STATEMENT 71

Voting And Other Information

Votes Required

Proposals for your vote	Votes required	Effect of abstentions	Effect of broker non- votes
Proposal 1: Electing Directors	Plurality of votes cast	No effect	No effect
Proposal 2: Approving Our Executive Compensation (an Advisory, Non-binding “Say on Pay” Resolution)	Votes cast in favor exceed votes cast against	No effect	No effect
Proposal 3: Ratifying the Appointment of Our Independent Registered Public Accounting Firm for 2026	Votes cast in favor exceed the votes cast against	No effect	Brokers have discretion to vote

●	Proposal 1: Electing Directors. Section 607.0728(1) of the Florida Business Corporation Act (as amended, the “FL Code”) provides that unless the Company’s Articles of Incorporation provide otherwise, a nominee for director will be elected to our Board by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. Because the Company’s articles of incorporation do not require a different vote, the FL Code plurality requirement applies. Abstentions from voting and broker non-votes are not treated as votes cast and are not counted for purposes of determining the election of directors.
●	Other Proposals. Approval of Proposals 2 and 3 requires the votes cast in favor of each such proposal to exceed the votes cast against the proposal. Abstentions from voting and broker non-votes (excluding Proposal 3, for which brokers have discretion to vote) are not treated as votes cast and are not counted in determining the outcome of any of these proposals.

Eliminating Duplicative Proxy Materials through “Householding.” We deliver a single proxy statement and annual report with separate proxy cards, or separate Notices of Internet Availability, to multiple registered holders who share an address, unless we receive other instructions. If (i) you and another registered holder share an address and each receive paper copies of our proxy materials and wish to receive only one paper copy or (ii) you share an address with another registered holder, received a single set of our proxy materials, and would like to receive separate copies, you may request a change in delivery preferences by contacting our transfer agent, Computershare, P.O. Box 505000, Louisville, KY 40233-5000; toll-free 800-568-3476; Foreign (781) 575-2879; or www.computershare.com/investor.

If you are a beneficial owner and receive multiple copies of our proxy materials and you would like to receive only one copy, or if you and another shareholder receive only one copy and would like to receive multiple copies, contact your bank, broker, or other nominee.

Attending our Annual Meeting. All holders of our common stock as of the record date, February 13, 2026, and persons holding valid proxies from such shareholders are invited to attend our annual meeting using the 16-digit control number appearing on the Notice of Internet Availability of Proxy Materials, email notification, VIF, or paper proxy card. A person holding a valid proxy from a registered holder as of the record date must obtain the 16-digit control number of such registered holder in order to attend and vote during the live webcast. Beneficial owners of shares registered in the name of a broker, bank, or other nominee that intend to attend and vote at the live webcast will need to the 16-digit control number from such beneficial owner’s broker, bank, or other nominee’s VIF.

72 SOUTHSTATE

APPENDices

APPENDIX A: RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except shares and per share data)	2025	2024
Net income (GAAP)	$ 798,667	$ 534,783
Plus:
Merger, branch consolidation, severance-related and other expense, net of tax	91,248	15,374
FDIC special assessment, net of tax	(3,012)	2,884
Initial provision for credit losses – non-PCD loans and unfunded commitments, net of tax	71,892	—
Deferred tax asset remeasurement	5,581	—
Loss on sale of securities, net of tax	178,639	38
Less:
Gain on sale leaseback, net of transaction costs and tax	(179,004)	—
Adjusted Net Income (non-GAAP)	$ 964,011	$ 553,079

Average total assets	$65,248,083
Return on average assets (GAAP)	$1.22
Adjusted Return on Average Assets (non-GAAP)	$1.48

Common shares issued and outstanding	99,138,204	76,322,206
Total shareholders' equity	$ 9,059,108	$ 5,890,415
Book value per common share (GAAP)	$ 91.38	$ 77.18
Total shareholders' equity Less:
Intangible assets	3,480,385	1,989,564
Total tangible common equity	$ 5,578,723	$ 3,900,851
Tangible common equity per common share (non-GAAP)	$ 56.27	$ 51.11
Return on average common equity (GAAP)	9.13%
Plus:
Effect to adjust for intangible assets, net of tax	7.55%
Return on Average Common Tangible Equity (Non-GAAP)	16.68%
Return on average common equity (GAAP)	9.13%
Plus:
Effect to adjust for merger, branch consolidation, severance-related and other expense, net of tax	1.05%
Effect to adjust for FDIC special assessment, net of tax	(0.03) %
Effect to adjust for intangible assets, net of tax	8.83%
Effect to adjust for initial provision for credit losses – non-PCD loans and unfunded commitments, net of tax	0.82%
Effect to adjust for deferred tax asset remeasurement	0.06%
Effect to adjust for loss on sale of securities, net of tax	2.04%
Less:
Effect to adjust for gain on sale leaseback, net of transaction costs and tax	(2.05) %
Adjusted Return on Average Common Tangible Equity (Non-GAAP)	19.85%

2026 PROXY STATEMENT 73

APPENDIces

(Dollars in thousands)	2025	2024	2023	2022
Net income (GAAP)	$ 798,667	$ 534,783	$ 494,308	$ 496,049
Diluted weighted-average common shares outstanding	101,499,247	76,762,354	76,479,557	75,181,305
Earnings per common share - diluted (GAAP)	$ 7.87	$ 6.97	$ 6.46	$ 6.60
Plus:
Effect to adjust for merger, branch consolidation, severance-related and other expense, net of tax	0.91	0.20	0.14	0.32
Effect to adjust for FDIC special assessment, net of tax	(0.03)	0.04	0.26	—
Effect to adjust for PCL – non-PCD loans and UFC, net of tax	0.71	—	—	0.18
Effect to adjust for deferred tax remeasurement	0.06	—	—	—
Effect to adjust for loss on sale of securities, net of tax	1.76	0.00	NA	NA
Less:
Effect to adjust for gain on sale of securities, net of tax	NA	NA	(0.00)	(0.00)
Effect to adjust for gain on sale leaseback, net of transaction costs and tax	(1.78)	—	—	—
Adjusted Earnings per Common Share - diluted (Non-GAAP)	$ 9.50	$ 7.21	$ 6.86	$ 7.10

(Dollars in thousands)	2025	2024	2023	2022	2021
Net income (GAAP)	$ 798,667	$ 534,783	$ 494,308	$ 496,049	$ 475,543
Plus:
Provision (recovery) for credit losses	119,757	15,975	114,082	81,855	(165,273)
Tax provision (benefit)	241,543	165,465	136,544	137,313	128,736
Merger, branch consolidation and severance-related expense	117,768	20,133	13,162	30,888	67,242
FDIC special assessment	(3,835)	3,852	25,691	—	—
Extinguishment of debt cost	—	—	—	—	11,706
Securities losses	228,811	50	NA	NA	NA
Less:
Securities gains	NA	NA	43	30	102
Gain on sale leaseback, net of transaction costs	(229,279)	—	—	—	—
Pre-Provision Net Revenue (“PPNR”) (non-GAAP)	$1,273,432	$740,258	$783,744	$746,075	$517,852
Diluted weighted-average common shares	101,499,247	76,762,354
PPNR per Share (non-GAAP)	$ 12.55	$ 9.64

PPNR (non-GAAP)	$1,273,432	$740,258	$783,744	$746,075	$517,852
Plus:
Tax credits	—	200	1,000	N/A	N/A
Adjusted PPNR (non-GAAP)	1,273,432	740,458	784,744	746,075	517,852
Less:
Net charge-offs	56,590(1)	18,244	24,866	4,273	3,099
Adjusted PPNR less net Charge-Offs (non-GAAP)	$1,216,842	$722,214	$759,878	$741,802	$514,753

(1)	Net charge-offs on non-PCD loans only

74 SOUTHSTATE

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V83418-P45912 1a. David R. Brooks 1b. Ronald M. Cofield, Sr. 1c. Shantella E. Cooper 1d. John C. Corbett 1e. Martin B. Davis 1f. Janet P. Froetscher 1g. Merriann Metz 1h. G. Ruffner Page, Jr. 1i. William Knox Pou, Jr. 1j. James W. Roquemore 1k. David G. Salyers ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! SOUTHSTATE BANK CORPORATION 1101 FIRST STREET SOUTH WINTER HAVEN, FL 33880 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following proposals 1, 2, and 3: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. Approval, as an advisory, non-binding “say on pay” resolution, of our executive compensation; 3. Ratification, as an advisory, non-binding vote, of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. SOUTHSTATE BANK CORPORATION For Withhold 1l. Benjamin E. Sasse 1m. G. Stacy Smith 1n. Joshua A. Snively For Withhold For Against Abstain VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information Vote by 11:59 p.m. Eastern Time on April 14, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 12, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SSB2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 14, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 12, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V83419-P45912 Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K and Shareholder Letter are available at www.proxyvote.com. SOUTHSTATE BANK CORPORATION Annual Meeting of Shareholders April 15, 2026 at 9:30 AM Eastern Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Beth S. DeSimone and Stephen D. Young, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SOUTHSTATE BANK CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at April 15, 2026 at 9:30 AM Eastern Time, to be held virtually at www.virtualshareholdermeeting.com/SSB2026 and any adjournment or postponement thereof. THE PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ON THE REVERSE SIDE, FOR APPROVAL OF AN ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.